Execution Version

Exhibit 10.2
U.S. $450,000,000
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
OPEN TEXT ULC, OPEN TEXT HOLDINGS, INC. and OPEN TEXT CORPORATION as Borrowers
-and -
THE GUARANTORS PARTY HERETO
-and -
THE FINANCIAL INSTITUTIONS NAMED HEREIN as Lenders
-and -
BARCLAYS BANK PLC as sole Administrative Agent and Collateral Agent
-and -
ROYAL BANK OF CANADA as Documentary Credit Lender
-and-
BARCLAYS BANK PLC and RBC CAPITAL MARKETS1 as Joint Lead Arrangers and Joint Bookrunners

Dated as of October 2, 2006,
as Amended as of February 15, 2007,
and as of September 24, 2009,
as Amended and Restated as of November 9, 2011,
as Amended as of December 16, 2013,
and as of December 22, 2014,
as further Amended and Restated as of January 15, 2015,
as Amended as of June 16, 2016,
as of February 1, 2017,
as of May 5, 2017,
and as of September 16, 2017,
and as further Amended and Restated as of May 30, 2018

1 RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada

i

ARTICLE 1
INTERPRETATION
Section 1.01Defined Terms    1
Section 1.02Gender and Number    45
Section 1.03Interpretation not Affected by Headings, etc.    45
Section 1.04Currency    45
Section 1.05Certain Phrases, etc.    45
Section 1.06Accounting Terms    45
Section 1.07Non-Business Days    45
Section 1.08Ratable Portion of Accommodations    45
Section 1.09Incorporation of Schedules    46
Section 1.10Control of Equity Securities    46
Section 1.11Effectiveness of Amendment and Restatement    46
Section 1.12Quebec Interpretation Clause    46
ARTICLE 2
CREDIT FACILITY
Section 2.01Availability    47
Section 2.02Commitments and Facility Limits    50
Section 2.03Designated Borrowers    51
Section 2.04Use of Proceeds    53
Section 2.05Mandatory Repayments and Reductions of Commitments    53
Section 2.06Mandatory Prepayments    54
Section 2.07Optional Prepayments and Reductions of Commitments    54
Section 2.08Fees    54
Section 2.09Payments under this Agreement    55
Section 2.10Application of Payments and Prepayments    55
Section 2.11Computations of Interest and Fees    56
Section 2.12Security    57
Section 2.13Cash Collateral    60
Section 2.14Defaulting Lenders    61
ARTICLE 3
REVOLVING CREDIT FACILITY ADVANCES
Section 3.01The Advances    64
Section 3.02Procedure for Borrowing.    64
Section 3.03Conversions and Elections Regarding Advances    64
Section 3.04Circumstances Requiring Floating Rate Pricing    65
Section 3.05Interest on Advances    67
Section 3.06Swing Line Advances    68
ARTICLE 4
REVOLVING CREDIT FACILITY - DOCUMENTARY CREDITS
Section 4.01Documentary Credits    70
Section 4.02Issue Notice    70
Section 4.03Form of Documentary Credits    70

Section 4.04Documentary Credit Reports    71
Section 4.05Procedure for Issuance of Documentary Credits    71
Section 4.06Payments of Amounts Drawn    71
Section 4.07Risk of Documentary Credits    72
Section 4.08Repayments    73
Section 4.09Fees    74
Section 4.10Existing Letters of Guarantee    75
ARTICLE 5
CONDITIONS OF LENDING
Section 5.01Conditions Precedent to Effective Date    75
Section 5.02Conditions Precedent to All Accommodations    76
Section 5.03No Waiver    77
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
Section 6.01Representations and Warranties    77
Section 6.02Survival of Representations and Warranties    86
ARTICLE 7
COVENANTS OF THE LOAN PARTIES
Section 7.01Affirmative Covenants    87
Section 7.02Negative Covenants    99
Section 7.03Financial Covenants    106
ARTICLE 8
EVENTS OF DEFAULT
Section 8.01Events of Default    106
Section 8.02Remedies Upon Demand and Default    109
ARTICLE 9
YIELD PROTECTION
Section 9.01Increased Costs; Reserves on LIBOR Advances    110
Section 9.02Taxes    112
Section 9.03Mitigation Obligations: Replacement of Lenders    116
Section 9.04Illegality; Inability to Determine Rates    117
ARTICLE 10
RIGHT OF SETOFF
Section 10.01Right of Setoff.    118
ARTICLE 11
SHARING OF PAYMENTS BY LENDERS
Section 11.01Sharing of Payments by Lenders    119

ARTICLE 12
ADMINISTRATIVE AGENT’S CLAWBACK
Section 12.01Administrative Agent’s Claw back    120
ARTICLE 13
AGENCY
Section 13.01Appointment and Authority    121
Section 13.02Rights as a Lender    122
Section 13.03Exculpatory Provisions    123
Section 13.04Reliance by Administrative Agent    124
Section 13.05Indemnification of Agents    124
Section 13.06Delegation of Duties    125
Section 13.07Replacement of Administrative Agent or Collateral Agent    126
Section 13.08Non-Reliance on Agents and Other Lenders    127
Section 13.09Collective Action of the Lenders    127
Section 13.10No Other Duties, etc.    127
Section 13.11Administrative Agent May File Proofs of Claim    128
Section 13.12Certain ERISA Matters    128
ARTICLE 14
NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION
Section 14.01Notices, etc.    131
ARTICLE 15
EXPENSES; INDEMNITY: DAMAGE WAIVER
Section 15.01Expenses; Indemnity: Damage Waiver    133
ARTICLE 16
SUCCESSORS AND ASSIGNS
Section 16.01Successors and Assigns    135
ARTICLE 17
AMENDMENTS AND WAIVERS
Section 17.01Amendments and Waivers    140
Section 17.02Judgment Currency.    142
Section 17.03Releases.    143
ARTICLE 18
GOVERNING LAW; JURISDICTION; ETC.
Section 18.01Governing Law; Jurisdiction; Etc.    143
ARTICLE 19
WAIVER OF JURY TRIAL
Section 19.01Waiver of Jury Trial    144

ARTICLE 20
MISCELLANEOUS
Section 20.01Counterparts; Integration; Effectiveness; Electronic Execution    144
Section 20.02Severability    145
Section 20.03Payments Set Aside.    145
Section 20.04No Waiver; Remedies Cumulative; Enforcement.    145
Section 20.05Affiliate Activities.    146
Section 20.06No Advisory or Fiduciary Responsibility.    147
Section 20.07Acknowledgment and Consent to Bail-In of EEA Financial Institutions.    147
ARTICLE 21
TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY
Section 21.01Treatment of Certain Information: Confidentiality    148
ARTICLE 22
GUARANTEE
Section 22.01Guarantee.    150
Section 22.02Indemnity.    151
Section 22.03Payment and Performance.    151
Section 22.04Continuing Obligation.    152
Section 22.05Guarantee Unaffected.    152
Section 22.06Waivers.    153
Section 22.07Guaranteed Parties’ Right to Act.    154
Section 22.08Assignment and Postponement.    154
Section 22.09Action or Inaction.    155
Section 22.10Guaranteed Parties’ Rights.    155
Section 22.11Demand.    155
Section 22.12No Representations.    155
Section 22.13Keepwell.    155
Section 22.14Intercreditor Agreement.    156
ARTICLE 23
AFFIRMATION OF GUARANTEES AND SECURITY DOCUMENTS
Section 23.01Affirmation.    156
ARTICLE 24
TERMINATION AND RELEASE OF FOREIGN GUARANTEES AND SECURITY
Section 24.01Termination and Release.    157
Section 24.02Authorization by Lenders.    157
Section 24.03Releases of Registrations.    158

SCHEDULES
Schedules Relating to Accommodations

Schedule 1	-	Form of Borrowing Notice
Schedule 2	-	Form of Interest Rate Election Notice
Schedule 3	-	Revolving Credit Commitments/ Swing Line Lender’s Commitment/ Documentary Credit Commitments
Schedule 4	-	Issue Notice
Schedule 5	-	Notice Periods and Amounts
Schedule 6	-	Applicable Margins/Unused Facility Fee
Schedule 7	-	Form of Compliance Certificate
Schedule 8	-	[Intentionally omitted]
Forms Schedules/Other Schedules

Schedule 9	-	Assignment and Assumption Agreement
Schedule 10	-	Designated Borrower Request and Assumption Agreement
Schedule 11	-	Designated Borrower Notice
Facility Arrangements

Schedule 12	-	Designated Borrowers
Disclosure Schedules

Schedule A	-	Jurisdiction of Incorporation; Equity Securities; Locations; Etc.
Schedule B	-	Litigation
Schedule C	-	Location of Business
Schedule D	-	Trademarks/Patents, etc.
Schedule E	-	Owned Real Property
Schedule F(i)	-	Subsidiaries
Schedule F(ii)	-	Subsidiaries (Reorganization Completion Date)
Schedule G	-	Material Permits
Schedule H	-	Material Agreements

2

Schedule I	-	Environmental Matters
Schedule J	-	Exempt Immaterial Subsidiaries
Schedule K	-	Existing Debt/Liens/Restrictions
Schedule L	-	Intercompany Securities/Instruments

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of October 2, 2006, as Amended as of February 15, 2007, and as of September 24, 2009, as Amended and Restated as of November 9, 2011, as Amended as of December 16, 2013, and as of December 22, 2014, as further Amended and Restated as of January 15, 2015, as Amended as of June 16, 2016, as of February 1, 2017, as of May 5, 2017, and as of September 16, 2017, and as further Amended and Restated as of May 30, 2018 (this “Agreement”), between OPEN TEXT ULC, OPEN TEXT HOLDINGS, INC. and OPEN TEXT CORPORATION (collectively the “Borrowers”), the GUARANTORS PARTY HERETO, each of the lenders listed on the signature pages hereof or which pursuant to Section 16.01 becomes a “Lender” hereunder, BARCLAYS BANK PLC, as sole Administrative Agent and Collateral Agent, ROYAL BANK OF CANADA, as Documentary Credit Lender.

A.    The Borrowers, the Guarantors, the financial institutions named therein or who became lenders thereunder, the Administrative Agent and the Collateral Agent are parties to the Existing Credit Agreement.

B.    The Borrowers, the Guarantors, the Lenders, the Administrative Agent, the Collateral Agent and the other parties hereto desire to amend and restate the Existing Credit Agreement as set forth in this Agreement;

C.     Unless otherwise defined in these Recitals or this Agreement, capitalized terms used herein shall have the respective meanings assigned to them in Article 1 and, for the purposes of this Agreement and the other Credit Documents, the rules of construction set forth in Article 1 shall govern. These Recitals shall be construed as part of this Agreement.

FOR VALUE RECEIVED, the parties agree that the Existing Credit Agreement be, and it hereby is, amended and restated as follows:

ARTICLE 1
INTERPRETATION

Section 1.01	Defined Terms
As used in this Agreement, the following terms have the following meanings:
“2018 Release Documents” means all documents necessary or advisable to give effect to the Guarantee and Security Document releases, terminations and discharges contemplated by Article 24.
“ABR Rate” means, on any day, the greater of (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50% per annum and (iii) one month Eurodollar Rate plus 1.00% per annum. The corporate base rate is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers.
“ABR Advance” has the meaning specified in the definition of “Advance” herein.

“Accommodation” means (i) an Advance made by a Lender on the occasion of any Borrowing; (ii) the creation and issue of Documentary Credits by a Documentary Credit Lender; and (iii) the making of a Swing Line Advance by a Swing Line Lender (each of which is a “Type” of Accommodation).
“Accommodation Notice” means a Borrowing Notice or an Interest Rate Election Notice, as the case may be.
“Accommodations Outstanding” means, at any time,
(a)    in relation to (a) all Revolving Credit Borrowers and all Revolving Credit Lenders, the amount of all Accommodations outstanding thereunder at such time made to the Revolving Credit Borrowers by the Revolving Credit Lenders, and (b) each Revolving Credit Borrower and each Revolving Credit Lender, the amount of all Accommodations outstanding at such time made to such Revolving Credit Borrower by such Revolving Credit Lender under its Revolving Credit Commitment;
(b)    in respect of Documentary Credits, in relation to all Revolving Credit Borrowers and all Documentary Credit Lenders, the Face Amount of all Documentary Credits outstanding at such time issued by each Documentary Credit Lender to any of the Borrowers (and, for greater certainty, including any Existing Documentary Credits that remain outstanding); and
(c)    in respect of Swing Line Advances, in relation to (a) all Revolving Credit Borrowers and all Swing Line Lenders, the amount of all Swing Line Advances outstanding thereunder at such time made to the Revolving Credit Borrowers by the Swing Line Lenders, and (b) each Revolving Credit Borrower and each Swing Line Lender, the amount of all Swing Line Advances outstanding at such time made to such Revolving Credit Borrower by such Swing Line Lender under its Swing Line Commitment.
In determining Accommodations Outstanding, the aggregate amount thereof shall be determined on the basis of the aggregate principal amount of all Advances and an amount equal to the Face Amount of all Documentary Credits for which any of the Revolving Credit Lenders are contingently liable pursuant to Section 4.05 (and in respect of each Revolving Credit Lender, a ratable part of such amount). For purposes of determining amounts of borrowing availability under the Revolving Credit Facility and Section 2.06 in light of the Revolving Credit Commitment being expressed in U.S. Dollars, any Accommodation made under the Revolving Credit Facility that is denominated in any currency other than U.S. Dollars (and for purposes of such determinations only) shall be converted into its Equivalent U.S. $ Amount.
“Acquisition” means any transaction, or any series of related transactions, consummated after the Effective Date, by which any Loan Party directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of Assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body; provided, that in no event shall any transaction or series of related transactions (i) for which the aggregate purchase price is less than U.S. $250,000,000 or (ii) that constitutes a Permitted Disposition to Open Text or any of its Subsidiaries, constitute an Acquisition hereunder.
“Additional Compensation” has the meaning specified in Section 9.01(4).
“Additional Guarantor” has the meaning specified in Section 22.04(1).
“Additional Loan Party/Subsidiary Event” has the meaning specified in Section 7.01(11).
“Additional Restructuring and Integration Costs” means restructuring and integration costs of Open Text and its Subsidiaries incurred in respect of, and arising within twelve months of, any Permitted Acquisition in an amount not to exceed 20% of the aggregate purchase price for such Permitted Acquisition; provided that the aggregate amount for all such costs shall not exceed U.S. $100,000,000 in any Financial Year.
“Administrative Agent” means Barclays Bank PLC as Administrative Agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 13.07.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Advances” means the advances made by the Lenders pursuant to Article 3 and “Advance” means any one of such Advances. Advances under the Revolving Credit Facility shall be denominated in U.S. Dollars. An Advance may (in accordance with and subject to Articles 2 and 3) be designated as a “LIBOR Advance” or an “ABR Advance”. Each of a LIBOR Advance and an ABR Advance is a “Type” of Advance.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Persons” means each Agent, together with its Related Parties.
“Agents” means the Administrative Agent, the Collateral Agent and the Lead Arranger.
“Agreement” means this third amended and restated credit agreement, as further amended, restated, supplemented, modified, renewed or replaced from time to time.

“Alternate Rate of Interest” has the meaning specified in Section 3.04(3).
“Annual Business Plan” means, for any Financial Year, reasonably detailed pro-forma balance sheet, statement of operations and statement of cash flows in respect of Open Text and its Subsidiaries, prepared on a consolidated basis in accordance with GAAP (subject to the absence of footnotes), in respect of such Financial Year and each Financial Quarter therein and supported by appropriate explanations, notes and information, all as approved by the board of directors of Open Text.
“Anti-Terrorism Law” means any laws relating to terrorism or money laundering, including the Bank Secrecy Act of 1990, as amended by the USA PATRIOT ACT, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control, the Criminal Code, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).
“Applicable Margins” means, at any time, subject to the next following sentence, the margins in basis points set forth and defined in Schedule 6. In respect of (i) LIBOR Advances and Documentary Credits, the Applicable Margin shall be the margin referred to in the column “LIBOR Advances; Documentary Credit Participation Fee” and (ii) ABR Advances, the Applicable Margin shall be the margin referred to in the column “ABR Advances”. Each Applicable Margin shall be adjusted as of the date the Administrative Agent receives the relevant Compliance Certificate calculating the Consolidated Net Leverage Ratio. If the Borrowers shall fail to deliver such Compliance Certificate as specified and in the time periods set forth in Section 8.01(1)(a), the Applicable Margin shall be the highest possible margin as set forth on Schedule 6 until such time as the Administrative Agent shall receive such Compliance Certificate.
“Applicable Percentage” means with respect to any Revolving Credit Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total Accommodations Outstanding represented by such Lender’s Accommodations Outstanding.
“Applicant Borrower” has the meaning specified in Section 2.03(2).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assets” means, with respect to any Person, any property (including real property), assets and undertakings of such Person of every kind and wheresoever situated, whether now owned or hereafter acquired (and, for greater certainty, includes any equity or like interest of any Person in any other Person).

“Assigned Agreement” means each agreement and hedge agreement in which the U.S. Grantors have assigned a security interest to the Administrative Agent pursuant to the terms of the Security and Pledge Agreement.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Schedule 9 or any other form approved by the Administrative Agent.
“Attorney” has the meaning specified in Section 13.01(2).
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Authority having jurisdiction over such Person and having the force of Law.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“basis point” means 1/100th of one percent.
“Beneficiary” means, in respect of any Documentary Credit, the beneficiary named in such Documentary Credit.
“Benefit Arrangement” means at any time an “employee benefit plan”, within the meaning of Section 3(2) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any Loan Party, but does not include a Canadian Pension Plan or a Canadian Benefit Plan.
“BIA” means the Bankruptcy and Insolvency Act (Canada), as amended from time to time.
“Borrower Materials” has the meaning specified in Section 14.01(2).
“Borrower’s Account” means Open Text ULC’s (or other Borrower’s) U.S. Dollar account, as applicable, the particulars of which shall have been notified to the Administrative Agent by Open Text ULC or such other Borrower at least one Business Day prior to the making of any Accommodation.

“Borrowers” means collectively, Open Text, Open Text ULC, Open Text Holdings, Inc., Designated Borrowers identified in Schedule 12 hereto and Designated Borrowers that become Designated Borrowers pursuant to Section 2.03, and “Borrower” means any one of them.
“Borrowing” means a borrowing consisting of one or more Advances.
“Borrowing Notice” has the meaning specified in Section 3.02.
“Buildings and Fixtures” means all plants, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on the Owned Real Properties.
“Business” means the business of software development, maintenance, support, marketing, distribution, licensing and professional services in connection with the foregoing.
“Business Day” means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York, New York or Toronto, Ontario and, where used in the context of a LIBOR Advance, is also a day on which dealings are carried on in the London interbank market.
“Canadian Benefit Plan” means any plan, fund, program or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Loan Party has any liability with respect to any of its employees or former employees employed in Canada, and includes any Canadian Pension Plan.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by any Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Québec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.
“Capital Expenditures” means, in respect of any Person, expenditures made by such Person for the purchase, lease or acquisition of Assets (other than current Assets) required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capital Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, moveable or immoveable, that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Documentary Credit Lender (as applicable) and the Revolving Credit Lenders, as collateral for Documentary Credit obligations, or obligations of Revolving Credit Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Documentary Credit Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Documentary Credit Lender, as applicable (which documents are hereby consented to by the Revolving Credit Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (i) in the case of Cash Management Agreements existing on the Effective Date, is a Lender or an Affiliate of Lender as of the Effective Date, and (ii) in the case of Cash Management Agreements entered into after the Effective Date, is a Lender or an Affiliate of a Lender at the time it enters into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement.
“CCAA” means the Companies’ Creditors Arrangement Act (Canada), as amended from time to time.
“Cdn. $” means lawful money of Canada.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, or (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws in connection therewith, all guidelines and directives in connection therewith and any compliance by a Lender with any request or directive relating thereto, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date adopted, issued, promulgated or implemented.
“Change of Control” means, any Person (or any two or more Persons acting in concert) acquires legal or beneficial ownership, either directly or indirectly, of more than 35% of the Equity Securities of Open Text entitled to vote for the election of the board of directors of Open Text.

“Closing Date” has the meaning specified in the Term B Credit Agreement, which for the avoidance of doubt shall be May 30, 2018.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” means the Assets of the Loan Parties in respect of which the Administrative Agent, the Collateral Agent or any Lender has a security interest pursuant to a Security Document or in which a security interest is intended to be created in favour of the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of a Security Document.
“Collateral Account” means the U.S. Grantors’ collateral deposit accounts, if any, opened at the request of the Administrative Agent for the purpose of holding proceeds of Collateral.
“Collateral Agent” means Barclays Bank PLC as Collateral Agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 13.07.
“Commitment” means, at any time, in respect of: (i) the Revolving Credit Facility, U.S. $450,000,000, as such amount may be increased or reduced pursuant to the terms hereof (the “Revolving Credit Commitment”); (ii) the Documentary Credits, U.S. $35,000,000 (the “Documentary Credit Commitment”); and (iii) the Swing Line Commitments, U.S. $50,000,000, as such amount may be increased or reduced pursuant to the terms hereof; and provided, for greater certainty, that (A) the commitments in respect of Documentary Credits constitute part of the Revolving Credit Commitment, and (B) the Swing Line Commitment constitutes part of the Revolving Credit Commitment. A “Lender’s Revolving Credit Commitment”, a “Swing Line Lender’s Commitment” and a “Documentary Credit Lender’s Commitment” means, at any time, the relevant amount designated as such and set forth opposite such Lender’s name on Schedule 3 hereof or in the assignment and assumption agreement executed and delivered pursuant to Section 16.01(2) pursuant to which it shall become a party hereto (as reduced or increased in accordance with the terms hereof).
“Commodity Exchange Act” means the U.S. Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate of Open Text signed on its behalf by its chief executive officer, chief financial officer or any other two senior officers, in the form attached hereto as Schedule 7.
“Consolidated Assets” means, at any time, the assets of Open Text and its Subsidiaries, determined on a consolidated basis as of such time in accordance with GAAP.
“Consolidated Debt” means, at any time, the aggregate amount of all Debt of Open Text and its Subsidiaries, determined on a consolidated basis as of such time.

“Consolidated Depreciation and Amortization Expense” means, for any Measurement Period, depreciation and amortization expense of Open Text and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, in respect of Open Text and its Subsidiaries for any Measurement Period, and without duplication, Consolidated Net Income for such period increased, to the extent deducted in calculating Consolidated Net Income, by the sum of (i) Consolidated Interest Expense for such period; (ii) Consolidated Income Tax Expense for such period; (iii) Consolidated Depreciation and Amortization Expense for such period; (iv) Additional Restructuring and Integration Costs incurred during such period; (v) stock or stock-option based compensation expenses; (vi) [Reserved]; and (vii) any non-recurring non-cash items decreasing Consolidated Net Income for such period (such as, for clarification, deferred revenue deducted in acquisition accounting), and decreased by (viii) all cash payments during such period relating to non-cash charges which were added back in determining Consolidated EBITDA in any prior period (excluding for purposes of this clause (viii) all Additional Restructuring and Integration Costs, in each case paid in cash during such period), (ix) interest income (except to the extent deducted in determining Consolidated Interest Expense) and (x) any non-recurring non-cash items increasing Consolidated Net Income for such period or which require an accrual of, or reserve for, cash charges for any future period, all as determined at such time in accordance with GAAP.
For purposes of calculating Consolidated EBITDA for any period pursuant to any determination of the Consolidated Net Leverage Ratio, if during such period (or in the case of calculations determined on a pro forma basis, during the period from the last day of such period to and including the date as of which such calculation is made) Open Text or one or more of its Subsidiaries shall have made a Permitted Disposition or a Permitted Acquisition, Consolidated EBITDA for such period may, at Open Text’s option, be calculated after giving effect thereto on a pro forma basis calculated on terms reasonably satisfactory to the Administrative Agent, giving effect to identifiable cost savings documented to the reasonable satisfaction of the Administrative Agent.
“Consolidated Income Tax Expense” means, for any Measurement Period, the aggregate of all Taxes (including deferred Taxes) based on income of Open Text and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, in respect of Open Text and its Subsidiaries, for any Measurement Period, the sum of, without duplication, (i) all items properly classified as interest expense in accordance with GAAP and (ii) the imputed interest component of any element of Consolidated Debt (such as leases) which would not be classified as interest expense pursuant to (i), all as determined at such time in accordance with GAAP.
“Consolidated Net Debt for Borrowed Money” means, at any time, (a) (i) all Debt of Open Text and its Subsidiaries of the types described in clause (i) of the definition of “Debt”

hereunder, determined on a consolidated basis, and (ii) all Synthetic Debt of Open Text and its Subsidiaries as of such time, determined on a consolidated basis, minus (b) Unrestricted Cash.
“Consolidated Net Leverage Ratio” means, for any Measurement Period, the ratio of (a) Consolidated Net Debt for Borrowed Money to (b) Consolidated EBITDA, in each case for such period.
“Consolidated Net Income” means, for any Measurement Period, the net income (loss) of Open Text and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Senior Secured Net Debt for Borrowed Money” means, at any time, (a) the aggregate amount of (i) all Debt of Open Text and its Subsidiaries of the types described in clause (i) of the definition of “Debt” hereunder and secured by an Encumbrance on the Assets of Open Text or any of its Subsidiaries, determined on a consolidated basis, and (ii) all Synthetic Debt of Open Text and its Subsidiaries and secured by an Encumbrance on the Assets of Open Text or any of its Subsidiaries as of such time, determined on a consolidated basis, minus (b) Unrestricted Cash.
“Consolidated Senior Secured Net Leverage Ratio” means, for any Measurement Period, the ratio of (a) Consolidated Senior Secured Net Debt for Borrowed Money to (b) Consolidated EBITDA, in each case for such period.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the corresponding meaning.
“Credit Documents” means this Agreement, the Documentary Credits, the Security Documents, the Eligible Hedging Agreements, the Eligible Cash Management Agreements, certificates and written notices executed by any of the Loan Parties and delivered to the Collateral Agent, the Administrative Agent or the Lenders, or any of them, and all other documents designated by their terms as “Credit Documents” and executed and delivered to the Collateral Agent, the Administrative Agent or the Lenders, or any of them, by any of the Loan Parties in connection with the Revolving Credit Facility.
“Custodian” has the meaning specified in Section 13.01(2).
“Debenture” has the meaning specified in Section 2.12(1)(c).
“Debt” of any Person means, at any time, (without duplication), (i) all indebtedness of such Person for borrowed money including borrowings of commodities, bankers’ acceptances, letters of credit or letters of guarantee; (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other evidence of indebtedness

(other than trade payables and other current liabilities incurred in the ordinary course of business); (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) (but excluding customary title retention provisions in supply contracts entered into in the ordinary course of business with payment terms not exceeding 120 days and as to which payments are not overdue by more than 30 days); (iv) all indebtedness of another Person secured by an Encumbrance on any properties or assets of such Person (other than Encumbrances being contested in good faith); (v) all Capital Lease Obligations of such Person; (vi) the aggregate amount at which any shares in the capital of such Person which are redeemable or retractable at the option of the holder may be retracted or redeemed for cash or indebtedness of the type described in clause (i) above provided all conditions precedent for such retraction or redemption have been satisfied; (vii) all other obligations of such Person upon which interest charges are customarily paid by such Person; (viii) the net amount of all obligations of such Person (determined on a marked-to-market basis) under Hedging Agreements; and (ix) all Debt Guaranteed by such Person.
“Debt Guaranteed” by any Person means the maximum amount which may be outstanding at the relevant time of all Debt which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such Person has otherwise assured a creditor or other Person against loss; provided that in circumstances in which less than such amount has been guaranteed by such Person, only the guaranteed amount shall be taken into account in determining such Person’s Debt Guaranteed; and provided further that, for clarification, “Debt Guaranteed” does not include comfort letters, keep well agreements and other agreements of similar effect given by such Person in respect of another Person for the purpose of satisfying Law, retaining officers and directors of such other Person or financial audits of such other Person, in each case, in accordance with customary business practices of such Person.
“Debtor Relief Laws” means the BIA, the CCAA, the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, passage of time, or both, would constitute an Event of Default.
“Default Interest” has the meaning specified in Section 3.05(3).
“Defaulting Lender” means, subject to Section 2.14, any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Documentary Credit Lender, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Documentary Credits or Swing Line Advances) within two Business Days of the date when due, (b) has notified the Borrowers or the Administrative Agent or any Documentary Credit Lender or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, after the date hereof, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-in Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13) upon delivery of written notice of such determination to the Borrowers, each Documentary Credit Lender, each Swing Line Lender and each Lender.
“Deposit Account Control Agreement” has the meaning specified in Section 7.01(15)(c)(i).
“Designated Borrower” means certain Subsidiaries of the Borrowers listed on Schedule 12 hereto or that may become a party hereto pursuant to Section 2.03.
“Designated Borrower Notice” has the meaning specified in Section 2.03(2).

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.03(2).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule B and Schedule I.
“Disposition” means with respect to any Asset of any Person, any direct or indirect sale, lease (where such Person is the lessor of such Asset), assignment, cession, transfer, exchange, conveyance, release or gift of such Asset, including by means of a Sale-Leaseback Transaction and “Dispose” and “Disposed” have meanings correlative thereto; provided that dispositions of past due accounts receivable in connection with the collection, write down or compromise thereof in the ordinary course of business shall not constitute Dispositions.
“Documentary Credit” means a letter of credit (including a standby letter of credit) or a letter of guarantee issued or to be issued by a Documentary Credit Lender for the account of a Revolving Credit Borrower pursuant to Article 4 and denominated in such currency as may be requested by the applicable Borrower and agreed to by the Documentary Credit Lender (which, in any event, shall include U.S. $, Cdn. $, Pounds Sterling and Euros) as the same may be amended, supplemented, extended or restated from time to time.
“Documentary Credit Borrower” means a Revolving Credit Borrower.
“Documentary Credit Borrowing” has the meaning specified in Section 4.06(2).
“Documentary Credit Commitment” means the obligation of a Documentary Credit Lender to issue Documentary Credits under the Revolving Credit Facility, as such obligation may be increased or reduced from time to time in accordance with the provisions of this Agreement.
“Documentary Credit Fee” means the fee in basis points per annum set forth and defined in Schedule 6, or such other fee as may be agreed between a Borrower and a Documentary Credit Lender.
“Documentary Credit Lender” means Royal Bank of Canada and any Revolving Credit Lender that has a Documentary Credit Commitment (and, where the context requires, also means the issuer of any Existing Documentary Credit which remains outstanding).
“Documentary Credit Participation Fee” means the fee in basis points per annum set forth and defined in Schedule 6.
“EBITDA” means, as to any Subsidiary of Open Text for any Measurement Period, and without duplication, net income (or loss) of such Subsidiary for such period increased, to the extent deducted in calculating net income (or loss), by the sum of (i) interest expenses of such Subsidiary for such period; (ii) income tax expenses of such Subsidiary for such period; (iii) depreciation and amortization expenses of such Subsidiary for such period; (iv) such Subsidiary’s ratable share of Additional Restructuring and Integration Costs incurred during such period; (v) stock or stock-option based compensation expenses of such Subsidiary; (vi) [Reserved]; and (vii) any non-recurring non-cash items decreasing net income of such Subsidiary for such period (such as, for clarification, deferred revenue deducted in acquisition accounting), and decreased by (viii) all cash payments made by such Subsidiary during such period relating to non-cash charges which were added back in determining EBITDA in any prior period (excluding for purposes of this clause (viii) such Subsidiary’s ratable share of Additional Restructuring and Integration Costs, in each case, paid in cash during such period), (ix) interest income (except to the extent deducted in determining interest expense) of such Subsidiary and (x) any non-recurring non-cash items increasing net income of such Subsidiary for such period or which require an accrual of, or reserve for, cash charges for any future period, all as determined at such time in accordance with GAAP.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions precedent set forth in Section 5.01 have been satisfied and the Administrative Agent has provided notice of such satisfaction to the Borrowers and the Lenders. For the avoidance of doubt, the Effective Date is May 30, 2018.
“Effective Yield” means, as to any Debt, the yield thereon, whether in the form of interest rate, margin, original issue discount, up-front fees, interest rate floors or similar devices, all recurring fees and all other fees, or otherwise; provided that original issue discount and up-front fees shall, for floating rate Debt, be equated to interest rate assuming a 4-year life to maturity; and provided further that “Effective Yield” shall not include arrangement fees or similar fees paid to the arrangers or lenders for such Debt.
“Eligible Assignee” means any Person (other than a natural person, any Loan Party (except assignments to the applicable Borrower pursuant to Section 16.01) or any Affiliate of a Loan Party), in respect of which any consent that is required by Section 16.01 has been obtained.

“Eligible Cash Management Agreements” means any Cash Management Agreement that is in existence as of the Effective Date or entered into after the Effective Date, in each case, by and between the Loan Parties and any Cash Management Bank.
“Eligible Hedging Agreements” means one or more agreements between the Loan Parties and certain of the Lenders or an Affiliate of a Lender (collectively, the “Hedge Lenders”) evidenced by a form of agreement approved by the International Swaps and Derivatives Dealers Association, Inc. (or other form approved by the Administrative Agent) using the full two-way payment method to calculate amounts payable thereunder and evidencing (i) any interest rate hedge (including any interest rate swap, cap or collar); or (ii) any foreign exchange hedge, provided that any such hedging agreements entered into by any Loan Party and any Person at the time that such Person was a Lender or an Affiliate of a Lender hereunder shall continue to be an Eligible Hedging Agreement notwithstanding that such Person (or its Affiliate) ceases, at any time, to be a Lender hereunder.
“Encumbrance” means any hypothec, mortgage, pledge, security interest, lien, charge or any encumbrance of any kind that in substance secures payment or performance of an obligation of any Loan Party and includes the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.
“Environmental Laws” means all Laws relating to the environment, occupational health and safety matters or conditions, Hazardous Substances, pollution or protection of the environment, including Laws relating to (i) on site or off-site contamination; (ii) occupational health and safety relating to Hazardous Substances; (iii) chemical substances or products; (iv) Releases of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Substances into the environment; and (v) the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances, the clean-up or other remediation thereof, and including the Canadian Environmental Protection Act, 1999 S.C. 1999, c.33, the Fisheries Act R.S.C. 1985, c.F.14, Transportation of Dangerous Goods Act, S.C. 1992 c.34, the Migratory Birds Convention Act, S.C. 1994, c. 22, the Species at Risk Act S.C. 2002, c. 29, the Hazardous Products Act R.S.C. 1985, c.H-3, the Canada Shipping Act 2001, S.C. 2001, c.26, the Canada Wildlife Act R.S.C. 1985, c.W-9, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq..
“Environmental Liabilities” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, Open Text or any of their Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) Borrower’s, Open Text’s or any of its Subsidiaries’ generation, use, handling, collection, treatment, storage, transportation, recovery, recycling or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” includes all permits, certificates, approvals, registrations and licences issued by any Governmental Authority to any of the Loan Parties or to the Business pursuant to Environmental Laws and required for the operation of the Business or the use of the Owned Real Properties or other Assets of any of the Loan Parties.
“Equivalent U.S. $ Amount” means, with respect to an amount denominated in U.S. Dollars, such amount, and with respect to an amount denominated in any other currency, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the applicable Valuation Date.
“Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital, whether outstanding on the Effective Date or issued after the Effective Date, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“ERISA Group” means, at any time, the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any of the Loan Parties, are treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euros” means the single currency of the participating members of the European Union.
“Eurodollar Rate” means for any Interest Period as to any LIBOR Advance:
(a) until such time as an Alternate Rate of Interest is determined pursuant to Section 3.04(3), (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the Eurodollar Rate will be deemed to be zero; and
(b)    following the determination of an Alternate Rate of Interest pursuant to Section 3.04(3), such Alternate Rate of Interest.
“Event of Default” has the meaning specified in Section 8.01(1).
“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into U.S. Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (London, England time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre-Exchange Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Pre-Exchange Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the Exchanged Currency, with such Pre-Exchange Currency for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Exchanged Currency” has the meaning specified in the definition of “Exchange Rate” herein.
“Excluded Hedging Obligation” means, with respect to any Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity

Exchange Act (determined after giving effect to Section 22.13 and any and all Guarantees of such Guarantor’s Hedging Obligations by other Guarantors) at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one hedge, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to hedges for which such Guarantee or security interest is or becomes illegal.
“Excluded Subsidiary” means (i) any non-wholly owned Subsidiary of Open Text, (ii) any Immaterial Subsidiary, (iii) any Foreign Subsidiary and (iv) any other Subsidiary of Open Text (other than a Borrower) to the extent that the entering into of a Guarantee in respect of the Revolving Credit Facility would give rise to material adverse tax consequences or would be materially restricted or limited or prohibited by Law; provided that, except as set forth in the succeeding proviso, Open Text and the other Loan Parties shall represent, in the aggregate, at least 70% of Consolidated EBITDA (such percentage of Consolidated EBITDA, the “Minimum Guarantor Coverage”), and Open Text shall be obligated to designate one or more Subsidiaries that would otherwise qualify as Excluded Subsidiaries as Material Subsidiaries in order to comply with the terms of this proviso; provided further that if, solely as a result of material adverse tax consequences or material restrictions or limitations or prohibitions of Law, the Loan Parties are unable to comply with the foregoing proviso, then the Minimum Guarantor Coverage may be lower than 70% of Consolidated EBITDA, provided that Open Text certifies to the Administrative Agent the nature of such restrictions, prohibitions or tax consequences in reasonable detail. Notwithstanding anything to the contrary contained in this definition, (i) to the extent that the financial results of any Subsidiary of Open Text negatively impact Consolidated EBITDA for any Measurement Period, such Subsidiary shall be disregarded for purposes of the calculations contained in the foregoing two provisos; (ii) no Subsidiary shall be deemed to be an Excluded Subsidiary if it has guaranteed any Indebtedness incurred pursuant to clause (b) or (o) of the definition of Permitted Debt or Refinancing Debt in respect thereof; and (iii) with respect to any Immaterial Subsidiary acquired after the Effective Date, such Immaterial Subsidiary shall not be subject to the representations, warranties, covenants, Events of Default and other provisions in the Credit Documents for a period of twelve months following any such acquisition; provided that such twelve month period may be extended upon notice to the Administrative Agent in connection with tax filings or assessments necessary to complete any dissolution, winding up, merger or amalgamation of any such Immaterial Subsidiary.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any Credit Document, (a) Taxes imposed on or measured by its net income or capital, and franchise Taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or resident or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes or any similar

Tax imposed by any jurisdiction in which the Lender is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the applicable Borrower under Section 9.03(2) or a Foreign Lender that becomes a party hereto during the continuance of an Event of Default), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 9.02(5), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding Tax pursuant to Section 9.02(1), and (d) any United States federal withholding Taxes that are imposed under FATCA.
“Exempt Immaterial Subsidiary” has the meaning specified in the definition of “Immaterial Subsidiary” herein.
“Existing Credit Agreement” means that certain Credit Agreement initially dated as of October 2, 2006, as amended as of February 15, 2007 and as of September 24, 2009, as amended and restated as of November 9, 2011, as amended as of December 16, 2013 and as of December 22, 2014, as further amended and restated as of January 15, 2015, as amended as of June 16, 2016, as of February 1, 2017, as of May 5, 2017, and as of September 16, 2017, by and among the Borrowers and Guarantors party thereto, Barclays Bank PLC as administrative agent and collateral agent, the other financial institutions party thereto and the lenders party thereto from time to time.
“Existing Credit Facility” means the revolving credit facility under the Existing Credit Agreement.
“Existing Documentary Credits” means outstanding Documentary Credits issued prior to the Effective Date by any Documentary Credit Lender and set out in Schedule N.
“Face Amount” means, in respect of a Documentary Credit, the maximum amount which the Documentary Credit Lender is contingently liable to pay to the beneficiary thereof.
“Facility” means the Revolving Credit Facility and any Incremental Facility that is not implemented in the form of an increase to the Revolving Credit Facility.
“Facility Fee” means the applicable fee in basis points per annum set forth and defined in Schedule 6. The Facility Fee shall be adjusted as of the earlier of (i) 3 Business Days after the date the Administrative Agent receives the relevant Compliance Certificate calculating the Consolidated Net Leverage Ratio; and (ii) the latest date specified in Section 8.01(1)(a) for the delivery of the relevant Compliance Certificate.
“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretation thereof, any intergovernmental agreement entered into in respect thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with).
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.
“Fees” means the fees payable by the Borrowers under this Agreement or under any other Credit Document.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Open Text.
“Financial Quarter” means, in respect of any Loan Party, a period of approximately three consecutive months in each Financial Year ending on March 31, June 30, September 30, and December 31, as the case may be, of such year.
“Financial Year” means the financial year of Open Text commencing on or about July 1 of each calendar year and ending on June 30 of such calendar year.
“First Amendment” means that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 16, 2016, among the Borrowers, the Guarantors party thereto, the lenders party thereto, and the Administrative Agent.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Guarantor” has the meaning given to that term in the Existing Credit Agreement.
“Foreign Lender” means any Lender that is not resident for income tax or withholding tax purposes under the laws of the jurisdiction in which the applicable Borrower is resident for tax purposes on the Effective Date and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Credit Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the applicable Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition, Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” means any benefit plan, other than a Canadian Benefit Plan or Canadian Pension Plan, sponsored, maintained or contributed to by any Loan Party that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan or (d) the incurrence of any liability by any Loan Party under applicable law on account of the complete or partial termination of such Foreign Plan or on account of the complete or partial withdrawal of any participating employer therein.
“Foreign Subsidiary” means any Subsidiary of Open Text that is organized or existing under the laws of a jurisdiction other than (a) the laws of Canada or (b) the laws of a jurisdiction located within Canada or the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Documentary Credit Lender, such Defaulting Lender’s ratable share of the outstanding Documentary Credit obligations other than Documentary Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s ratable share of Swing Line Advances other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” means accounting principles generally accepted in the United States applied on a consistent basis; provided, however, that, in the event of any change in GAAP from those applied in the preparation of the financial statements of Open Text most recently delivered on or prior to the Effective Date that would affect the computation of any financial covenant, ratio, accounting definition or requirement set forth in this Agreement or any other Credit Document, if Open Text or the Majority Lenders shall so request, the Administrative Agent, the Majority Lenders and the Borrowers shall negotiate in good faith, each acting reasonably, to amend such financial covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended as provided in the preceding proviso, (a) such ratio or requirement shall continue to be computed in accordance with GAAP without regard to such change therein, and (b) the Loan Parties shall furnish to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement, setting forth a reconciliation between calculations of such financial covenant or requirement made before and after giving effect to such change in GAAP; provided, further, that, notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the Effective Date shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Effective Date, that would be treated as an operating lease for purposes of GAAP as of the Effective Date shall be treated as an operating lease), in each case, for purposes of this Agreement, notwithstanding any change in GAAP after the Effective Date.
“Governmental Authority” means the government of Canada, the United States or any other nation, or of any political subdivision thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.
“Guaranteed Obligations” has the meaning specified in Section 22.01.
“Guaranteed Parties” has the meaning specified in Section 22.01.
“Guarantee” means the guarantee of each of the Guarantors set forth in Article 22 and any additional guarantee of a Guarantor in respect of the Guaranteed Obligations. For the avoidance of doubt, no Person shall guarantee its own Obligations.
“Guarantor” means Open Text and each Subsidiary of Open Text (other than any Excluded Subsidiaries), in each case, in its capacity as a guarantor under the Guarantee.
“Hazardous Substance” means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy, plasma and organic or inorganic matter, alone or in any combination which is regulated under any applicable Environmental Laws as hazardous waste, a hazardous substance, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law.
“Hedge Lenders” has the meaning specified in the definition of “Eligible Hedging Agreements” herein.
“Hedging Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments to current or former directors, officers, employees or consultants (in their capacities as such) of Open Text or any of its Subsidiaries shall be a Hedging Agreement.
“Hedging Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any Hedging Agreements.
“Immaterial Subsidiary” means any Subsidiary of Open Text that has less than, as at the end of any Measurement Period, (i) U.S. $40,000,000 of EBITDA and (ii) U.S. $80,000,000 of Assets. Notwithstanding anything to the contrary contained in this Agreement, Open Text may from time to time designate, by notice to the Administrative Agent, Immaterial Subsidiaries representing, in the aggregate at any time, up to 7.5% of Consolidated EBITDA (measured as at the end of the most recently-ended period of four consecutive Financial Quarters at such time) as being exempt from Section 7.02 and Section 8.01 of this Agreement (any such Immaterial Subsidiary, an “Exempt Immaterial Subsidiary”). As of the the Effective Date, any such Exempt Immaterial Subsidiaries are set forth on Schedule J hereto.
“Impermissible Qualification” means, relative to (i) the financial statements or notes thereto of any Person; or (ii) the opinion or report of any independent auditors as to any financial statement or notes thereto, any qualification or exception to such financial statements, notes, opinion or report, as the case may be, which (a) is of a “going concern” or similar nature; or (b) relates to any limited scope of examination of material matters relevant to such financial statement, if such limitation results from the refusal or failure of such Person to grant access to necessary information therefore within the power of such Person to so grant.
“Incremental Advances” has the meaning specified in Section 2.01(4).
“Incremental Commitment” means any commitment made by a Lender to provide all or any portion of any Incremental Facility.
“Incremental Facility” has the meaning specified in Section 2.01(4).
“Indemnified Liabilities” has the meaning specified in Section 15.01(2).
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning specified in Section 15.01(2).
“Information” has the meaning specified in Section 6.01(6).
“Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument.
“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade addresses and logos, and the goodwill associated with any of the foregoing; (vii) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; and (viii) any other intellectual property and industrial property.
“Intercompany Instruments” means all Instruments issued by or evidencing an obligation of any Loan Party to another Loan Party or any Subsidiary of a Loan Party to a Loan Party.
“Intercompany Securities” means all Securities issued by any Loan Party to another Loan Party or any Subsidiary of a Loan Party to a Loan Party.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of January 16, 2014, between the Administrative Agent and the Term B Agreement Agent.
“Interest Period” means, for each LIBOR Advance, a period which commences (i) in the case of the initial Interest Period, on the date the LIBOR Advance is made or converted from another Type of Accommodation, and (ii) in the case of any subsequent Interest Period, on the last day of the immediately preceding Interest Period in respect of a maturing LIBOR Advance, and which ends, in either case, on the day selected by the applicable Borrower in the applicable Borrowing Notice or Interest Rate Election Notice. The duration of each Interest Period shall be 1, 2, 3 or 6 months (or, if available to all Lenders making the applicable

LIBOR Advances, 12 months), unless the last day of a LIBOR Interest Period would otherwise occur on a day other than a Business Day, in which case the last day of such Interest Period shall be extended to occur on the next Business Day, or if such extension would cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the preceding Business Day.
“Interest Rate Election Notice” has the meaning specified in Section 3.03(3).
“Interpolated Rate” means, in relation to the LIBO Rate in respect of any Advance, the rate which results from interpolating on a linear basis between:
(a)    the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of such Advance; and
(b)    the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of such Advance, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of such Advance.
“Investment Credit” means the amount of any dividends, distributions, returns of capital, repayments of loans or similar payments paid to any Loan Party during the term of this Agreement by any Person in which Investments may be made under Section 7.02.
“Investments” means, as applied to any Person (the “investor”), any direct or indirect purchase or other acquisition by the investor of, or a beneficial interest in, Equity Securities of any other Person, including any exchange of Equity Securities for Indebtedness, or any direct or indirect loan, advance (other than advances to directors, officers and employees for moving, travel and entertainment expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the investor to any other Person, including all Indebtedness and accounts receivable owing to the investor from such other Person that did not arise from sales or services rendered to such other Person in the ordinary course of the investor’s business, or any direct or indirect purchase or other acquisition of bonds, notes, debentures or other debt securities of, any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus any amounts (a) realized upon the disposition of assets comprising an Investment (including the value of any liabilities assumed by any Person other than the Borrowers or any Subsidiary in connection with such disposition), (b) constituting repayments of Investments that are loans or advances or (c) constituting cash returns of principal or capital thereon (including any dividend, redemption or repurchase of equity that is accounted for, in accordance with GAAP, as a return of principal or capital).
“investor” has the meaning specified in the definition of “Investments” herein.

“Issue” means an issue of a Documentary Credit by a Documentary Credit Lender pursuant to Article 4.
“Issue Date” has the meaning specified in Section 4.02(1).
“Issue Notice” has the meaning specified in Section 4.02(1).
“ITA” has the meaning specified in Section 6.01(18).
“Laws” means all legally enforceable statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on the Person referred to in the context in which such word is used; and “Law” means any one of the foregoing.
“Lender’s Revolving Credit Commitment” has the meaning specified in the definition of “Commitment” herein.
“Lead Arranger” means Barclays Bank PLC.
“Lenders” means, collectively, the financial institutions and other Persons set forth on the signature pages hereof as Lenders, and any assignee thereof pursuant to the provisions of this Agreement upon such assignee executing and delivering an Assignment and Assumption to each applicable Borrower and the Administrative Agent, or any other Person which becomes a Lender party to this Agreement, and in the singular any one of such Lenders. A Lender which, at any relevant time, has (i) a Revolving Credit Commitment is sometimes referred to herein as a “Revolving Credit Lender”; (ii) a Documentary Credit Commitment is sometimes referred to herein as a “Documentary Credit Lender”; and (iii) a Swing Line Commitment is sometimes referred to herein as a “Swing Line Lender”.
“LIBO Rate” has the meaning specified in the definition of “Eurodollar Rate” herein.
“LIBOR Advance” has the meaning specified in the definition of “Advances” herein.
“Loan Parties” means, collectively, the Borrowers and the Guarantors, and “Loan Party” means any one of them.
“Majority Lenders” means, at any time, Lenders whose Revolving Credit Commitments at such time, taken together, are greater than 50% of the aggregate amount of the Revolving Credit Commitments at such time.
“Material Adverse Effect” means a material adverse effect on: (i) the business, operations, financial condition, liabilities (contingent or otherwise) or properties of Open Text and its Subsidiaries, taken as a whole; (ii) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Credit Documents; or (iii) the rights or remedies of the

Administrative Agent and the Lenders under the Credit Documents, taken as a whole.
“Material Agreements” means those agreements (as amended, supplemented, revised or restated as permitted herein from time to time) of any of the Loan Parties, the breach, non-performance or cancellation of which, or the failure of which to renew, or the termination, revocation or lapse of which, would reasonably be expected to have a Material Adverse Effect and which cannot promptly be replaced by an alternative comparable contract with comparable commercial terms, which agreements, if any, as of the Effective Date, are listed on Schedule H (as amended, restated, supplemented or replaced as permitted hereunder).
“Material Disposition” means any Disposition or series of related Dispositions that involves Assets having a fair value, or consideration received for such Assets, in excess of U.S. $30,000,000.
“Material Intellectual Property Rights” has the meaning specified in Section 6.01(10).
“Material Owned Real Property” means any owned real property (or owned immoveable property, as applicable) of any Loan Party acquired after the Effective Date having a fair value or book value of greater than U.S. $10,000,000.
“Material Permits” means the Authorizations, the breach, non-performance, cancellation or non-availability of which, or failure of which to renew, would reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means any Subsidiary of Open Text other than an Excluded Subsidiary (but including any Subsidiary that has been designated as a Material Subsidiary as provided in the definition of “Excluded Subsidiary”).
“Measurement Period” means, as of any date of determination, the four consecutive Financial Quarters most recently ended prior to such date.
“Minimum Guarantor Coverage” has the meaning specified in the definition of “Excluded Subsidiary” herein.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgaged Property” has the meaning specified in Section 2.01(5).
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions and excludes any Canadian Benefit Plan.

“Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including any Loan Party or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
“Non-Consenting Lender” has the meaning specified in Section 17.01(6).
“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Open Text, its Affiliates, its Subsidiaries or their Securities.
“Non-Public Lenders” means Lenders that wish to receive Non-Public Information with respect to Open Text, its Affiliates, its Subsidiaries or their Securities.
“Obligations” means all debts, liabilities and obligations of or owing by the Loan Parties to any Guaranteed Party at any time and from time to time, present and future, direct and indirect, absolute and contingent, matured or not (including all Accommodations), arising from this Agreement, any Eligible Cash Management Agreements, any Eligible Hedging Agreements or any other Credit Document, and all amendments, restatements, replacements, renewals, extensions, or supplements and continuations thereof, and whether the Loan Parties are bound alone or with another or others, and whether as principal or surety, and including all liabilities of the Loan Parties arising as a consequence of their failure to pay or fulfill any of such debts, liabilities and obligations.
“Obligor” has the meaning specified in Section 7.01(15)(c)(ii).
“Open Text” means Open Text Corporation.
“Original Closing Date” means November 9, 2011.
“Original Currency” has the meaning specified in Section 17.02(1).
“Other Currency” has the meaning specified in Section 17.02(1).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.
“Owned Real Properties” means, collectively, the land and premises listed on Schedule E and the Buildings and Fixtures thereon.
“Participant” has the meaning assigned to such term in Section 16.01(5).
“Participant Register” has the meaning specified in Section 16.01(8).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Permitted Acquisitions” means any Acquisition (i) which is of a Person carrying on a business which is the same as or related, ancillary, incidental or complementary to the business carried on by any Loan Party (or if an asset Acquisition, is of assets used or useful in a business which is the same as or related, ancillary, incidental or complementary to the business carried on by any Loan Party); (ii) in respect of which Open Text provides, together with the next Compliance Certificate required to be delivered in accordance with Section 7.01(1)(a)(iii) following the date of such Acquisition, a certificate of the chief financial officer containing information in reasonable detail regarding the cost of such Acquisition, the projected earnings of such Acquisition, the financial and acquisition structure of such Acquisition, audited financial statements of the subject of such Acquisition for the previous two years to the extent available, and financial projections, on a quarterly basis, for the succeeding year, and on an annual basis for the year thereafter (or such later period as the Administrative Agent may reasonably request), which shall demonstrate, after giving effect to such Acquisition, compliance with the financial covenant set forth in Section 7.03 as at the date of such Acquisition, and at all relevant times during the period of 12 months thereafter (calculated on a pro forma basis and based on the projected performance of such Acquisition for such 12 month period); (iii) in respect of which the Lenders will have a security interest over the assets to be acquired (to the extent such assets are acquired by a Loan Party), subject only to Permitted Exceptions and Permitted Encumbrances (and if such Acquisition is an Acquisition of Equity Securities of any Person that is a Material Subsidiary, to the extent the Minimum Guarantor Coverage would not otherwise be satisfied, also a full liability guarantee (subject to any limitations imposed by Law on the amount of such liability) and a security interest over the assets of such Person, subject only to Permitted Exceptions and Permitted Encumbrances), or arrangements satisfactory to the Administrative Agent, acting reasonably, shall have been made for the providing of such guarantee and the obtaining of such security interests, as applicable, within a period not to exceed 90 days following the date of such Acquisition; and (iv) if such Acquisition is an Acquisition of Equity Securities of any Person, in respect of which such acquiring Person acquires a percentage of the Equity Securities of such Person sufficient to permit such acquiring Person to effect the acquisition of 100% of the Equity Securities of such Person in a subsequent transaction under Law.
“Permitted Debt” means,

(a)	Debt hereunder or under any other Credit Document;

(b)
Debt existing on the Effective Date, and set forth in Schedule K and, in case of the Term B Credit Agreement up to U.S. $250,000,000 in aggregate principal amount of “Incremental Term Facilities” permitted under the Term B Credit Agreement on the terms in effect as of the Effective Date;

(c)	[Reserved].

(d)	[Reserved].

(e)
intercompany Debt permitted by Section 7.02(9)(b) or Section 7.02(9)(c) and intercompany Debt, payments on which are excluded from the definition of “Restricted Payments” by clause (x) or (y) thereof, which Debt shall, in each case, if owing to a Loan Party, be pledged, subject to Permitted Exceptions, to the Administrative Agent or the Collateral Agent, as applicable, under the applicable Security Agreement;

(f)	Capital Lease Obligations in an aggregate amount of not more than U.S. $120,000,000 (or the equivalent thereof in any other currency) at any time outstanding;

(g)	Debt secured by Purchase Money Mortgages in an aggregate amount of not more than U.S. $100,000,000 (or the equivalent thereof in any other currency) at any time outstanding;

(h)
Debt under or in connection with customary treasury, depositary, cash management, automatic clearinghouse arrangements, overdraft protections, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business or consistent with past practice;

(i)	Debt permitted to be secured by Encumbrances described in clause (n) of “Permitted Encumbrances” whether or not so secured at any time;

(j)	[Reserved];

(k)	any obligation in respect of judgments that do not result in an Event of Default under Section 8.01(1)(j);

(l)	Refinancing Debt incurred in respect of any of the foregoing (other than clause (h) above) or Refinancing Debt in respect of clause (o) below;

(m)
Debt consisting of letters of credit and guarantees of local bank guarantees of performance of the obligations of Subsidiaries under leases of facilities of the Loan Parties, in an aggregate amount for all such Debt not to exceed U.S. $100,000,000 at any time;

(n)
Debt consisting of letters of credit issued to support performance obligations (not constituting Debt of the type described in clause (i) of the definition therefor) of Open Text and its Subsidiaries under service agreements or licences in the ordinary course of business;

(o)
Debt in an unlimited amount, whether secured (including by way of Encumbrances ranking pari passu with the Encumbrances created under the Security Documents) or unsecured, provided that Open Text has demonstrated that it will be in compliance with a Consolidated Senior Secured Net Leverage Ratio of less than 2.75:1.00 on a pro forma basis at the end of the Financial Quarter immediately following the incurrence of such Debt for the Measurement Period then ended and with respect to any secured Debt, subject to intercreditor arrangements substantially in the form of the Intercreditor Agreement or otherwise satisfactory to the Administrative Agent (and customary terms of such arrangements shall be deemed to be satisfactory), and otherwise containing terms, covenants, and defaults that are not more restrictive, taken as a whole, than the terms, covenants and defaults contained in the Credit Documents; provided that if secured, unless otherwise agreed to by the Administrative Agent in its reasonable discretion, such Debt shall not be secured by any property or assets of the Loan Parties other than the Collateral; and

(p)	Debt not otherwise permitted above in an aggregate amount not to exceed U.S. $200,000,000 at any time.
“Permitted Dispositions” means (i) any Disposition of Assets to Loan Parties; (ii) Dispositions of inventory in the ordinary course of business; (iii) Dispositions of Assets which are obsolete, redundant or of no material economic value; (iv) Dispositions of Assets in each Financial Year to a Person that is not a Loan Party of not more than an amount equal to 20% of Consolidated Assets in the aggregate for all such Dispositions during such Financial Year (determined on the first Business Day of such Financial Year); provided that if, for any Financial Year, the amount specified above exceeds the aggregate amount of applicable Dispositions made by Open Text and its Subsidiaries, as determined on a consolidated basis during such Financial Year, the amount set forth above for the succeeding Financial Year shall be increased by 50% of such excess amount; provided further that all such Dispositions pursuant to this clause (iv) shall not exceed an aggregate amount equal to 45% of Consolidated Assets as of the Effective Date; (v) Dispositions of Assets to Subsidiaries of Open Text so long as Section 7.02(6) and Section 7.02(9) are complied with and subject in all cases to compliance with the Minimum Guarantor Coverage; (vi) Dispositions resulting from a transaction permitted under Section 7.02(3)(i) through (iv); and (vi) Dispositions of Assets by Subsidiaries of Open Text that are not Loan Parties to other Subsidiaries of Open Text that are not Loan Parties.
“Permitted Encumbrances” means, with respect to any Person, the following:

(a)
Encumbrances for Taxes, rates, assessments or other governmental charges or levies or for employment insurance, pension obligations or other social security obligations, workers’ compensation or vacation pay, the payment of which is not yet due, or for which installments have been paid based on reasonable estimate spending final assessments, or if due, the applicable grace period has not expired or the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person if either, in the case of such items being contested, (i) adequate reserves have been maintained in accordance with GAAP, if applicable or (ii) the applicable liens are not in the aggregate materially prejudicial to the value of the assets of the Loan Parties taken as a whole;

(b)
undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person;

(c)
(i) reservations, limitations, provisos and conditions expressed in any original grant from any Governmental Authority or (ii) other grant of real or immovable property, or interests therein, which, in the case of this clause (ii), do not materially affect the use of the affected land for the purpose for which it is used by that Person;

(d)
licences, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities, which do not materially impair the use of the affected land for the purpose for which it is used by that Person;

(e)	title defects, encroachments or irregularities which in the aggregate do not materially impair the use of the affected property for the purpose for which it is used by that Person;

(f)
the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(g)
the Encumbrances resulting from the deposit or pledge of cash or securities in connection with contracts, tenders, bids, performance bonds and similar obligations or expropriation proceedings, or to secure workers’ compensation, unemployment insurance, and other social security obligations;

(h)
the Encumbrances resulting from surety or appeal bonds, costs of litigation when required by Law, liens and claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;

(i)
Encumbrances given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of that Person in the ordinary course of its business;

(j)
the Encumbrances created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and does not result in an Event of Default under Section 8.01(1)(j);

(k)	operating leases of vehicles or equipment which are entered into in the ordinary course of the Business;

(l)	Encumbrances securing Purchase Money Mortgages or Capital Lease Obligations permitted hereunder;

(m)	the Encumbrances created by the Security Documents;

(n)
Encumbrances securing indebtedness not in excess of an aggregate principal amount of U.S. $120,000,000 (or the equivalent thereof in other currencies) for all Loan Parties and their Subsidiaries relating to Assets acquired in connection with Permitted Acquisitions and Investments permitted under Section 7.02(9)(k), in each case made after the Effective Date by Loan Parties and their Subsidiaries securing debts, liabilities or obligations, in each case not assumed or incurred in contemplation of such Acquisition or Investment;

(o)
subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements which do not materially impair the use of the real property subject thereto for the purpose for which it is used by that Person;

(p)
the rights of any tenant, occupant or licensee under any lease, occupancy agreement or licence which do not materially impair the use of the real property subject thereto for the purpose for which it is used by that Person;

(q)
the Encumbrances set forth in Schedule K; provided that, subject to the Intercreditor Agreement, Encumbrances securing Debt in a principal amount of up to the sum of the Term Loans made on the Closing Date plus the principal amounts of any “Incremental Term Facility” permitted in accordance with the terms of the Term B Credit Agreement as of the Effective Date (or any Refinancing Debt in respect thereof (subject to execution of any joinder agreement that may be required under the Intercreditor Agreement)) shall constitute Permitted Encumbrances and may rank pari passu with the Encumbrances created by the Security Documents;

(r)
bankers’ Encumbrances, rights of setoff and other similar Encumbrances existing solely with respect to accounts and cash and cash equivalents on deposit in accounts (including any restriction on the use of such cash and cash equivalents or investment property), in each case granted in the ordinary course of business in favor of the banks or other financial or depositary institution with which such accounts are maintained, securing amounts owing to such Person with respect to cash management services (including operating account arrangements and those involving pooled accounts and netting arrangements); provided, that, unless such Encumbrances arise by operation of applicable law, in no case shall any such Encumbrances secure (either directly or indirectly) any Debt for borrowed money;

(s)
Encumbrances or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided, however, that such Encumbrances or covenants do not materially and adversely affect the use of the lands by the Loan Parties and their Subsidiaries;

(t)
Encumbrances consisting of royalties payable with respect to any asset or property of the Loan Parties and their Subsidiaries, provided that the existence of any such Encumbrance as of the Effective Date on any material property or asset of the applicable Loan Party or Subsidiary shall have been disclosed in writing to the Lenders prior to the Effective Date;

(u)
statutory Encumbrances incurred or pledges or deposits made in favour of a Governmental Authority to secure the performance of obligations of any Loan Party or any of its Subsidiaries under Environmental Laws to which any Loan Party or Subsidiary or any assets of such Loan Party or such Subsidiary is subject, provided that no Event of Default shall have occurred and be continuing;

(v)
Encumbrances arising from the right of distress enjoyed by landlords outside of the Province of Québec to secure the payment and performance of obligations in respect of leased properties in such provinces or an Encumbrance granted by a Loan Party or a Subsidiary of a Loan Party to a landlord to secure the payment and performance of obligations in respect of leased properties in the Province of Québec leased from such landlord, provided that such Encumbrances are limited to the assets located at or about such leased properties;

(w)
any and all Encumbrances or title defects that do not materially and adversely interfere with the ordinary conduct of business of a Loan Party or a Subsidiary of a Loan Party, if customarily insurable at reasonable cost, and that may be insured against pursuant to one or more title insurance policies available from locally recognized insurance companies;

(x)	Encumbrances in favour of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(y)
Encumbrances in favour of a financial depositary institution arising (i) as a matter of law or (ii) to the extent that no funds are subject to a present and enforceable claim thereunder, under account establishment or maintenance agreements entered into the ordinary course of business, in each case, encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(z)	other Encumbrances expressly consented to in writing by the Majority Lenders;

(aa)
Encumbrances (which may rank pari passu with the Encumbrances created by the Security Documents) securing Debt described in paragraph (o) of the defined term “Permitted Debt” contained in Section 1.01;

(bb)	Encumbrances not otherwise permitted above securing obligations in an aggregate amount not to exceed U.S. $120,000,000 at any time; and

(cc)	any extension, renewal or replacement of any of the foregoing.
“Permitted Exceptions” means, as to any Asset of a Loan Party that would otherwise be required to constitute Collateral, in each case as reasonably determined by the Administrative Agent (after consultation with Open Text), that such Asset shall not be required to constitute Collateral if (a) the costs of obtaining or granting of such security interest or other applicable Encumbrance at Law are excessive in relation to the value of the security to be afforded thereby, (b) material adverse tax consequences would result from the grant of such security interest or other applicable Encumbrance at Law therein (including that no grant of any security interest is made of the Equity Securities of any non-U.S. entity treated as a “controlled foreign corporation” within the meaning of Section 957(a) of the Code to the extent the Equity Securities of such non-U.S. entity are held by a U.S. entity treated as a corporation for U.S. federal income tax purposes), or (c) the granting of any Encumbrance or security interest in such Asset would constitute or result in the abandonment, invalidation, unenforceability of, or result in any breach, termination or default under, in each case, any Loan Party’s interest in such Asset, or any agreements relating to any Loan Party’s interest therein, as applicable after application of the Uniform Commercial Code or other applicable Law that has the effect of invalidating anti-assignment provisions in contracts and applicable Laws; provided, that if the foregoing provisions of clause (c) are applicable, such Asset and the proceeds of such Asset shall be subject to a trust if not prohibited by Law or by the terms of such Asset in favour of the Administrative Agent, for the benefit of the Lenders (which trust, for clarification, prior to the security interest which would otherwise be granted in or made with respect to such Asset becoming enforceable, shall not prohibit or limit a Loan Party’s use and dealing with such Asset and proceeds except to the extent provided for herein); and, provided further that, for clarification, if any leasehold interest of any Loan Party shall constitute Collateral, the security therein shall not be registered against the related real property and the Loan Parties shall not be required to arrange or deliver title insurance or title opinions, surveys or other ancillaries relating thereto.
“Permitted Investments” means:

(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the Government of Canada or of any Canadian province (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the Government of Canada or of such Canadian province), in each case maturing within one year from the date of acquisition thereof;

(b)
investments in commercial paper maturing within 270 days from the date of acquisition thereof and rated, at such date of acquisition, at least “Prime 1” (or the then equivalent grade) by Moody’s or “A” (or the then equivalent grade) by S&P or R-1 Low (or the then equivalent) by DBRS;

(c)
investments in certificates of deposit, banker’s acceptances, commercial paper and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of Canada or of any Canadian province having, at such date of acquisition, a credit rating on its long-term unsecured debt of at least “A-” by S&P;

(d)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the Government of the United States of America or any U.S. State or territory (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the Government of the United States of America) or, in the case of any Subsidiary located outside of the United States and Canada, by any member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

(f)
investments in time deposit accounts, term deposit accounts, certificates of deposit, money-market deposits, bankers’ acceptances and obligations maturing not more than 90 days from the date of acquisition thereof issued by any bank or trust company which is organized under the laws of any member state of the European Union, and which bank or trust company has, or the obligations of which bank or trust company are guaranteed by a bank or trust company which has, capital, surplus and undivided profits in excess of U.S. $500,000,000 (or the equivalent thereof in Euros or Sterling) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act) or by DBRS; and

(g)
other investments to the extent permitted under the investment policy of Open Text, which investments shall be reasonably acceptable to the Administrative Agent and not objected to by the Majority Lenders within five Business Days following notice thereof, in reasonable detail, to the Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, and excludes any Canadian Benefit Plan.
“Platform” has the meaning specified in Section 14.01(2).
“Pledged Account Bank” has the meaning specified in Section 7.01(15)(c)(i).
“Pledged Deposit Account” means each deposit account as to which a U.S. Grantor has complied with the requirements of Section 7.01(15)(c) of this Agreement.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of the Administrative Agent’s or the Collateral Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, “PPSA” shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
“Pre-Exchange Currency” has the meaning specified in the definition of “Exchange Rate” herein.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Prohibited Transaction” means any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Information” means any information, data or materials regarding any Loan Party that is either (a) publicly available or (b) not material with respect to any Loan Party, any of its subsidiaries or any of its securities for purposes of United States or Canadian federal, state or provincial securities laws.
“Public Lender” has the meaning specified in Section 14.01(2).
“Purchase Money Mortgage” means, in respect of any Person, any Encumbrance charging property acquired by such Person, which is granted or assumed by such Person, reserved by the transferor (including, Capital Lease Obligations) or which arises by operation of Law in favour of the transferor concurrently with and for the purpose of the acquisition of such property, in each case where (i) the principal amount secured by such Encumbrance is not in excess of the cost to such Person of the property acquired; and (ii) such Encumbrance extends only to the property acquired.
“Qualified ECP Guarantor” means, at any time, each Guarantor with total assets exceeding U.S. $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and, in each case, can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Refinancing Debt” means, without duplication, Debt that refunds, refinances, extends or all of the proceeds from which are used to repay (in whole or in part) any Permitted Debt but only to the extent that (a) such Refinancing Debt is subordinated to the Debt hereunder at least to the same extent as the Debt being refunded, refinanced or extended, if at all; (b)

the principal amount of such Refinancing Debt has a weighted average life to maturity not less than the weighted average life to maturity of the Debt being refunded, refinanced or extended and is scheduled to mature no earlier than the Debt being refunded, refinanced or extended; (c) such Refinancing Debt is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of the Debt being refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (y) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing prepayment provisions on such Debt being refunded, refinanced or extended, and (z) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt; and (d) such Refinancing Debt is incurred by the same Person or (i) if such Debt is of a Loan Party, by another Loan Party or (ii) if such Debt is of a Subsidiary of a Loan Party that is not a Loan Party, by a Person that is not a Loan Party.
“Register” has the meaning specified in Section 16.01(3).
“Registered Intellectual Property” means any Intellectual Property in respect of which ownership, title, security interests, charges or encumbrances are registered, recorded or noted with any Governmental Authority pursuant to Law.
“Regulation U” means Regulation U or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.
“Related Parties” means, with respect to any Person, such Person’s Affiliates (to the extent that such Affiliates are directly involved in the transactions pursuant to the Credit Documents) and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Release” when used as a verb includes release, spill, leak, emit, deposit, discharge, leach, migrate or dispose into the environment and the term “Release” when used as a noun has a correlative meaning, but does not include any release, spill, leak, emission, deposit, discharge, leach, migration or disposition pursuant to a valid Environmental Permit or in accordance with Environmental Laws.
“Relevant Repayment Date” means May 5, 2022.
“Reorganization” means the reorganization pursuant to which the organizational structure of Open Text and its Subsidiaries will be as set forth on Schedule F(ii) hereto.
“Reorganization Completion Date” means the date on which the transactions contemplated by the Reorganization have been completed.
“Responsible Officer” means, with respect to any corporation, the chairman, the president, any vice president, the chief executive officer, the chief operating officer or the chief financial officer, and, in respect of financial or accounting matters, any Financial Officer of such corporation; unless otherwise specified, all references herein to a Responsible Officer mean a Responsible Officer of Open Text.
“Restricted Payment” means, with respect to any Person, any payment by such Person (i) of any dividends on any of its Equity Securities, (ii) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any of its Equity Securities or any warrants, options or rights to acquire any such shares, or the making by such Person of any other distribution in respect of any of its Equity Securities, (iii) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any Debt of such Person, (iv) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any Debt of such Person to a shareholder of such Person or to an Affiliate of a shareholder of such Person, or (v) of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to any Affiliate of such Person or to any director or officer thereof (except as permitted pursuant to Section 7.02(8)). For the avoidance of doubt, (x) payments among the Loan Parties and (y) repayments of (1) intercompany Debt owing to any Loan Party, (2) intercompany Debt owing by any Subsidiary of Open Text that is not a Loan Party to any other Subsidiary of Open Text that is not a Loan Party, (3) unsecured intercompany Debt payable that is owing to any Subsidiary of Open Text that is not a Loan Party by any Subsidiary of Open Text that is not a Loan Party, but that subsequently becomes a Loan Party, or (4) unsecured intercompany Debt that is owing by any Loan Party to any Subsidiary of Open Text that is not a Loan Party, shall not, together with the interest payable on any such Debt, in any such case, constitute a Restricted Payment, provided that, in the case of the foregoing clauses (3) (upon the obligor Subsidiary becoming a Loan Party) and (4), such Debt shall expressly provide that no payments thereunder shall be made by any Loan Party at any time during the continuance of a Default or an Event of Default or to the extent that a Default or an Event of Default would result therefrom pursuant to customary subordination arrangements.
“Revolving Credit Borrowers” means Open Text, Open Text ULC, Open Text Holdings, Inc. and any Designated Borrowers from time to time.
“Revolving Credit Borrowing” means a group of Advances of a single Type made by the Revolving Credit Lenders, as the case may be, on a single date, and if applicable, as to which a single Interest Period is in effect.
“Revolving Credit Commitment” has the meaning specified in the definition of “Commitment” herein.
“Revolving Credit Facility” means, the revolving credit facility made available to each Revolving Credit Borrower in accordance with Article 2 for the purposes specified in Section 2.04.

“Revolving Credit Lender” has the meaning specified in the definition of “Lenders” herein.
“Revolving Credit Loan” means an Advance under the Revolving Credit Facility or the issuance of a Documentary Credit under the Revolving Credit Facility and made by a Revolving Credit Lender for the Account of a Revolving Credit Borrower.
“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Sale-Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement entered into after the Effective Date pursuant to which such Person transfers or causes the transfer of any Assets to another Person and leases such Assets back from such Person as a Capital Lease Obligation.
“Sanctions” has the meaning specified in Section 6.01(26).
“Second Amendment Effective Date” means December 22, 2014.
“Secured Obligations” has the meaning specified in Section 22.01.
“Securities” means:

(a)
a document that is (i) issued in bearer, order or registered form, (ii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, (iii) one of a class or series or by its terms is divisible into a class or series of documents, and (iv) evidence of a share, participation or other interest in property or in any enterprise or is evidence of an obligation of the issuer and includes an uncertificated security; and

(b)	a share, participation or other interest in a Person;
but excludes

(c)	any ULC Shares.
“Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Accommodations.
“Security” has the meaning specified in Section 2.12(1).
“Security Agreement” has the meaning specified in Section 2.12(1)(b).

“Security Documents” means the Security and Pledge Agreement, the Intercreditor Agreement, the agreements described in Section 2.12 and any other security granted to the Collateral Agent, the Administrative Agent or the Lenders, including pursuant to Section 7.01(15), as security for the Secured Obligations of any of the Loan Parties under this Agreement and the other Credit Documents.
“Security and Pledge Agreement” means the Amended and Restated Security and Pledge Agreement dated as of November 9, 2011, as amended by a First Amendment to the Amended and Restated Credit Agreement and Amended and Restated Security and Pledge Agreement dated as of December 16, 2013, as supplemented by Security Agreement Supplements dated as of July 2, 2012, and January 16, 2014, and as amended and restated as of the Effective Date, and as further amended, amended and restated, supplemented or otherwise modified from time to time, by the U.S. Grantors party thereto from time to time.
“Solvent” and “Solvency” mean, with respect to Open Text and its Subsidiaries on a particular date, (a) (i) the fair value of the assets (on a going concern basis) of Open Text and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property (on a going concern basis) of Open Text and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (iii) Open Text and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business and (iv) Open Text and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business contemplated as of such date for which they have unreasonably small capital and (b) (i) the aggregate of the property of Open Text and its Subsidiaries is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all their obligations, due and accruing due, (ii) Open Text and its Subsidiaries, taken as a whole, are paying their current obligations in the ordinary course of business as they generally became due and (iii) Open Text and its Subsidiaries, taken as a whole, are able to meet their obligations as they generally become due.
“Specified Loan Party” has the meaning specified in Section 22.13.
“Specified Representations” means the representations and warranties of the Loan Parties set forth in Section 6.01(1) (as to organizational incorporation and qualification), Section 6.01(2) (as to corporate power and authority to enter into and perform its applicable obligations under the Credit Documents), Section 6.01(3) (as to absence of conflict with constating documents), Sections 6.01(4) and 6.01(5) (as they relate to due execution, delivery, authorization and enforceability of the Credit Documents), Section 6.01(24) (as to the Solvency of Open Text and its Subsidiaries, taken as a whole and on a consolidated basis), Section 6.01(22) (as to margin regulations of the Board of Governors of the Federal

Reserve System), Section 6.01(23) (as to the Investment Company Act of 1940), Section 6.01(26) (as to OFAC and the USA PATRIOT Act, but only to the extent it would be unlawful for the Lenders to extend any Advance on the date that the relevant Incremental Facility is proposed to be drawn).
“Subsidiary” means, at any time, as to any Person, any corporation, company or other Person, if at such time the first mentioned Person owns, directly or indirectly, securities or other ownership interests in such corporation, company or other Person having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such corporation, company or other Person.
“Swing Line Advance” means an Advance made by a Swing Line Lender for the account of a Borrower.
“Swing Line Commitment” means, as to any Swing Line Lender at any time, the obligation of such Lender to make Swing Line Advances, as such may be increased or reduced from time to time.
“Swing Line Lender” means a Lender that has a Swing Line Commitment.
“Swing Line Lender’s Commitment” has the meaning specified in the definition of “Commitment” herein.
“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt”, all (i) obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (ii) obligations of such Person in respect of transactions entered into by such Person (other than deposit liabilities), the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of equity contributions or the issuance of equity interests) and (iii) obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Debt” or in clause (i) or (ii) above that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term B Agreement Agent” means Barclays Bank PLC, or its successor in interest, in its capacity as administrative agent and collateral agent under the Term B Credit Agreement.

“Term B Credit Agreement” means the Credit Agreement dated as of January 16, 2014 by and among Open Text, the Subsidiaries of Open Text party thereto, Barclays Bank PLC as administrative agent and the lenders party thereto from time to time, as amended as of June 16, 2016 and as of February 22, 2017, as amended and restated as of the Effective Date, and as such Credit Agreement may be further amended, supplemented, restated, amended and restated or modified from time to time in accordance with Section 7.02(14).
“Term Loans” has the meaning specified in the Term B Credit Agreement.
“Type” has the meaning specified in the definition of “Accommodation” or “Advance”, as the case may be, herein.
“UCC” means the Uniform Commercial Code as in effect in the jurisdiction of organization of any applicable Loan Party.
“ULC” has the meaning specified in the definition of “ULC Shares”.
“ULC Shares” means shares or other equity interests issued by an unlimited company or an unlimited liability company or unlimited liability corporation incorporated or otherwise governed by the laws of any of the provinces of Canada (each, a “ULC”) (other than any shares or other equity interests issued by Open Text ULC, an unlimited liability company governed by the laws of Nova Scotia, or any successor thereof which is a ULC).
“Unmatured Surviving Obligations” has the meaning specified in Section 7.01(15)(c).
“Unrestricted Cash” means, at any time, cash and Permitted Investments held in accounts on the consolidated balance sheet of Open Text as at such date to the extent that such cash and Permitted Investments would not be required to be classified as “restricted” in accordance with GAAP (other than related to the Credit Documents (or the Liens created thereunder)).
“U.S. Dollars” and “U.S. $” each mean the lawful money of the United States.
“U.S. Grantor” means Open Text Holdings, Inc. and any other Guarantor organized under the laws of a jurisdiction located within the United States.
“Valuation Date” means the date of issuance or the date of continuation (if continued beyond the then existing expiration date) of any Documentary Credit.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02	Gender and Number
Any reference in the Credit Documents to gender includes all genders, and words importing the singular number only include the plural and vice versa.

Section 1.03	Interpretation not Affected by Headings, etc.
The provisions of a table of contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.04	Currency
All references in the Credit Documents to dollars or $, unless otherwise specifically indicated, are expressed in U.S. $.

Section 1.05	Certain Phrases, etc.
In any Credit Document (i) (y) the words “including” and “includes” mean “including (or includes) without limitation” and (z) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to (or until) but excluding”.

Section 1.06	Accounting Terms
All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

Section 1.07	Non-Business Days
Whenever any payment is stated to be due on a day which is not a Business Day, such payment shall be made (except as herein otherwise expressly provided in respect of any LIBOR Advance) on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or Fees, as the case may be.

Section 1.08	Ratable Portion of Accommodations
References in this Agreement to a Lender’s ratable portion of Advances or ratable share of payments of principal, interest, Fees or any other amount, shall mean and refer to a ratable portion or share as nearly as may be ratable in the circumstances, as determined in good faith by the Administrative Agent. Each such determination by the Administrative Agent shall be prima facie evidence of such ratable share.

Section 1.09	Incorporation of Schedules
The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

Section 1.10	Control of Equity Securities
Any reference to “control” when used in the Credit Documents in reference to Equity Securities constituting Collateral shall be interpreted by reference to the Securities Transfer Act (Ontario), the UCC or other relevant Law in effect in the jurisdiction governing the perfection of a security interest in such Collateral.

Section 1.11	Effectiveness of Amendment and Restatement
This Agreement and the other Credit Documents, shall, except as otherwise expressly set forth herein, supersede the Existing Credit Agreement and all other agreements between the parties with respect to the Advances and Documentary Credits outstanding under the Existing Credit Agreement as of the Effective Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Credit Documents executed and delivered herewith do not constitute a novation or termination of the obligations under the Existing Credit Agreement and the other Credit Documents as in effect prior to the Effective Date, (b) except as set forth in Article 24 and the 2018 Release Documents, such obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Credit Documents, (c) except as expressly set forth in Article 24 and the 2018 Release Documents, the security interests and other Encumbrances created under the Security Documents prior to the date hereof in favour of the Collateral Agent (as defined in the Existing Credit Agreement) or Barclays Bank PLC, as Administrative Agent (under the Existing Credit Agreement) for the benefit of the Secured Parties (as defined in the Security Documents) securing payment of such obligations are in all respects continuing in full force and effect, and (d) all references in the other Credit Documents (i) to the Existing Credit Agreement or ‘Credit Agreement’ shall be deemed to refer without further amendment to this Agreement, (ii) to the ‘Administrative Agent’ shall be deemed to refer without further amendment to the Administrative Agent as defined in this Agreement, (iii) to the ‘Lenders’ or a ‘Lender’ shall be deemed to refer without further amendment to the Lenders as defined in this Agreement, and (iv) to the ‘Collateral Agent’ shall be deemed to refer without further amendment to the Collateral Agent as defined in this Agreement.

Section 1.12	Quebec Interpretation Clause
For purposes of any property located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document governed by the laws of the Province of Quebec) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g)

all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Lien as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership”, (o) “easement” shall be deemed to include “servitude”, (p) “priority” shall be deemed to include “rank” or “prior claim”, as applicable (q) “survey” shall be deemed to include “certificate of location and plan”, (r) “fee simple title” shall be deemed to include “absolute ownership”, (s) “leasehold interest” shall be deemed to include “rights resulting from a lease”, and (t) “lease” shall be deemed to include a “contract of leasing (crédit-bail)”.

ARTICLE 2
CREDIT FACILITY

Section 2.01	Availability

(1)
Each Revolving Credit Lender individually, and not jointly and severally, agrees, on the terms and conditions of this Agreement, to make Accommodations ratably to each Revolving Credit Borrower in accordance with such Lender’s Revolving Credit Commitment. The Swing Line Lender individually, and not jointly and severally, agrees, on the terms and conditions of this Agreement, to make Swing Line Advances ratably to each Revolving Credit Borrower in accordance with such Lender’s Swing Line Commitment. Upon the making of any Swing Line Advance by any Swing Line Lender, each Revolving Credit Lender shall be deemed to, and hereby irrevocably agrees to, purchase from such Swing Line Lender a risk participation in such Swing Line Advance in an amount equal to the product of such Revolving Credit Lender’s ratable share of the Revolving Credit Facility times the principal amount of such Swing Line Advance. Each Documentary Credit Lender individually, and not jointly and severally, agrees, on the terms and conditions of this Agreement, to issue Documentary Credits for the account of each Revolving Credit Borrower in accordance with such Lender’s Documentary Credit Commitment under the Revolving Credit Facility.

(2)
Accommodations under (i) the Revolving Credit Facility shall be made available as ABR Advances, LIBOR Advances and Documentary Credits and (ii) the Swing Line Commitment shall be made available as ABR Advances on the terms set forth herein.

(3)
The failure of any Lender to make an Accommodation shall not relieve any other Lender of its obligation, if any, in connection with any such Accommodation, but no Lender is responsible for any other Lender’s failure in respect of such Accommodation.

(4)
The Borrowers shall have the right, but not the obligation, at any time prior to the maturity of the Revolving Credit Facility, to increase the Commitments under the Revolving Credit Facility or create a new tranche of Revolving Credit Commitments in an aggregate amount not to exceed %5. U.S. $250,000,000 plus %5. additional amounts so long as, in the case of this clause (ii), the Consolidated Senior Secured Net Leverage Ratio (determined on a pro forma basis (A) giving effect to the incurrence of such Debt and any Debt which would constitute Consolidated Net Debt for Borrowed Money that has been incurred, prepaid or repaid since the end of the most recent Measurement Period for which financial statements are available (assuming such Commitments are fully drawn but excluding any proceeds thereof from Unrestricted Cash) and (B) excluding, in the calculation of such Consolidated Senior Secured Net Leverage Ratio, any Debt concurrently incurred under the foregoing clause (i) from Consolidated Net Debt for Borrowed Money) would not exceed 2.75:1.00 (each, an “Incremental Facility”, and the advances thereunder, “Incremental Advances”); provided that, the Borrowers, in their sole discretion, may reclassify any Debt incurred under the foregoing clause (i) as having been incurred under the foregoing clause (ii) subject to compliance, at the time of such reclassification, with the requirements of such clause (ii); provided further that:

(a)
No Event of Default exists or would exist after giving effect thereto (except in the case of an Incremental Facility used to finance a Permitted Acquisition, in which circumstances, no Default or Event of Default under Section 8.01(1)(a), Section 8.01(1)(b) or Section 8.01(1)(l) exists or would exist after giving effect thereto) and all applicable representations and warranties pursuant to Article 6 shall be true and correct in all material respects on the date of the funding thereof (except in the case of an Incremental Facility used to finance a Permitted Acquisition, in which circumstances, the Specified Representations shall be true and correct in all material respects);

(b)	Open Text will be in compliance on a pro forma basis with the financial covenant in Section 7.03 after giving effect to such Incremental Facility (assuming the Commitments thereunder are fully drawn);

(c)
Commitments made by way of an increase to the Revolving Credit Commitment shall be on terms (including currency and Effective Yield) and conditions identical to those applicable to the then-existing Revolving Credit Facility;

(d)
In regard to Advances and Commitments made by way of a new tranche of Revolving Credit Commitments, the Effective Yield for any Incremental Facility shall be determined by the Borrower and the Lenders of such Incremental Facility; provided that in the event that the Effective Yield applicable to any Incremental Facility incurred during the first 18 months following the Effective Date is greater than the Effective Yield for the Revolving Credit Facility, then the Effective Yield for the Revolving Credit Facility shall be increased to the extent necessary so that the Effective Yield for such Incremental Facility is not more than 50 basis points higher than the Effective Yield for the Revolving Credit Facility unless the Applicable Margins for the Revolving Credit Facility are increased by an amount equal to the difference between the Effective Yield for such Incremental Facility and the corresponding Effective Yield for the Revolving Credit Facility minus 50 basis points;

(e)
Such increased amounts will be provided by the existing Lenders or new financial institutions that become Lenders under the Incremental Facility (such new financial institutions to be reasonably satisfactory to the Administrative Agent and, if Swing Line Advances will be made or Documentary Credits will be issued under the Facility to which such Lender will be a party (including any Lender who is party to an increase in the Revolving Credit Facility), the Swing Line Lender and the Documentary Credit Lender), provided that no existing Lender will be obligated to provide any such Incremental Facility;

(f)
The Advances and Commitments under any Incremental Facility will not in any event have a maturity date that is earlier than the Relevant Repayment Date of the then existing Revolving Credit Facility; provided that Advances and Commitments made by way of a new tranche of Revolving Credit Commitments shall be on terms and conditions otherwise substantially similar to those applicable to the then-existing Revolving Credit Facility and, to the extent not so substantially similar with the then-existing Revolving Credit Facility, shall be reasonably satisfactory to the Administrative Agent; and

(g)
Upon the implementation of any Incremental Facility by way of an increase to the Commitments under the Revolving Credit Facility pursuant to this Section 2.01(4), (i) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Credit Lender providing a portion of such Incremental Facility (each a “Commitment Increase Lender”) in respect of such increase, and each such Commitment Increase Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Credit Lender’s participations hereunder in outstanding Documentary Credits and Swing Line Advances such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in

Documentary Credits and (B) participations hereunder in Swing Line Advances held by each Revolving Credit Lender (including each such Commitment Increase Lender) will equal the percentage of the Total Revolving Credit Commitment of all Lenders represented by such Revolving Credit Lender’s Incremental Commitment and (ii) if, on the date of such increase, there are any Advances outstanding, such Advances shall on or prior to the effectiveness of such Incremental Facility be prepaid from the proceeds of additional Incremental Advances made hereunder (reflecting such Incremental Facility), which prepayment shall be accompanied by accrued interest on the Advances being prepaid and any costs incurred by any Revolving Credit Lender in accordance with Section 2.15. The Administrative Agent and the Revolving Credit Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h)	At no time shall there be more than three separate tranches of revolving facilities hereunder (including Incremental Facilities).

(i)	The Administrative Agent shall have received such other corporate authorizations, opinions, or documents as the Administrative Agent may reasonably request.

(5)
Notwithstanding anything to the contrary in this Agreement, if there are any Material Owned Real Properties subject to a Debenture (any such property, a “Mortgaged Property”), any increase or extension (including a renewal) of any of the Commitments or Loans (including the provision of Incremental Advances or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Credit Loans or (iii) the issuance, renewal or extension of Documentary Credits) shall be subject to (and conditioned upon) receipt by the Administrative Agent of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto).

Section 2.02	Commitments and Facility Limits

(1)	The Accommodations Outstanding:

(a)
owing to all Revolving Credit Lenders shall not at any time exceed the Revolving Credit Commitment, and owing to each Revolving Credit Lender shall not at any time exceed such Lender’s Revolving Credit Commitment;

(b)	owing to any Swing Line Lender shall not, at any time, exceed the Swing Line Commitment of such Swing Line Lender; and

(c)
owing to all Documentary Credit Lenders shall not, at any time, exceed the Documentary Credit Commitment and owing to each Documentary Credit Lender shall not, at any time, exceed such Lender’s Documentary Credit Commitment.

(2)
The Revolving Credit Facility shall revolve and, except as otherwise provided herein, no payment under the Revolving Credit Facility shall reduce the Revolving Credit Commitments. Swing Line Advances shall be available on a revolving basis and, except as otherwise provided herein, no payment of Swing Line Advances shall reduce the Swing Line Commitment.

(3)	A conversion from one Type of Accommodation to another Type of Accommodation shall not constitute a repayment or prepayment.

Section 2.03	Designated Borrowers

(1)
The Subsidiaries listed on Schedule 12 (effective as of the Effective Date), Open Text and such other Subsidiaries of Open Text as may be reasonably acceptable to the Administrative Agent and the Lenders under the Revolving Credit Facility or Incremental Facilities (subject to the provisions of this Section 2.03), shall be “Designated Borrowers” hereunder and may receive Advances for their respective accounts on the terms and conditions set forth in this Agreement.

(2)
Open Text may at any time, upon not less than 15 Business Days’ notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate itself and any additional Subsidiary (an “Applicant Borrower”) to receive Accommodations under the Revolving Credit Facility by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Schedule 10 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving Credit Facility provided for herein, the Administrative Agent and the Lenders under Revolving Credit Facility shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including all such documents or information required to comply with the Patriot Act), in each case consistent with the documents and information that was required to be delivered hereunder with respect to the new Borrowers on the Second Amendment Effective Date (but with such differences as may be appropriate in light of applicable local law), and promissory notes signed by such new Borrowers to the extent any Lenders under the Revolving Credit Facility so require. If the Administrative Agent and the Revolving Credit Lenders agree that an Applicant Borrower shall be entitled to receive Accommodations hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Schedule 11 (a “Designated Borrower Notice”) to Open Text and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of such Lenders agrees to permit such Designated Borrower to receive Accommodations hereunder under the Revolving Credit Facility, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Revolving Credit Borrower for all purposes of this Agreement. For the avoidance of doubt, the Administrative Agent and each Revolving Credit Lender shall act reasonably in determining whether to grant any designation request by Open Text with respect to an Applicant Borrower under this Section 2.03(2) and, in the event that the Administrative Agent or any Revolving Credit Lender, acting reasonably, does not agree that such Applicant Borrower shall be entitled to receive Accommodations hereunder, then such Applicant Borrower shall not be a Designated Borrower and may not receive Accommodations hereunder.

(3)
Each Subsidiary that is or becomes a Designated Borrower pursuant to this Section 2.03 hereby irrevocably appoints Open Text as its agent for all purposes relevant to this Agreement and each of the other Credit Documents, including (i) the giving and receipt of notices (including delivery of any Borrowing Notice to the Administrative Agent) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any notice, demand, consent, acknowledgment, direction, certification or other communication delivered to Open Text in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower. For the avoidance of doubt, any Subsidiary that becomes a Designated Borrower after the Effective Date pursuant to this Section 2.03 may not deliver a Borrowing Notice to the Administrative Agent, and the Administrative Agent shall only accept Borrowing Notices delivered to it by Open Text on behalf of any such Designated Borrower.

(4)
Open Text may from time to time, upon not less than 15 Business Days’ notice from Open Text to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Accommodations payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Accommodations made to it, in each case, as of the effective date of such termination, unless, in the case of any outstanding Documentary Credits, on or prior to such effective date of termination, the applicable Designated Borrower shall have paid to the Administrative Agent for the account of each applicable Lender an amount in same day funds equal to the sum of the amount to be drawn or which may be drawn, as the case may be, by any Beneficiary in the currency in which any Documentary Credit issued by such Lender for the account of such Borrower is payable, to be held as cash collateral in respect of Designated Borrower’s obligations for such Documentary Credits; provided that the Administrative Agent may apply any or all of such cash and cash collateral to the payment of any or all of such Designated Borrower’s obligations in respect of such Documentary Credits as such obligations become due and, pending such application, the Administrative Agent may (but shall not be obligated to) invest the same in an interest bearing account in the Administrative Agent’s name, for the ratable benefit of itself and the applicable Lenders, at such bank or financial institution as the Administrative Agent may, in its discretion, select; provided further, that if such Designated Borrower is also a Guarantor, such termination will not affect such Designated Borrower’s obligations as a Guarantor under the Guarantee. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

Section 2.04	Use of Proceeds

(1)
The Revolving Credit Borrowers shall use the proceeds of any Accommodations under the Revolving Credit Facility to fund working capital and general corporate purposes (including Capital Expenditures, Permitted Acquisitions and Permitted Investments) on a fully revolving basis.

(2)	No Swing Line Advances shall be used for the purpose of funding the repayment of principal of any other Swing Line Advance.

Section 2.05	Mandatory Repayments and Reductions of Commitments

(1)
Each Revolving Credit Borrower shall repay (subject to Section 8.01) the Accommodations Outstanding made to such Borrower under the Revolving Credit Facility together with all interest, fees and other amounts owing in connection therewith on the Relevant Repayment Date and the Revolving Credit Commitments shall terminate on the Relevant Repayment Date.

(2)
Each Revolving Credit Borrower shall repay (subject to Section 8.01), with notice to the Administrative Agent of such repayment, each Swing Line Advance made to such Borrower upon the earlier of the seventh day following the making of such Advance and the Relevant Repayment Date in respect of the Revolving Credit Facility. The Swing Line Commitment shall be permanently reduced from time to time on the date of each reduction of the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Commitment exceeds the Revolving Credit Commitments after giving effect to any such reduction of the Revolving Credit Facility.

(3)	On the date of any prepayment pursuant to Section 2.06(2), the Revolving Credit Commitments of each Lender so prepaid shall be reduced to zero.

Section 2.06	Mandatory Prepayments

(1)
If, as of the last day of each month or, if an Event of Default has occurred and is continuing, on any day, the Accommodations Outstanding under the Revolving Credit Facility exceed 100% of the applicable Revolving Credit Commitment by reason of exchange rate fluctuations or otherwise, the applicable Revolving Credit Borrower or Revolving Credit Borrowers shall, on the first Business Day following such day, repay ABR Advances or LIBOR Advances in the manner set forth in Section 2.07 (but without regard to the minimum amounts specified therein), as the case may be, such that the Accommodations Outstanding under the Revolving Credit Facility, after giving effect thereto, do not exceed the Commitment thereunder.

(2)
The Borrowers shall be required to offer to prepay all Accommodations Outstanding upon the occurrence of a Change of Control, which offer shall be at 100% of the principal amount of the Accommodations Outstanding, plus, in each case, any accrued and unpaid interest, such prepayment to be applied in accordance with Sections 2.09 and 2.10. Any Lender accepting such offer shall be prepaid in full; provided that if the Majority Lenders shall have accepted such offer, then all Lenders shall be deemed to have accepted such offer and the Borrowers shall prepay all outstanding amounts under the Facilities (including the principal amount of all Accommodations Outstanding plus any accrued and unpaid interest and fees but excluding any Documentary Credit obligations, which have been cash collateralized at the time of any such prepayment in accordance with Section 2.13), with such prepayments to be applied in accordance with Sections 2.09 and 2.10.

Section 2.07	Optional Prepayments and Reductions of Commitments
The Borrowers may, subject to the provisions of this Agreement, prepay Accommodations Outstanding under the Revolving Credit Facility, and reduce the Commitments (upon three Business Days’ prior notice), at any time without premium or penalty.

Section 2.08	Fees

(1)
The Revolving Credit Borrowers, in respect of the Revolving Credit Facility, shall pay to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, commencing on the Effective Date to but excluding the latest Relevant Repayment Date in respect of the Revolving Credit Facility, a Facility Fee (as set forth in Schedule 6) calculated on the undrawn amount of Revolving Credit Commitments at such time; provided that, for purpose of calculations under this Section 2.08(1), Swing Line Advances shall not be considered usage. All Facility Fees will be payable in arrears at the end of each Financial Quarter and upon any termination of any Revolving Credit Commitment, in each case for the actual number of days elapsed over a 365 or 366 day year, as the case may be.

(2)	Open Text shall pay an annual administrative fee to the Administrative Agent in an amount as agreed to by Open Text and the Administrative Agent.

Section 2.09	Payments under this Agreement

(1)
Unless otherwise expressly provided in this Agreement, the applicable Borrower shall make any payment required to be made by it to the Administrative Agent or any Lender by depositing the amount of the payment in the relevant currency to the relevant Borrower’s Account not later than 10:00 a.m. (New York time) on the date the payment is due. The applicable Borrower shall make each such payment (i) in U.S. Dollars; and (ii) except as specifically otherwise provided, in the Equivalent U.S. $ Amount, if the Accommodation was originally made in any other currency. In respect of the Revolving Credit Facility, the Administrative Agent shall distribute to each applicable Lender, promptly on the date of receipt by the Administrative Agent of any payment, an amount equal to the amount then due each such Lender.

(2)
Unless otherwise expressly provided in this Agreement, the Administrative Agent shall make Accommodations under the Revolving Credit Facility and other payments to the applicable Borrower under this Agreement by crediting the applicable Borrower’s Account (or causing the applicable Borrower’s Account to be credited) with, or by wire transferring to such account(s) as may be directed by the applicable Borrower, the amount of the payment not later than 2:00 p.m. (New York time) on the date the payment is to be made.

(3)
Each Swing Line Lender shall make Swing Line Advances to the applicable Borrower by crediting the applicable Revolving Credit Borrower’s Account with the amount of such Swing Line Advance not later than 2:00 p.m. (New York time) on the date such Swing Line Advance is to be made.

(4)
Each Borrower hereby authorizes each Lender, if and to the extent any payment owed to such Lender by such Borrower is not made to the Administrative Agent when due, to charge from time to time any amount due against any or all of such Borrower’s accounts with such Lender upon notice to such Borrower.

Section 2.10	Application of Payments and Prepayments

(1)
All amounts received by the Administrative Agent from or on behalf of a Borrower and not previously applied pursuant to this Agreement shall be applied by the Administrative Agent as follows (i) first, in reduction of such Borrower’s obligation to pay any unpaid interest and any Fees which are due and owing; (ii) second, in reduction of such Borrower’s obligation to pay any claims or losses referred to in Section 15.01; (iii) third, in reduction of such Borrower’s obligation to pay any amounts due and owing on account of any unpaid principal amount of Advances and Obligations arising under Eligible Cash Management Agreements and Eligible Hedging Agreements, in each case, which are due and owing; provided that notwithstanding the foregoing, Obligations arising under Eligible Cash Management Agreements and Eligible Hedging Agreements shall be excluded from any such application if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Lender, as the case may be; (iv) fourth, in reduction of such Borrower’s obligation to pay any other unpaid Accommodations Outstanding which are due and owing; (v) fifth, in reduction of any other obligation of such Borrower under this Agreement and the other Credit Documents; and (vi) sixth, to Cash Collateralize the then Accommodations Outstanding in respect of all Documentary Credits made to such Borrower; and (vii) seventh, to such Borrower or such other Persons as may lawfully be entitled to or directed by such Borrower to receive the remainder.

Section 2.11	Computations of Interest and Fees

(1)
All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable pursuant to Section 3.05, and (i) if based on the ABR Rate, a year of 365 days or 366 days, as the case may be; or (ii) if based on the Eurodollar Rate, on the basis of a year of 360 days.

(2)
All computations of Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, taking into account the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.

(3)
For purposes of the Interest Act (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days comprising such calculation basis; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(4)
If any provision of this Agreement or of any of the other Credit Documents would obligate a Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by Law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under the applicable Credit Document, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Party paying the amount shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to any Borrower or Guarantor. Any amount or rate of interest referred to in this Section 2.11(4) shall be determined in accordance with generally accepted actuarial practices and principles and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

(5)
Each of the Loan Parties confirms that it fully understands and is able to calculate the rate of interest applicable to each of the Facilities based on the methodology for calculating per annum rates provided for in this Section 2.11. The relevant Administrative Agent agrees that if requested in writing by the Borrowers it shall calculate the nominal and effective per annum rate of interest on any Accommodations Outstanding at any time and provide such information to the Borrowers promptly following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrowers or any other Loan Party of any of its obligations under this Agreement or any other Credit Document, nor result in any liability to the Administrative Agent or any Lender. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Credit Documents, that the interest payable under the Credit Documents and the calculations thereof has not been adequately disclosed to the Loan Parties, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle

Section 2.12	Security

(1)
In each case, subject to Permitted Exceptions, by the applicable dates specified below, the Borrowers shall provide, or cause to be provided by the Guarantors, in each case, to the Administrative Agent, for and on behalf of the Lenders, as continuing collateral security for the present and future indebtedness and liability of the Borrowers and the obligations of the Guarantors under the Guarantees, respectively, to the Administrative Agent and the Lenders hereunder and under the other Credit Documents, the following security (the “Security”), in form and substance satisfactory to the Administrative Agent, acting reasonably, together with any relevant reasonably required power of attorney, registrations, filings and other supporting documentation deemed necessary by the Administrative Agent or its counsel to perfect the same or otherwise in respect thereof:

(a)	a Guarantee, which guarantees shall be reaffirmed as of the Effective Date pursuant to Section 23.01;

(b)
general security agreements (which, for greater certainty, shall not include a hypothec with respect to moveable property located in the Province of Québec) dated as of the Original Closing Date or thereafter if such Person became a Loan Party thereafter, and reaffirmed as of the Effective Date pursuant to Section 23.01, constituting a security interest in all personal property (or moveable property, as applicable) and assets of the Loan Parties (including all contract rights, inventory, accounts, general intangibles, Equity Securities, deposit accounts, trademarks, trade names, other intellectual property, equipment and proceeds of the foregoing), which security interest shall be of first priority, subject, if and to the extent applicable, to any Permitted Encumbrances (each being a “Security Agreement”), and subject to the grace periods specified in each Security Agreement and in connection with deposit accounts, Section 7.01(15)(c), with respect to items of Collateral that cannot be perfected by the filing of a PPSA or UCC financing statement; and

(c)
within 60 days following the acquisition of any Material Owned Real Property, debentures, mortgages, deeds of trust or deeds to secure debt (or immoveable hypothec, as applicable) constituting a charge on such real property (or immoveable property, as applicable) of the Loan Parties (as determined by the Administrative Agent), which charge shall be a first ranking and exclusive charge, subject, if and to the extent applicable, to any Permitted Encumbrances (each being a “Debenture”).

(2)
Subject to Permitted Exceptions, Open Text will from time to time at its expense duly authorize, execute and deliver (or cause the applicable Loan Party to authorize, execute and deliver) to the Administrative Agent such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits granted or intended to be granted to the Administrative Agent, or any Lender or the Collateral Agent by the Credit Documents and of the rights and remedies therein granted to the Administrative Agent, or any Lender or the Collateral Agent, including the filing of financing statements or other documents under any Law with respect to the Encumbrances created thereby. The Loan Parties acknowledge that the Credit Documents have been prepared on the basis of Law in effect on the Effective Date, and that changes to Law may require the execution and delivery of different forms of documentation, and accordingly the Administrative Agent shall have the right (acting reasonably) to require that the Credit Documents be amended, supplemented or replaced (and Open Text shall, or shall cause the applicable Loan Party to duly authorize, execute and deliver to the Administrative Agent any such amendment, supplement or replacement reasonably requested by the Administrative Agent with respect to any of the Credit Documents) within 30 days of written request therefor (i) to reflect any change in Law, whether arising as a result of statutory amendments, court decisions or otherwise; (ii) to facilitate the creation and registration of appropriate forms of security in applicable jurisdictions; or (iii) to confer upon the Administrative Agent Encumbrances similar to the Encumbrances created or intended to be created by the Credit Documents. Without limiting the generality of this Section 2.12(2), the Loan Parties agree that if any such actions shall be required under applicable law as a result of the amendment and restatement of the Existing Credit Agreement into the form of this Agreement on the Effective Date, they shall promptly, or shall cause the applicable Loan Party to promptly, duly authorize, execute and deliver to the Administrative Agent any such amendment, supplement or replacement reasonably requested by the Administrative Agent with respect to any of the Credit Documents.

(3)
With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) will maintain, with financially sound and reputable insurance companies, such flood insurance in such total amount as the Administrative Agent and Lenders may from time to time reasonably require to the extent customarily maintained by similar businesses operating in the same or similar locations, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent on behalf of any Lender, will deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including evidence of annual renewals of such insurance.

(4)
(a) Notwithstanding anything to the contrary in Section 2.12(1)(d) (including the time period set forth therein) or this Agreement to the contrary, the Administrative Agent shall not enter into any Debenture in respect of any Material Owned Real Property acquired by any Borrower or any other Loan Party after the Closing Date until the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed). If the Lenders have not informed the Administrative Agent and Open Text of any outstanding flood diligence requirements by the date that is forty (45) days after the date on which the Administrative Agent made available to the Lenders (which may be delivered electronically) the following documents in respect of such real property (which documents shall be delivered by the Administrative Agent to the Lenders promptly after receipt thereof): (i) a completed flood hazard determination from a third party vendor; (ii) if such Material

Owned Real Property is located in a “special flood hazard area,” (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such Material Owned Real Property is located, evidence of required flood insurance with respect to any such Mortgage, the Lenders will be deemed to have completed their flood insurance due diligence and flood insurance compliance and to have consented to such Debenture. Notwithstanding anything to the contrary in this Section 2.12 or this Agreement, in respect of any Material Owned Real Property subject to Section 2.12(1)(d), the time period set forth in Section 2.12(1)(d) for delivery of any related Debenture shall be automatically extended to the date on which the Administrative Agent is permitted under this Section 2.12(4)(a) to enter into such Debenture.
(b) Open Text shall provide the Administrative Agent with a completed “Life-of- Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) to the extent such flood-related documentation is required for compliance with applicable Law.

Section 2.13	Cash Collateral

(1)
Upon the request of the Administrative Agent or the Documentary Credit Lender, if, as of the Relevant Repayment Date in respect of the Revolving Credit Facility, any Documentary Credit obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Accommodations Outstanding of all Documentary Credit obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the Swing Line Lender or the Documentary Credit Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of all Fronting Exposure (after giving effect to Section 2.14 and any Cash Collateral provided by the Defaulting Lender).

(2)
All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Documentary Credit Lender and the Lenders (including the Swing Line Lender), and agrees to create and agrees that the Administrative Agent may maintain, a first priority security interest (other than an Encumbrance of the type described in (i) clause (a) of the definition of “Permitted Encumbrances” arising solely by operation of law and for which payment is not yet due or (ii) clause (y) of the definition of “Permitted Encumbrances”) in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to this Section 2.13. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided (other than an Encumbrance of the type described in (i) clause (a) of the definition of “Permitted Encumbrances” arising solely by operation of law and for which payment is not yet due or (ii) clause (y) of the definition of “Permitted Encumbrances”) or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(3)
Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided hereunder in respect of Documentary Credits or Swing Line Advances shall be held and applied to the satisfaction of the specific Documentary Credit obligations or Swing Line Advances, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(4)
Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 16.01(2)(f))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Section 8.01(a), (b), (k) or (l) or an Event of Default (and following application as provided in this Section 2.13 may be otherwise applied in accordance with the terms hereof), and (y) the Person providing Cash Collateral and the Documentary Credit Lender or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.14	Defaulting Lenders

(1)
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a)	That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 17.01(5).

(b)
Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.01), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Documentary Credit Lender or Swing Line Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the Documentary Credit Lender or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Documentary Credit or Swing Line Loan; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Borrowing in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Borrowings under this Agreement and to Cash Collateralize future Funding Exposure with respect to such Defaulting Lender; sixth, to the payment of any amounts owing to the Lenders, the Documentary Credit Lender or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Documentary Credit Lender or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Documentary Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Borrowings or Documentary Credit Borrowings were made at a time when the conditions set forth in Article 5 were satisfied or waived, such payment shall be applied solely to pay the Borrowings of, and Documentary Credit Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Borrowings of, or Documentary Credit Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c)
That Defaulting Lender shall not be entitled to receive any fee hereunder for any period during which that Lender is a Defaulting Lender (and the applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to the Defaulting Lenders).

(d)
During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Documentary Credits or Swing Line Advances pursuant to Section 3.06, the ratable share of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that: (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists and the representations and warranties contained in Article 6 are true and correct in all material respects on and as of such date, all as though made on and as of such date except any representation and warranty which is stated to be made as of a certain date (and then as of such date); and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Documentary Credits and Swing Line Advances shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Advances of that Lender. If the amount of the obligation of a non-Defaulting Lender to acquire, refinance or fund participations in Documentary Credits and Swing Line Advances is reallocated pursuant to this clause (d), then the fees payable to the Lenders pursuant to Section 2.08(1), Section 4.09(1) and Section 4.09(2) shall be adjusted in accordance such non-Defaulting Lender’s Applicable Percentage.

(2)
If the applicable Borrower, the Administrative Agent, the Swing Line Lender and the Documentary Credit Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Borrowings of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Borrowings and funded and unfunded participations in Documentary Credits and Swing Line Advances to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to Section 2.14(1)), whereupon that Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
ARTICLE 3
REVOLVING CREDIT FACILITY ADVANCES

Section 3.01	The Advances
The Administrative Agent shall give each applicable Lender prompt notice of any Borrowing Notice received from each Borrower and of each applicable Lender’s ratable portion of any Accommodation.

Section 3.02	Procedure for Borrowing.
Each Borrowing under the Revolving Credit Facility shall be in a minimum amount of (i) U.S. $1,000,000 and in an integral multiple of U.S. $100,000 in the case of Borrowings by way of LIBOR Advances or ABR Advances; and (ii) shall be made on the number of days prior notice specified in Schedule 5, given not later than 10:00 a.m. (New York time), in the case of ABR Advances, and 12:00 p.m. (New York time), in all other cases, in each case by the applicable Borrower to the Administrative Agent. Each notice of a Borrowing (a “Borrowing Notice”) shall be in substantially the form of Schedule 1, shall be irrevocable and binding on the applicable Borrower once given by it to the Administrative Agent, and shall specify (i) the requested date of the Borrowing; (ii) the aggregate amount and currency of the Borrowing; (iii) the Facility under which such Advance is requested; (iv) the Type of Advances comprising the Borrowing; and (v) in the case of a LIBOR Advance, the initial Interest Period applicable to such Advance. Upon receipt by the Administrative Agent of funds from the Lenders and fulfillment of the applicable conditions set forth in Article 5, the Administrative Agent will make such funds available to the applicable Borrower in accordance with Article 2.

Section 3.03	Conversions and Elections Regarding Advances

(1)
Each Advance shall initially be the Type of Advance specified in the applicable Borrowing Notice and shall bear interest at the rate applicable to such Type of Advance (determined as provided in Section 3.05) until (i) in the case of a LIBOR

Advance the end of the initial Interest Period applicable thereto as specified in the applicable Borrowing Notice, (ii) in the case of an ABR Advance, the date on which the relevant Type of Advance is repaid in full or is changed to another Type of Advance pursuant to and to the extent permitted by Section 3.03(2), or (iii) in the case of any Advance, it is converted to another Type of Advance pursuant to and to the extent permitted by Section 3.03(2).

(2)
The applicable Borrower may, in respect of the Revolving Credit Facility, elect to (i) change any Advance (other than a Swing Line Advance) outstanding thereunder to another Type of Accommodation denominated in the same currency available thereunder in accordance with Section 3.03(3), (x) in the case of an ABR Advance, as of any Business Day, or (y) in the case of a LIBOR Advance, as of the last day of the Interest Period applicable to such LIBOR Advance; or (ii) continue any LIBOR Advance for a further Interest Period, beginning on the last day of the then current Interest Period, in accordance with Section 3.03(3).

(3)
Each election to change from one Type of Advance to another Type of Advance under the Revolving Credit Facility or to continue a LIBOR Advance for a further Interest Period shall be made on the number of days prior notice specified in Schedule 5 given, in each case, not later than 12:00 p.m. (New York time) by the applicable Borrower to the Administrative Agent. Each such notice (an “Interest Rate Election Notice”) shall be given substantially in the form of Schedule 2 and shall be irrevocable and binding upon the applicable Borrower. If the applicable Borrower fails to deliver an Interest Rate Election Notice to the Administrative Agent for any LIBOR Advance as provided in this Section 3.03(3), such LIBOR Advance shall be converted (as of the last day of the applicable Interest Period) to and thereafter shall be outstanding as an ABR Advance in respect of the applicable Borrower. The Borrowers shall not select an Interest Period which conflicts with the definition of Interest Period in Section 1.01 or with the repayment requirements contained in Section 2.05.

(4)
Upon the occurrence of, and during the continuance of, an Event of Default, the Borrowers shall not have the right to convert Advances into, or to continue, LIBOR Advances, and each LIBOR Advance shall convert to an ABR Advance at the end of the applicable Interest Period.

Section 3.04	Circumstances Requiring Floating Rate Pricing

(1)
If a Lender determines acting reasonably in good faith and notifies Open Text in writing and the Administrative Agent that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of U.S. Dollars are unavailable to such Lender; (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of Eurodollar Rate; (iii) the making or continuation of any LIBOR Advances has been made impracticable (x) by the occurrence of a contingency (other than a mere increase in rates payable by such Lender to fund the Advances or a decrease in the creditworthiness of such Lender) which adversely affects the funding of the Revolving Credit Facility at any interest rate computed on the basis of the Eurodollar Rate, or (y) by reason of a change since the date of this Agreement in any Law or in the interpretation thereof by any Governmental Authority which affects such Lender or any relevant financial market and which results in the Eurodollar Rate no longer representing the effective cost to such Lender of deposits in such market; or (iv) any change to any Law or in the interpretation or application thereof by any Governmental Authority, has made it unlawful for such Lender to make or maintain or to give effect to its obligations in respect of such Advances as contemplated hereby, then,

(a)
the right of a Borrower to select LIBOR Advances, as the case may be, from such Lender shall be suspended until such Lender determines acting reasonably and in good faith that the circumstances causing the suspension no longer exist and such Lender so notifies the Administrative Agent;

(b)
if any affected LIBOR Advance is not yet outstanding, any applicable Borrowing Notice shall be suspended until such Lender acting reasonably and in good faith determines that the circumstances causing such suspension no longer exist and such Lender so notifies the Administrative Agent; and

(c)
if any LIBOR Advance is already outstanding at any time when the right of the applicable Borrower to select LIBOR Advances is suspended, it and all other LIBOR Advances in the same Borrowing with respect to such Lender shall (subject to applicable Borrower having the right to select the relevant Type of Advance at such time) become an ABR Advance on the last day of the then current Interest Period applicable thereto (or on such earlier date as may be required to comply with any Law).

(2)
The Administrative Agent shall promptly notify Open Text of the suspension of its right to request a LIBOR Advance from such Lender and of the termination of any such suspension. Upon notice from the Administrative Agent of the suspension of the right to request a LIBOR Advance from such Lender, Open Text may (i) either replace such Lender with a substitute Lender or Lenders, in which event such Lender shall execute and deliver an assignment and assumption agreement in favour of such substitute Lender or Lenders pursuant to Section 16.01(2)(e) in respect of the whole of its Commitments; or (ii) prepay all Accommodations Outstanding of such affected Lender and thereupon reduce such affected Lender’s Commitments to nil, all without affecting the Commitments of any other Lenders.

(3)
If, at any time, the Administrative Agent determines in its reasonable discretion that (a) the circumstances set forth in Section 3.04(1)(ii) have arisen and such circumstances are unlikely to be temporary or (b) the circumstances set forth in Section 3.04(1)(ii) have not arisen but the UK Financial Conduct Authority (or any successor regulatory body), any other supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which “LIBOR” shall no longer be used for determining interest rates for loans or as a benchmark reference rate for interest rates for loans, the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time (any such rate, an “Alternate Rate of Interest”), and shall enter into an amendment to this Agreement to reflect such Alternate Rate of Interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 17.01, such amendment shall become effective without any further action or consent of any other party to this Agreement. so long as the Administrative Agent shall not have received, within five (5) Business Days, of the date notice of such Alternate Rate of Interest and a copy of such proposed amendment is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an Alternate Rate of Interest shall be determined in accordance with this Section 3.04(3) (but, in the case of the circumstances described in clause (b) of the first sentence of this Section 3.04(3), only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis), (i) any request for a conversion to, or continuation of, LIBOR Advances shall be ineffective and (ii) any request for a LIBOR Advance shall be made as an ABR Advance in the amount specified therein.

Section 3.05	Interest on Advances
The applicable Borrower shall pay interest on the unpaid principal amount of each Advance made to it, from the date of such Advance until such principal amount is repaid in full, at the following rates per annum:

(1)
ABR Advances. If and so long as such Advance is an ABR Advance and subject to clause (3) below, at a rate per annum equal at all times to the ABR Rate in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the first Business Day of each Financial Quarter in each Financial Year; and (ii) when such ABR Advance becomes due and payable in full pursuant to the provisions hereof.

(2)
LIBOR Advances. If and so long as such Advance is a LIBOR Advance and subject to clause (3) below, at a rate per annum equal, at all times during each Interest Period for such LIBOR Advance, to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin payable on the earliest of (i) if the Interest Period is longer than 3 months, every 3 months after the date of the relevant LIBOR Advance; (ii) on the last day of such Interest Period; and (iii) when such LIBOR Advance becomes due and payable in full pursuant to the provisions hereof.

(3)
Default Interest. Upon the occurrence and during the continuance of an Event of Default, subject to Law, the Borrowers shall pay interest on their respective obligations in respect of the Revolving Credit Facility (“Default Interest”) on (i) the unpaid principal amount of each Accommodation Outstanding to each Lender, payable in arrears on the dates referred to in clause (1) or (2) above, as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (1) or (2) above, as applicable, and (ii) the amount of any interest, fee or other amount payable under this Agreement or any other Credit Document to the Administrative Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, and, in all other cases, on ABR Advances pursuant to clause (1) above.

Section 3.06	Swing Line Advances

(1)
Each Swing Line Advance shall be in a minimum amount of U.S. $500,000 and in an integral multiple of U.S. $100,000, shall bear interest at the ABR Rate and shall be made upon notice given not later than 10:00 a.m. (New York time) by the applicable Revolving Credit Borrower to the Administrative Agent and the applicable Swing Line Lender. Each notice of a Swing Line Advance shall be in substantially the form of Schedule 1, shall be irrevocable and binding on the applicable Revolving Credit Borrower once given by it to the Administrative Agent and the applicable Swing Line Lender, and shall specify (i) the date of the Swing Line Advance, (ii) the amount of the Swing Line Advance and (iii) the maturity of the Swing Line Advance (which maturity shall be no later than the seventh day after the requested date of such Swing Line Advance). Upon fulfilment of the applicable conditions set forth in Article 5, the applicable Swing Line Lender will, upon notice to the Administrative Agent, make such funds available to the applicable Revolving Credit Borrower in accordance with Article 2.

(2)
Each Swing Line Lender may, at any time in its sole and absolute discretion, request on behalf of the applicable Revolving Credit Borrower (and such Revolving Credit Borrower hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), upon notice to the Administrative Agent by such Swing Line Lender no later than 10 a.m. (New York time) on the applicable date, that each Revolving Credit Lender make an ABR Advance in an amount equal to such Revolving Credit Lender’s pro rata share of the amount of Swing Line Advances made by such Swing Line Lender then outstanding. Such request shall be deemed to be a Borrowing Notice for purposes hereof and shall be made in accordance with the provisions of Section 3.02(1) without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in Section 5.02 (except that the applicable

Revolving Credit Borrower shall not be deemed to have made any representations and warranties).

(3)
If for any reason any Swing Line Advance cannot be refinanced by a Borrowing as contemplated by Section 3.06(2), the request for ABR Advances, as the case may be, submitted by the Swing Line Lender as set forth in Section 3.06(2) shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Advance and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 3.06(2) shall be deemed payment in respect of such participation.

(4)
If and to the extent that any Revolving Credit Lender shall not have made the amount of its pro rata share of such Swing Line Advance available to the Administrative Agent in accordance with the provisions of Section 3.06(2), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of the applicable Borrowing Notice delivered by the Swing Line Lender until the date such amount is paid to the Administrative Agent, for the account of the applicable Swing Line Lender, at the Federal Funds Effective Rate.

(5)
Each Revolving Credit Lender’s obligation to make ABR Advances or to purchase and fund risk participations in a Swing Line Advance pursuant to this Section 3.06 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defence or other right which such Revolving Credit Lender may have against the Swing Line Lender, the applicable Revolving Credit Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make ABR Advances pursuant to this Section 3.06 is subject to satisfaction of the conditions set forth in Section 5.02 (except that the applicable Revolving Credit Borrower shall not be deemed to have made any representations or warranties). No funding of risk participations shall relieve or otherwise impair the obligation of the applicable Revolving Credit Borrower to repay Swing Line Advances, together with interest as provided herein.

ARTICLE 4
REVOLVING CREDIT FACILITY - DOCUMENTARY CREDITS

Section 4.01	Documentary Credits
Each Documentary Credit Lender agrees, on the terms and subject to the conditions of this Agreement, to issue Documentary Credits for the account of the applicable Documentary Credit Borrower from time to time on any Business Day prior to the Relevant Repayment Date in respect of the Revolving Credit Facility to such Documentary Credit Borrower. It is hereby acknowledged and agreed that each of the Existing Documentary Credits described in Schedule N shall constitute a “Documentary Credit” for all purposes under this Agreement and shall be deemed to be issued under this Agreement as of the Effective Date.

Section 4.02	Issue Notice

(1)
Each Issue shall be made on notice (an “Issue Notice”) given by the applicable Documentary Credit Borrower to the Administrative Agent and the Documentary Credit Lender from which such Documentary Credit Borrower is requesting the issuance of a Documentary Credit not later than 12:00 p.m. (New York time) on the number of days’ notice specified in Schedule 5. The Issue Notice shall be in substantially the form of Schedule 4, shall be irrevocable and binding on the applicable Documentary Credit Borrower once given by it to the Administrative Agent and such Documentary Credit Lender, and shall specify (i) the requested date of Issue (the “Issue Date”); (ii) the Type of Documentary Credit; (iii) the Face Amount and currency of the Documentary Credit; (iv) the expiration date of the Documentary Credit; and (v) the name and address of the Beneficiary.

(2)
Each applicable Documentary Credit Borrower shall repay, and there shall become due and payable on the Issue Date, the principal amount of any Accommodations Outstanding made to such Borrower which are to be converted in whole or in part, to Documentary Credits, and interest and all other amounts payable in respect thereof, all as if such conversion were a prepayment of such Advances pursuant to Article 2.

Section 4.03	Form of Documentary Credits
Each Documentary Credit shall (i) be dated the Issue Date; (ii) have an expiration date on a Business Day which occurs not later than one year from the Issue Date (provided that any such Documentary Credit may, in the sole discretion of the applicable Documentary Credit Lender, provide for automatic renewal thereof for any stated period or periods of up to one year in duration in the absence of a timely notice of termination by the issuer of such Documentary Credit) (but in any event not later than the Relevant Repayment Date in respect of the Revolving Credit Facility); (iii) comply with the definition of Documentary Credit; and (iv) be on the standard documentary forms required by the issuing Documentary Credit Lender.

Section 4.04	Documentary Credit Reports
Each Documentary Credit Lender shall furnish to the Administrative Agent on each Business Day a written report summarizing all Documentary Credit activity including issuances, increases, draws and the aggregate undrawn Face Amount (in the applicable currency and Equivalent U.S. $ Amount) and expiration dates of Documentary Credits issued by such Documentary Credit Lender as of such Business Day.

Section 4.05	Procedure for Issuance of Documentary Credits

(1)
Not later than 12:00 p.m. (local time at the place of Issue) on an applicable Issue Date, the issuing Documentary Credit Lender will complete and issue an appropriate Type of Documentary Credit (i) dated the Issue Date; (ii) in favour of the Beneficiary; (iii) in a Face Amount and currency equal to the amount referred to in Section 4.02(1); and (iv) with the maturity date as specified by the applicable Borrower in its Issue Notice.

(2)
No Documentary Credit shall require payment against a conforming draft to be made hereunder on the same Business Day upon which such draft is presented, if such presentation is made after 10:00 a.m. (New York time) on such Business Day.

(3)
Prior to the Issue Date, the applicable Documentary Credit Borrower shall specify precise description of the documents and the verbatim text of any certificates or the form of any documents to be presented by the Beneficiary which, if presented by the Beneficiary, would require the issuing Documentary Credit Lender to make payment under the Documentary Credit. The issuing Documentary Credit Lender may, before the issue of the Documentary Credit and in consultation with the applicable Documentary Credit Borrower, require changes in any such document or certificate.

Section 4.06	Payments of Amounts Drawn

(1)
On the Business Day of a drawing, the Documentary Credit Lender shall notify the Documentary Credit Borrower and the Administrative Agent of such drawing. Within one Business Day following the date of such drawing under a Documentary Credit, the applicable Documentary Credit Borrower shall pay to such Documentary Credit Lender an amount in same day funds equal to the amount so drawn in the currency in which such Documentary Credit is payable.

(2)
If the applicable Documentary Credit Borrower fails to pay to the applicable Documentary Credit Lender an amount, in same day funds, equal to the amount of such drawing, then (i) such Documentary Credit Lender shall so notify the Administrative Agent, (ii) such Borrower shall be deemed to have given a Borrowing Notice to the Administrative Agent, requesting an ABR Advance under the Revolving Credit Facility in an amount equal to the amount of such drawing (a

“Documentary Credit Borrowing”); (iii) the Revolving Credit Lenders shall on the date of such drawing make such Advance, ratably under the Revolving Credit Facility; and (iv) the Administrative Agent shall pay the proceeds thereof to the applicable Documentary Credit Lender as reimbursement for the amount of such drawing.

(3)	With respect to ABR Advances made pursuant to Section 4.06(2), the interest rate and Applicable Margin for such advances shall be applied until such advances are repaid in full.

(4)
Each applicable Revolving Credit Lender shall be required to make the Advances referred to in Section 4.06(2) notwithstanding (i) the amount of the Advance may not comply with the minimum amount required for Borrowings hereunder; (ii) whether any conditions specified in Article 5 are then satisfied; (iii) whether a Default or Event of Default has occurred and is continuing; (iv) the date of such Advance; and (v) any reduction in or termination of the Revolving Credit Commitment.

Section 4.07	Risk of Documentary Credits

(1)
In determining whether to pay under a Documentary Credit, a Documentary Credit Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Documentary Credit have been delivered and that they comply on their face with the requirements of the Documentary Credit.

(2)
The reimbursement obligation of a Documentary Credit Borrower under any Documentary Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including (i) any lack of validity or enforceability of a Documentary Credit; (ii) the existence of any claim, set off, defence or other right which any Person may have at any time against a Beneficiary, the Documentary Credit Lender or any other Person, whether in connection with the Credit Documents and the transactions contemplated therein or any other transaction (including any underlying transaction between a Documentary Credit Borrower and a Beneficiary); (iii) any certificate or other document presented with a Documentary Credit proving to be forged, fraudulent or invalid or any statement in it being untrue or inaccurate; (iv) the existence of any act or omission or any misuse of, a Documentary Credit or misapplication of proceeds by the Beneficiary, including any fraud in any certificate or other document presented with a Documentary Credit unless, with respect to the foregoing provisions of this Section 4.07(2), before payment of a Documentary Credit, (x) the applicable Documentary Credit Borrower has delivered to the Documentary Credit Lender a written notice of the fraud together with a written request that it refuse to honour such drawing, (y) the fraud by the Beneficiary has been established to the knowledge of the Documentary Credit Lender so as to make the fraud clear or obvious to the

Documentary Credit Lender, and (z) in the case of fraud in the underlying transaction between the Documentary Credit Borrower and the Beneficiary, the fraud is of such character as to make the demand for payment by the Beneficiary under the Documentary Credit a fraudulent one; or (v) the existence of a Default or Event of Default.

(3)
The Documentary Credit Lender shall not be responsible for (i) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Documentary Credit or the rights or benefits under it or proceeds of it, in whole or in part, which may prove to be invalid or ineffective for any reason; (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, telecopy or otherwise; (iii) errors in interpretation of technical terms; (iv) any loss or delay in the transmission of any document required in order to make a drawing; and (v) any consequences arising from causes beyond the control of the Documentary Credit Lender, including the acts or omissions, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Documentary Credit Lenders’ rights or powers under this Agreement. Any action taken or omitted by the Documentary Credit Lender under or in connection with any Documentary Credit or the related certificates, if taken or omitted in good faith, shall not put the Documentary Credit Lender under any resulting liability to Open Text or any Documentary Credit Borrower provided that the Documentary Credit Lender acts in accordance with the standards of reasonable care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication 500 (or any replacement publication).

Section 4.08	Repayments

(1)
If a Documentary Credit Borrower is required to repay the Accommodations Outstanding pursuant to Article 8, then such Borrower shall pay to the Administrative Agent an amount equal to the Documentary Credit Lender’s contingent liability in respect of (i) any outstanding Documentary Credit; and (ii) any Documentary Credit which is the subject matter of any order, judgment, injunction or other such determination (a “Judicial Order”) restricting payment under and in accordance with such Documentary Credit or extending the Documentary Credit Lender’s liability under such Documentary Credit beyond its stated expiration date.

(2)	The Documentary Credit Lender shall, with respect to any Documentary Credit, upon the later of:

(a)
the date on which any final and non appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the Documentary Credit Lender from paying under such Documentary Credit; and

(b)
the earlier of (i) the date on which either (x) the original counterpart of the Documentary Credit is returned to the Documentary Credit Lender for cancellation, or (y) the Documentary Credit Lender is released by the Beneficiary from any further obligations, and (ii) the expiry (to the extent permitted by any Law) of the Documentary Credit;

pay to the applicable Documentary Credit Borrower an amount equal to the amount by which the amount paid to the Administrative Agent pursuant to Section 4.08(1) exceeds the amounts paid by the Documentary Credit Lender under the Documentary Credit.

Section 4.09	Fees

(1)
The Documentary Credit Borrowers under the Revolving Credit Facility shall pay to the Administrative Agent, for the account of the Documentary Credit Lenders under the Revolving Credit Facility, a Documentary Credit Fee with respect to each Documentary Credit issued under the Revolving Credit Facility calculated on the basis of the daily average of the undrawn Face Amount of each such Documentary Credit and a year of 365 or 366 days, as the case may be, and payable quarterly in arrears on the first Business Day of each Financial Quarter in respect of the prior Financial Quarter and in the same currency as such Documentary Credit.

(2)
The Documentary Credit Borrowers under the Revolving Credit Facility shall pay to each Documentary Credit Lender under the Revolving Credit Facility its (i) set-up fees, cable charges and other customary miscellaneous charges (as agreed to by the applicable Documentary Credit Borrowers and the applicable Documentary Credit Lender in advance) in respect of the issue of Documentary Credits by it and upon the amendment or transfer of each Documentary Credit and each drawing made thereunder; and (ii) documentary and administrative charges for amending, transferring or drawing under, as the case may be, Documentary Credits of a similar amount, term and risk (as agreed to by the applicable Documentary Credit Borrowers and the applicable Documentary Credit Lender in advance).

(3)
Commencing on the date hereof to the Relevant Repayment Date in respect of the Revolving Credit Facility, each Revolving Credit Borrower shall pay to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders a Documentary Credit Participation Fee on each such Revolving Credit Lender’s Applicable Percentage of the daily average of the undrawn Face Amount of each Documentary Credit outstanding under the Revolving Credit Facility as set forth in Schedule 6. All Documentary Credit Fees will be payable quarterly in arrears on the first Business Day of each Financial Quarter in respect of the prior Financial Quarter, and upon any termination of any Commitment under the Revolving Credit Facility, in each case for the actual number of days elapsed over a year of 365 or 366 days, as applicable.

Section 4.10	Existing Letters of Guarantee
Notwithstanding the requirements otherwise set forth in this Section 4.10, on the Effective Date, each letter of guarantee issued and outstanding under the terms of the Existing Credit Facility shall automatically be deemed to be a Documentary Credit under the Revolving Credit Facility, to be governed by the terms hereof, except as to those provisions contained in any such letter of guarantee as in effect on the Effective Date, if any, that may be inconsistent with the terms hereof.
ARTICLE 5
CONDITIONS OF LENDING

Section 5.01	Conditions Precedent to Effective Date
This Agreement and the amendment and restatement of the Existing Credit Agreement shall become effective upon, and the obligation of the Lenders to make the initial Accomodation following the Effective Date shall be subject to, the satisfaction of the following conditions precedent:

(1)	the Borrowers, the Guarantors and each Lender have indicated their agreement by the execution and delivery of the signature pages hereof to the Administrative Agent;

(2)
delivery to the Administrative Agent of a certified copy of (i) the charter documents and by-laws (or equivalent governing documents) of each Loan Party; (ii) the resolutions of the board of directors (or any duly authorized committee or other governing body thereof) or of the shareholders, as the case may be, of each Loan Party approving the entering into of this Agreement (including the amendments to the Existing Credit Agreement effected hereby) and each other Credit Document to which they are a party; (iii) all other instruments evidencing necessary corporate, company or partnership action of each Loan Party and of any required Authorization with respect to such matters; and (iv) certifying the names and true signatures of its officers authorized to sign this Amendment and the other Credit Documents manually or by mechanical means;

(3)
delivery to the Administrative Agent of a certificate of status, compliance, good standing or like certificate with respect to each Loan Party issued by the appropriate government official in the jurisdiction of its incorporation;

(4)
receipt of satisfactory evidence by the Administrative Agent of registration in the necessary jurisdictions of the Encumbrances or notice thereof in favour of the Collateral Agent, the Administrative Agent or the Lenders, as required under Law, created by the Security Documents in order to preserve or protect such Encumbrances for the term of the Revolving Credit Facility;

(5)
receipt of satisfactory evidence by the Administrative Agent that the Collateral Agent or Administrative Agent (on behalf of the Lenders) shall have a valid and perfected first priority (subject to Permitted Encumbrances) security interest in the Collateral or that arrangements in respect thereof shall have been made that are reasonably satisfactory to the Administrative Agent, in each case, to the extent required by the terms of the Security Documents;

(6)
the Administrative Agent shall have received reasonably satisfactory opinions of outside counsel or, with respect to general corporate matters, in-house counsel, in each case, to the Loan Parties in the jurisdiction of incorporation of each such Loan Party and in each jurisdiction specified by the Administrative Agent as is relevant to confirm, inter alia, corporate existence, due authorization, execution, delivery and enforceability of the Credit Documents, and the validity and perfection of the Encumbrances created by the applicable Credit Documents;

(7)
all reasonable fees and documented out-of-pocket expenses owing to the Administrative Agent (including the reasonable fees and out-of-pocket costs of legal counsel to the Administrative Agent) have been paid in accordance with Section 15.01;

(8)
the Administrative shall have received a certificate of a Responsible Officer of Open Text attesting to the Solvency of Open Text and its Subsidiaries, on a consolidated basis and taken as a whole, in form reasonably satisfactory to the Administrative Agent;

(9)
the Administrative Agent shall have received a certificate of a Responsible Officer of Open Text confirming that, after giving effect to the amendment and restatement of the Existing Credit Agreement, as contemplated hereby, (i) the representations and warranties contained in Article 6 are true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, and (ii) no event has occurred and is continuing that would constitute a Default or an Event of Default; and

(10)
upon the reasonable request of any Lender made at least ten days prior to the Effective Date, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Effective Date (or such later date as the Administrative Agent may reasonably agree).

Section 5.02	Conditions Precedent to All Accommodations

(1)	The obligation of each Lender to make Accommodations or otherwise give effect to any Accommodation Notice hereunder shall be subject to the conditions precedent that on the date of such Accommodation Notice and Accommodation, and immediately after giving effect thereto and to the application of any proceeds therefrom, (x) the representations and warranties contained in Article 6 are true and correct in all material respects on and as of such date, all as though made on and as of such date except for those changes to the representations and warranties which have been disclosed to and accepted by the Administrative Agent and the Lenders pursuant to Section 17.01 and any representation and warranty which is stated to be made as of a certain date (and then as of such date);and (y) no event or condition has occurred and is continuing, or would result from such Accommodation or giving effect to such Accommodation Notice, which constitutes a Default or an Event of Default.

(2)
Each of the giving of any Accommodation Notice by a Borrower and the acceptance by a Borrower of any Accommodation shall be deemed to constitute a representation and warranty by such Borrower that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect thereto and to the application of any proceeds therefrom, the statements set forth in Section 5.02(1) are true and correct.

(3)	For the avoidance of doubt, this Section 5.02 shall not apply to conversions or elections in respect of Accommodations under Section 3.03 or 3.04.

Section 5.03	No Waiver
The making of an Accommodation or otherwise giving effect to any Accommodation Notice hereunder, without the fulfillment of one or more conditions set forth in Section 5.02 shall not constitute a waiver of any such condition, and the Administrative Agent and the Lenders reserve the right to require fulfillment of such condition in connection with any subsequent Accommodation Notice or Accommodation.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES

Section 6.01	Representations and Warranties
The Loan Parties represent and warrant to each Lender, on the Effective Date and on each date required by Section 5.02 and Section 2.01(4), acknowledging and confirming that each Lender is relying thereon without independent inquiry in entering into this Agreement and providing Accommodations hereunder, that:

(1)
Incorporation and Qualification. Each Loan Party and each of its Subsidiaries is duly incorporated or formed, continued or amalgamated as the case may be, and validly existing under the laws of the jurisdiction of its organization (which, as of the Effective Date, is set forth in Schedule A ) and each is duly qualified, licensed or registered to carry on business under the Laws applicable to it in all jurisdictions in which the nature of its Assets or business makes such qualification necessary and where failure to be so qualified, licensed, registered, duly incorporated, formed or continued or amalgamated would have a Material Adverse Effect.

(2)
Corporate Power. Each Loan Party and each of its Subsidiaries (i) has all requisite corporate or other power and authority to own and operate its properties and Assets and to carry on the Business carried on by it and any other business as now being conducted by it, except to the extent that any failure of the foregoing would not reasonably be expected to have a Material Adverse Effect; and (ii) has all requisite corporate or other power and authority to enter into and perform its obligations under this Agreement and the other Credit Documents, if any, to which it is a party.

(3)
Conflict with Other Instruments. The execution and delivery of the Credit Documents by each Loan Party which is a party thereto and the performance by each Loan Party of its respective obligations hereunder and compliance with the terms, conditions and provisions thereof, will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of (w) its constating documents or by-laws, (x) any Law, (y) any material contractual restriction binding on or affecting it or its properties, or (z) any judgment, injunction, determination or award which is binding on it; or (ii) result in, require or permit (x) the imposition of any Encumbrance in, on or with respect to the Assets now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), (y) the acceleration of the maturity of any material Debt binding on or affecting it, or (z) any third party to terminate or acquire any rights materially adverse to the applicable Loan Party under any Material Agreement except where such conflict, result, requirement or permission would not reasonably be expected to have a Material Adverse Effect.

(4)
Authorization, Governmental Approvals, etc. The execution and delivery of each of the Credit Documents by each Loan Party which is a party thereto and the performance by each such Loan Party of its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate, partnership or analogous action and no Authorization, under any Law, and no registration, qualification, designation, declaration or filing with any Governmental Authority, is or was necessary therefor or to perfect the same, except as are in full force and effect, unamended except for Permitted Exceptions and where failure to obtain or make such Authorization, qualification, designation, declaration or filing with any Governmental Authority would not reasonably be expected to have a Material Adverse Effect.

(5)
Execution and Binding Obligation. This Agreement and the other Credit Documents have been duly executed and delivered by each Loan Party which is a party thereto and constitute legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, subject only to any limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.

(6)
Financial Condition; No Material Adverse Effect. Open Text has furnished to the Lenders (i) GAAP audited consolidated balance sheets and related statements of income, changes in equity and cash flows of Open Text for the three most recent fiscal years ended at least 90 days prior to the Effective Date; and (y) GAAP unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Open Text for each subsequent fiscal quarter after June 30, 2017, ended at least 45 days before the Effective Date. Except as otherwise publicly disclosed prior to the Effective Date, since June 30, 2017, there has been no event, development or circumstance of which any Loan Party is aware that has had or would reasonably be expected to have a Material Adverse Effect. All information (including that disclosed in all financial statements) pertaining to the Loan Parties (other than projections) (the “Information”) that has been or will be made available to the Lenders or the Administrative Agent by Open Text is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made. The projections that have been or will be made available to the Lenders or the Administrative Agent by Open Text have been or will be prepared in good faith based upon reasonable assumptions.

(7)
Litigation. Except as disclosed in Schedule B or I, there are no actions, suits or proceedings (including any Tax-related matter) by or before any arbitrator or Governmental Authority or by any elected public official or by any other Person pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or any other Credit Document and that is not being contested by the Loan Parties in good faith by appropriate proceedings or that constitutes an Event of Default. Except with respect to the Disclosed Matter(s) and except any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Loan Parties or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) to the knowledge of any Loan Party, has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

(8)	Location of Business. As of the Effective Date, the only jurisdictions (or registration districts within such jurisdictions) in which any Loan Party has any place of business or stores any material tangible personal property are as set forth in Schedule C.

(9)
Material Permits. Each Loan Party possesses all Material Permits as may be necessary to properly conduct its respective business. Each such Material Permit is (i) in full force and effect, (ii) not subject to any dispute, and (iii) is not in default, except to the extent that the failure to be in full force and effect, such dispute or such default would not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, all Material Permits of the Loan Parties are listed in Schedule G.

(10)
Trademarks, Patents, etc. Other than Intellectual Property owned by customers of the Loan Parties or licenced by the Loan Parties from third parties, and except as set forth in Schedule D, each Loan Party is the registered and beneficial owner of, with good and marketable title, free of all Encumbrances other than Permitted Encumbrances, to all material patents, patent applications, trade-marks, trade mark applications, trade names, service marks, copyrights, industrial designs, integrated circuit topographies, or other analogous rights with respect to the foregoing and other similar property, used in or necessary for the present and planned future conduct of its business, without any conflict with the rights of any other Person, other than as listed on Schedule D, or other than to the extent that the absence of such title or the existence of such conflicts would not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, all patents, trade-marks, trade names, service marks, copyrights, industrial designs, integrated circuit topographies, and other similar rights owned by any Loan Party, the failure of which to be so owned would reasonably be expected to result in a Material Adverse Effect, are described in Schedule D (collectively, the “Material Intellectual Property Rights”).

(11)
As of the Effective Date, except as set forth in Schedule D, no claim has been asserted and is pending by any Person with respect to the use by any Loan Party of any intellectual property or challenging or questioning the validity, enforceability or effectiveness of any intellectual property necessary for the conduct of the business of any Loan Party, except for any such claim that would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule D or except as would not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party has the right to use the intellectual property which such Loan Party owns, (ii) all applications and registrations for such intellectual property are current, and (iii) to the knowledge of all Loan Parties, the conduct of each Loan Party’s business does not infringe the intellectual property rights of any other Person.

(12)
Ownership of Property. Each Loan Party owns its Assets, and with respect to any material immovable or real property of the Loan Parties, with good and marketable title thereto (excluding any defects in title that do not materially impair the value of such property to such Loan Party), free and clear of all Encumbrances, except for

Permitted Encumbrances and except where the failure to have such title described above could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, none of the Loan Parties owns any immovable or real property other than the Owned Real Property.

(13)
Leased Properties. As of the Effective Date, each lease of the Loan Parties (other than any lease which is not material to the operations of the Loan Parties taken as a whole) is in good standing in all material respects and all amounts owing thereunder have been paid by the applicable Loan Party except any such amount the payment obligation in respect of which is in bona fide dispute.

(14)
Insurance. All policies of fire, liability, workers’ compensation, casualty, flood, business interruption and other forms of insurance owned or held by each Loan Party are (a) sufficient for compliance, in all material respects, with all requirements of Law, and (b) provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of such Loan Party. All such material policies are in full force and effect in all material respects, and no notice of cancellation or termination has been received with respect to any such policy, except for any such notice the effect of which would be that the foregoing provisions of this clause (13) would be true and correct in all material respects. None of the Loan Parties maintains any formalized self-insurance or co-insurance program with respect to its assets or operations or material risks with respect thereto, other than as consented to by the Majority Lenders, acting reasonably.

(15)
Compliance with Laws. Except with respect to Disclosed Matters, each Loan Party and each of its Subsidiaries is in compliance with all Laws, except for non-compliance which would not reasonably be expected to have a Material Adverse Effect.

(16)
No Default. None of the Loan Parties is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Debt of any Loan Party, or under any material agreement or instrument to which any Loan Party is a party or by which any Loan Party is bound, except where such default would not reasonably be expected to have a Material Adverse Effect.

(17)
Subsidiaries, etc. Except as set forth in Schedule F(i), in each case as of the Effective Date, (i) no Loan Party has any Subsidiaries, (ii) Open Text is the direct or indirect beneficial owner of all of the issued and outstanding shares or partnership interests, as the case may be, of each other Loan Party, and (iii) no Person (other than a Loan Party) has any right or option to purchase or otherwise acquire any of the issued and outstanding shares or partnership interests, as the case may be, of any such Loan Party.

(18)
Canadian Benefit Plans. The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) (the “ITA”) and any other Laws which require registration, have been administered in accordance with the ITA and such other Laws and no event has occurred which would reasonably be expected to cause the loss of such registered status, except to the extent that any failure to do so or such loss would not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no Canadian Pension Plan provides benefits determined on a defined benefit basis. All material obligations of each Loan Party and each of its Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis except to the extent that such non-performance would not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, there are no outstanding disputes concerning the assets of any of the Canadian Benefit Plans which would reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums required to be made or paid by each Loan Party or any of its Subsidiaries to the Canadian Benefit Plans have been made on a timely basis in accordance with the terms of such plans and all Laws except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Benefit Plans that would reasonably be expected to have a Material Adverse Effect. There has been no partial or full termination of any Canadian Pension Plan and no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a partial or full termination of any of the Canadian Pension Plans under Law, in each case, which would reasonably be expected to have a Material Adverse Effect.

(19)
Material Agreements. As of the Effective Date, none of the Loan Parties is a party or otherwise subject to or bound or affected by any Material Agreement, except as set out in Schedule H. Except as set forth in Schedule H, all Material Agreements are in full force and effect, unamended, and none of the Loan Parties, or to any Loan Party’s knowledge, any other party to any such agreement is in default with respect thereto, except to the extent that any such failure, amendment or default would not reasonably expected to have a Material Adverse Effect.

(20)
Books and Records. To and including the Effective Date, all books and records of each Loan Party and each of its Material Subsidiaries have been fully, properly and accurately kept and completed in accordance with GAAP (to the extent applicable) in all material respects, and there are no inaccuracies or discrepancies of any kind contained or reflected therein that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(21)
Tax Liability. Each Loan Party and each of its Material Subsidiaries has timely filed or caused to be filed all returns in respect of material Taxes and has paid or caused to be paid all material Taxes required to have been paid by it (including all installments with respect to the current period) and has made adequate provision for material Taxes for the current period (other than Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Material Subsidiary has, if required, set aside on its books adequate reserves in accordance with GAAP, or as to which waivers or extensions have granted by the applicable Governmental Authority) and no tax liens have been filed and no claims are being asserted in writing with respect to any such Taxes, except to the extent that (a) any failure to so file or to make such payment would not reasonably be expected to have a Material Adverse Effect or (b) in the case of any such tax liens or claims, such liens or the assertion of such claims do not materially impair the value, validity or the priority of the security interests of the Lenders in the Collateral.

(22)
Environmental Matters. To the knowledge of any Loan Party, except as disclosed to the Lenders in Schedule I, neither any property of any Loan Party or any of its Subsidiaries, nor the operations conducted thereon violate any applicable order of any Governmental Authority or any Environmental Laws, which violation would reasonably be expected to result in remedial obligations having a Material Adverse Effect.

(23)
Margin Stock. None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Accommodation has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to refund indebtedness originally incurred for such purpose, or for any other purpose, in each case under circumstances which would result in a violation of or which is inconsistent with Regulation U.

(24)
Investment Companies; Regulated Entities. None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940 as defined in the Investment Company Act of 1940. None of the Loan Parties are subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

(25)	Solvency. Open Text and its Subsidiaries, taken as a whole and on a consolidated basis, are Solvent.

(26)	Plans and Benefit Arrangements.

(a)	Each Loan Party is in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans

except to the extent that failure to comply would not reasonably be expected to have a Material Adverse Effect. Each Loan Party has made when due all payments required to be made under any collective bargaining agreement relating to a Multiemployer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, each Loan Party and each member of the ERISA Group (i) has fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) has not incurred any liability to the PBGC (other than for payment of premiums), and (iii) has not had asserted against them any excise tax or civil penalty for failure to fulfill the minimum funding requirements of ERISA.

(b)
The conditions for imposition of a lien under Section 303(k) of ERISA have not been met with respect to any Plan. No reportable event within the meaning of Section 4043 of ERISA has occurred with respect to any Plan unless the 30-day notice requirement has been waived by the PBGC with respect to such event.

(c)
No Loan Party or member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan which is materially underfunded. The PBGC has not instituted proceedings to terminate a Plan pursuant to Section 4042 of ERISA and no conditions exist that are likely to result in the termination of, or appointment of a trustee to administer, such Plan.

(d)
None of the Loan Parties nor any members of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan. No Loan Party and no other member of the ERISA Group has been notified by any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA or has been determined to be insolvent, in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA and, to the best knowledge of each Loan Party or member of the ERISA Group, no Multiemployer Plan is reasonably expected to be reorganized, insolvent or terminated, within the meaning of Title IV of ERISA.

(e)	No Foreign Plan Event has occurred that would reasonably be expected to have a Material Adverse Effect.

(27)
Economic Sanctions; Anti-Money Laundering Laws. None of the Loan Parties or any of their Subsidiaries, nor, to the knowledge of any of them without any investigation by any of them, any director, officer or employee of any of the Loan Parties or their Subsidiaries is, or is controlled or majority owned by Persons: (i) with whom dealings are restricted under any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. State Department, the United Nations Security Council, the European Union, Her

Majesty’s Treasury or Canada (collectively, “Sanctions”), or (ii) that are located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently, Cuba, Iran, North Korea, Sudan and Syria);
None of the Loan Parties or any of their Subsidiaries (a) is in violation of any applicable Sanctions or applicable Anti-Terrorism Law, or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or applicable Sanctions or (b) has used the proceeds of any Accommodation to make any direct or indirect unlawful payment to any foreign or domestic government official or employee, or “foreign official” (as defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), in contravention of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) or any other applicable anti-corruption or anti-bribery laws or statutes.

(28)
Labour Matters. As of the Effective Date, there are no strikes or other labour disputes pending or, to any Loan Parties’ knowledge, threatened against any Loan Party, which would reasonably be expected to have a Material Adverse Effect. Hours worked and payments made to the employees of the Loan Parties comply in all respects with all Law dealing with such matters except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

(29)
Executive Offices & Collateral Locations. As of the Effective Date, if applicable, the current location in Canada of (i) each chief executive office, principal place of business and domicile (within the meaning of the Civil Code of Québec) of each Loan Party, and (ii) the warehouses and premises at which any material Collateral is located, are as set forth on Schedule A, and none of such locations has changed within two (2) months preceding the Effective Date. Each Loan Party that keeps records in the Province of Québec relating to Collateral, keeps duplicate copies thereof at a location outside the Province of Québec as designated on Schedule A or otherwise disclosed in writing to the Administrative Agent, as applicable.

(30)	Securities and Instruments of Guarantors.

(a)
All Intercompany Securities and Intercompany Instruments owned by the Guarantors have been, where applicable, duly and validly issued and acquired and, in the case of the Intercompany Securities and to the knowledge of the applicable Guarantors, are fully paid and non-assessable. As of the Effective Date, Schedule L sets out, for each class of such Securities listed in such schedule, the percentage amount that such Securities represent of all issued and outstanding Securities of that class.

(b)
Except as described in the applicable issuer’s constating documents, no transfer restrictions apply to any Intercompany Securities or Intercompany Instruments listed in Schedule L, which, as of the Effective Date, sets forth a complete list of Intercompany Securities and Intercompany Instruments. The Guarantors have delivered to the Collateral Agent or the Administrative Agent, copies of all shareholder, partnership, limited liability company or trust agreements applicable to each issuer of such Securities and Instruments which are in the Loan Parties’ possession or control.

(c)
Except as described in the applicable issuer’s constating documents or Schedule A, as of the Effective Date, no Person has or will have any written or oral option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement to acquire any right or interest in any of the Intercompany Securities and Intercompany Instruments owned by the Guarantors.

(d)
The Intercompany Instruments owned by the Guarantors constitute, where applicable, the legal, valid and binding obligation of the obligor of such Instruments, enforceable in accordance with their terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, fraudulent conveyance, arrangement, reorganization or creditors’ rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(e)
The grants of security and deliveries to the Collateral Agent or the Administrative Agent by the Guarantors in certificated Securities constituting Collateral pursuant to the Security Documents to which such Guarantors are party create valid and perfected security interests in such certificated Securities, and the proceeds of them. Subject to Permitted Encumbrances, such Securities and the proceeds from them are not subject to any prior Encumbrance or any agreement purporting to grant to any third party an Encumbrance on the property or assets of the Guarantors which would include the Securities.

Section 6.02	Survival of Representations and Warranties
The representations and warranties herein set forth or contained in any certificates or notices delivered to the Administrative Agent and the Lenders pursuant hereto shall not merge in or be prejudiced by and shall survive any Accommodation hereunder and shall continue in full force and effect (as of the date when made or deemed to be made) so long as any amounts are owing by any of the Borrowers to the Lenders hereunder.

ARTICLE 7
COVENANTS OF THE LOAN PARTIES

Section 7.01	Affirmative Covenants
So long as any amount owing hereunder remains unpaid or any Lender has any obligation under this Agreement, and unless consent or waiver is given in accordance with Section 17.01 hereof, each Loan Party shall:

(1)
Reporting Requirements. During the term of this Agreement, prepare (where applicable, in accordance with GAAP) and deliver to the Administrative Agent on behalf of the Lenders, in a form not objected to by the Majority Lenders, acting reasonably:

(a)	Financial Reporting

(i)
as soon as practicable and in any event within 50 days of the end of each Financial Quarter of Open Text (excluding the fourth Financial Quarter), the interim unaudited consolidated financial statements of Open Text as at the end of such Financial Quarter prepared in accordance with GAAP including a balance sheet, statement of income and retained earnings and a statement of changes in financial position in each case as at the end of and for such Financial Quarter and the then elapsed portion of the Financial Year which includes such Financial Quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheet, as at the end of) the previous Financial Year, in each case subject to year-end adjustments and the absence of footnotes;

(ii)
as soon as practicable and in any event within 90 days after the end of each Financial Year of Open Text, the annual audited consolidated financial statements of Open Text prepared in accordance with GAAP including a balance sheet, statement of income and retained earnings and a statement of changes in financial position for such Financial Year (which financial statements shall be audited by a nationally recognized accounting firm), setting forth in each case in comparative form the figures for the previous Financial Year;

(iii)	concurrently with the delivery of the financial statements contemplated in (i) and (ii) above, a Compliance Certificate in respect of such Financial Quarter in the form attached hereto as Schedule 7;

(iv)
as soon as available and in any event within 90 days after the end of each Financial Year (in each case, approved by the board of directors of Open Text) an Annual Business Plan in respect of Open Text and its Subsidiaries, on a consolidated basis, in each case, for the current Financial Year, provided that a preliminary draft of such plan shall have been delivered to the Administrative Agent not later than 75 days after the end of each Financial Year; and

(v)	the foregoing financial information shall be presented in United States dollars.
Information required to be delivered pursuant to clauses (i) and (ii) above shall be deemed to have been delivered if such information shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov and Open Text shall have notified the Administrative Agent of the availability of such financial information.

(b)
Environmental Reporting. Promptly, and in any event within 30 days of each occurrence, notify the Administrative Agent of any proceeding or order before any Governmental Authority requiring any Loan Party or any of its Subsidiaries to comply with or take action under any Environmental Laws which would reasonably be expected to have a Material Adverse Effect if not taken.

(c)
Additional Reporting Requirements. Deliver to the Administrative Agent (with sufficient copies for each of the Lenders) (i) as soon as possible, and in any event within five days after any Loan Party becomes aware of the occurrence of each Default or Event of Default, a statement of Responsible Officer of such Loan Party or any other officer acceptable to the Administrative Agent setting forth the details of such Default or Event of Default and the action which such Loan Party proposes to take or has taken with respect thereto; (ii) from time to time upon request of the Administrative Agent, acting reasonably, evidence of maintenance of all insurance required to be maintained by Section 7.01(7), including such originals or copies as the Administrative Agent may reasonably request of policies, certificates of insurance and endorsements relating to such insurance and proof of premium payments; (iii) at the reasonable request of the Administrative Agent, the applicable Borrower shall provide further information regarding any Permitted Acquisition to the Administrative Agent; and (iv) together with the Compliance Certificate to be delivered pursuant to Section 7.01(1)(a)(iii), written notice of any previously undisclosed, (A) Material Subsidiaries of Open Text, (B) any Material Intellectual Property Rights; (C) to the extent necessary for perfection of security interests in any material amount of tangible personal property under the PPSA, notice of any new location of such tangible personal property to the extent located in a jurisdiction within Canada as to which no effective PPSA financing statement has been filed in favour of the Collateral Agent or the Administrative Agent over the Assets of the applicable Loan Party; and (D) such other information respecting the condition or operations, financial or otherwise, of the business of any of the Loan Parties as the Administrative Agent, on behalf of the Lenders, may from time to time reasonably request.

(2)
Existence; Conduct of Business. Do and cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (subject only to Section 7.02(3)), and except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect, obtain, preserve, renew and keep in full force and effect any and all Material Permits.

(3)
Payment Obligations. Pay and cause each of its Material Subsidiaries to pay all material Tax liabilities that, if not paid, would reasonably be expected to result in a Material Adverse Effect, in each case, before the same shall become materially delinquent or in material default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Material Subsidiary has, if required, set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

(4)
Maintenance of Properties. Keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, all real and personal property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(5)
Books and Records; Inspection Rights. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account in which entries, that are full, true and correct in all material respects, are made of all dealings and transactions in relation to its business and activities. Permit, and cause each of its Material Subsidiaries to permit, any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants; provided that (a) except during the continuance of an Event of Default, only one such visit, inspection, examination and discussion (which shall be limited to the Administrative Agent, the Lenders and their designated representatives, collectively, and not individually) shall be permitted during a Financial Year at the expense of Open Text, to be coordinated through the Administrative Agent upon at least five days’ prior notice, such visit to be limited to the chief executive office of Open Text and such other locations as may be reasonably agreed with Open Text and (b) during the continuance of an Event of Default, a visit or reasonable number of visits shall be permitted to locations other than the chief executive office that are reasonably related to the applicable Event of Default at the expense of Open Text.

(6)
Compliance with Laws and Material Contracts. Comply with, and cause each of its Material Subsidiaries to comply with, all Laws and orders of any Governmental Authority applicable to it or its property and with all Material Agreements, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(7)
Insurance. Maintain, and cause each of its Material Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types (including business interruption insurance) and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated and in accordance with any requirement of any Governmental Authority. In the case of any fire, accident or other casualty causing loss or damage to any properties of any Loan Party used in generating cash flow or if required by Law, all proceeds of such policies shall be used promptly to repair or replace any such damaged properties. Each Loan Party will maintain in effect and deliver to the Administrative Agent from time to time, when necessary to ensure that they are current and when otherwise required by the Credit Documents, endorsements to the policies pertaining to all physical properties in which the Collateral Agent, the Administrative Agent or the Lenders shall have an Encumbrance under the Credit Documents, naming the Administrative Agent as a loss payee, as its interests appear, and evidencing that such policies are subject to the standard mortgage clause approved by the Insurance Bureau of Canada (as applicable), and containing provisions that such policies will not be cancelled without 30 days prior written notice having been given by the insurance company to the Administrative Agent.

(8)
Operation and Maintenance of Property. Manage and operate, and cause each of its Material Subsidiaries to manage and operate, its business or cause its business to be managed and operated (i) in accordance with prudent industry practice in all material respects and in compliance in all material respects with the terms and provisions of all Material Permits, and (ii) in compliance with all applicable Laws of the jurisdiction in which such businesses are carried on, and all applicable Laws of every other Governmental Authority from time to time constituted to regulate the ownership, management and operation of such businesses, except where a failure to do so would not reasonably be expected to have a Material Adverse Effect.

(9)
Status of Accounts and Collateral. With respect to the Collateral, report immediately to the Administrative Agent any matters materially adversely affecting the value, enforceability or collectability of any of the Collateral where such matter would reasonably be expected to have a Material Adverse Effect.

(10)	Cure Defects. Promptly cure or cause to be cured any material defects in the execution and delivery of any of the Credit Documents or any of the other agreements,

instruments or documents required to be executed and/or delivered pursuant thereto or any material defects in the validity or enforceability of any of the Credit Documents and, at its expense, execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents as the Administrative Agent, acting reasonably, may consider necessary for the foregoing purposes.

(11)
Additional Loan Parties/Security. In each case subject to Permitted Exceptions, if, at any time on or after the Effective Date, any Loan Party creates or acquires a Subsidiary (other than an Excluded Subsidiary) or in some other fashion becomes the holder of any Equity Securities of a new Subsidiary (other than an Excluded Subsidiary), or, if any Excluded Subsidiary of a Loan Party is designated as, or becomes, a Material Subsidiary (any such event or occurrence, an “Additional Loan Party/Subsidiary Event”):

(a)
To the extent not prohibited or restricted by Law, the applicable Loan Party will, within 90 days following the occurrence of such Additional Loan Party/Subsidiary Event, execute and deliver to the Administrative Agent a securities pledge agreement, in form and substance satisfactory to the Administrative Agent acting reasonably, granting a security interest in 100% of the Equity Securities of such new or newly designated Subsidiary owned by such Loan Party;

(b)
To the extent not prohibited or restricted by Law, the applicable Loan Party will, within 90 days following the occurrence of such Additional Loan Party/Subsidiary Event, cause such new or newly designated Subsidiary to execute and deliver to the Administrative Agent a guarantee and security of the nature contemplated by Section 2.12, all in form and substance satisfactory to the Administrative Agent, acting reasonably and accompanied by customary legal opinions of counsel to such Loan Party or such Subsidiary; and

(c)
In connection with the execution and delivery of any guarantee, pledge agreement, mortgage, security agreement or analogous document pursuant to this Section, the applicable Loan Party will, or will cause the applicable Subsidiary to, deliver to the Administrative Agent such corporate resolutions, certificates, legal opinions and such other related documents, including, in respect of real property, reasonably satisfactory title insurance or a reasonably satisfactory title opinion and surveys, as shall be reasonably requested by the Administrative Agent and consistent with the relevant forms and types thereof delivered on the Original Closing Date or as shall be otherwise reasonably acceptable to the Administrative Agent. Each guarantee, pledge agreement, mortgage, security agreement and any other analogous document delivered pursuant to this Section shall be deemed to be a Security Document from and after the date of execution thereof.

(12)
Material Permits. Maintain, and cause all of its Subsidiaries to maintain, all Material Permits as may be necessary to properly conduct their respective businesses, the failure of which to maintain would reasonably be expected to have a Material Adverse Effect.

(13)	[Reserved].

(14)	Notices Regarding Plans and Benefit Arrangements.

(a)
Certain Events. Promptly upon, and in any event within 25 Business Days of becoming aware of the occurrence thereof, provide notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

(i)
any reportable event (as defined in Section 4043(c) of ERISA) with respect to any Loan Party or any other member of the ERISA Group (other than any reportable event notice of which to the PBGC has been waived),

(ii)
any Prohibited Transaction which could subject any Loan Party to a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder, which would reasonably be expected to have a Material Adverse Effect,

(iii)	any assertion of withdrawal liability with respect to any Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect,

(iv)
any partial or complete withdrawal from a Multiemployer Plan by any Loan Party or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in Material Adverse Effect,

(v)
any cessation of operations at a facility by any Loan Party or any other member of the ERISA Group as described in Section 4062(e) of ERISA which would reasonably be expected to have a Material Adverse Effect,

(vi)	withdrawal by any Loan Party or any other member of the ERISA Group from a Multiple Employer Plan which would reasonably be expected to have a Material Adverse Effect,

(vii)
a failure by any Loan Party or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA, if the imposition of such Lien would have a Material Adverse Effect, or

(viii)	any Foreign Plan Event that would reasonably be expected to have a Material Adverse Effect.

(b)
Notices of Involuntary Termination and Annual Reports. Promptly, and in any event within 25 Business Days, after receipt thereof, deliver to the Administrative Agent copies of (a) all notices received by any Loan Party or any other member of the ERISA Group of the PBGC’s intent to terminate any Plan administered or maintained by any Loan Party or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender, the most recently filed annual report (IRS Form 5500 series) and all accompanying schedules for any Plan, including the most recent required audit maintained by any Loan Party or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of any Loan Party or any other member of the ERISA Group and each Schedule SB (Actuarial Information) to the annual report filed by any Loan Party or any other member of the ERISA Group with the Department of Labor with respect to each such Plan.

(c)
Notice of Voluntary Termination. Promptly, and in any event within 25 Business Days, upon the filing thereof, deliver to the Administrative Agent copies of any Form 500, or any successor or equivalent form to Form 500, filed with the PBGC in connection with the termination of any Plan.

(d)
Canadian Benefit Plans. For each existing, or hereafter adopted, Canadian Benefit Plan, the Borrowers shall cause its Subsidiaries to, in a timely fashion, comply with and perform in all respects all of its obligations under and in respect of such Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any applicable fiduciary, funding, investment and administration obligations), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that all employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Benefit Plan shall be paid or remitted by the Borrowers or their Subsidiaries in a timely fashion in accordance with the terms thereof, any funding agreements and all Laws.

The Borrowers shall deliver to Administrative Agent if requested by Administrative Agent, acting reasonably, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed by any Borrower or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) with any applicable Governmental Authority.

(15)	Security Matters.
(a)    Securities and Instruments.

(i)
If any Intercompany Securities or Intercompany Instruments owned by a Guarantor are now or at any time become evidenced, in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the issuer thereof in the name of a clearing agency or a custodian or of a nominee of either, the applicable Guarantor will notify the Administrative Agent in writing of such Securities and Instruments and, at the request and option of the Administrative Agent, (i) to the extent applicable under Law, cause an appropriate entry to be made in the records of the clearing agency or custodian (if there is such an agency or Person) or the applicable securities register, as applicable, to record the interest of the Administrative Agent or its nominee (if the Administrative Agent or such nominee is a member of such clearing agency) or otherwise as the Administrative Agent may reasonably direct in such Securities or Instruments created pursuant to the Security Documents or (ii) cause the Administrative Agent to have control over such Securities or Instruments.

(ii)
During the continuance of an Event of Default, if any Securities or Instruments (other than Intercompany Securities or Intercompany Instruments) owned by a Guarantor are evidenced, in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the issuer thereof in the name of a clearing agency or a custodian or of a nominee of either, the applicable Guarantor will notify the Administrative Agent in writing of such Securities and Instruments (unless such notice previously has been given) and, at the request and option of the Administrative Agent, (A) cause an appropriate entry to be made in the records of the clearing agency or custodian, as applicable, to record the interest of the Administrative Agent or its nominee (if the Administrative Agent or such nominee is a member of such clearing agency) or otherwise as the Administrative Agent may reasonably direct in such Securities or Instruments created pursuant to the Security Documents or (B) cause the Administrative Agent to have control over such Securities or Instruments.

(iii)
None of the Guarantors will, either before or after an Event of Default, make any entry in the records of a clearing agency or custodian or the applicable securities register to record any security interest of any Person, other than the Collateral Agent, the Administrative Agent or any of their respective agents, in any Securities or Instruments owned by a Guarantor, or will grant control to any Person other than the Collateral Agent, the Administrative Agent or any of their respective agents or the agent of a Guarantor over such Securities or Instruments so long as such Guarantor is the owner thereof.

(iv)
If any Guarantor acquires ownership of any Intercompany Securities or Intercompany Instruments, such Guarantor will, together with the next Compliance Certificate required to be delivered in accordance with Section 7.01(1)(a)(iii) following the date of such acquisition of Intercompany Securities or Intercompany Instruments, notify the Administrative Agent in writing and provide the Administrative Agent with a revised Schedule L recording the acquisition and particulars of such Instruments or Securities. Upon request by the Administrative Agent, such Guarantor will promptly deliver to and deposit with the Administrative Agent, or cause the Administrative Agent to have control over, all such Securities or Instruments as security for the Secured Obligations of the applicable Guarantor pursuant to this Agreement and the other Credit Documents to which such Guarantor is party.

(v)
Forthwith upon the occurrence of an Event of Default that is continuing, each Guarantor will provide the Administrative Agent with a list of all Securities and Instruments (other than Intercompany Securities or Intercompany Instruments) held by it, and will notify the Administrative Agent of the acquisition by it of any additional Securities and Instruments (other than Intercompany Securities or Intercompany Instruments). Upon request by the Administrative Agent during the continuance of an Event of Default, each Guarantor will promptly deliver to and deposit with the Administrative Agent, or cause the Administrative Agent to have control over, all Securities or Instruments (other than Intercompany Securities or Intercompany Instruments) owned or held by such Guarantor, as security for the Secured Obligations of the applicable Guarantor pursuant to this Agreement and the other Credit Documents to which such Guarantor is party.

(vi)
Each Guarantor will ensure that no Person other than itself, its agent or another Person on its behalf, the Collateral Agent, the Administrative Agent or any of their respective agents has possession of any certificated Securities or certificated Instruments owned by such Guarantor.

(vii)
Each Guarantor will, with respect to any Securities or Instruments owned by it, at the request of the Administrative Agent (but, in the case of Securities or Instruments that are not Intercompany Securities or Intercompany Instruments, such request shall only be made during the continuance of an Event of Default) (i) cause the transfer of such Securities or Instruments to the Administrative Agent (or its nominee (if the Administrative Agent or such nominee is a member of such clearing agency) or otherwise as the Administrative Agent may reasonably direct) to be recorded in the records of a clearing agency or custodian, if and as applicable under Law, or on the applicable securities register or (ii) duly endorse such Securities or Instruments for transfer in blank or register them in the name of the Administrative Agent or its nominee or otherwise as the Administrative

Agent may reasonably direct, (iii) immediately deliver to the Administrative Agent any and all consents or other documents which may be necessary to effect the transfer of such Securities or Instruments to the Administrative Agent or any third party and (iv) deliver to or otherwise cause the Administrative Agent to have control over such Securities or Instruments.

(b)
Intellectual Property. Promptly following the request of the Administrative Agent, each Loan Party will furnish the Administrative Agent in writing the description of all material Registered Intellectual Property or applications for material Registered Intellectual Property of such Loan Party. In addition, such Loan Party will deliver to the Administrative Agent a copy of the certificate of or other document evidencing registration of, or application for, such Registered Intellectual Property, or such other form as may be necessary or appropriate under applicable Law, in respect of such Registered Intellectual Property confirming the grant of security in such Registered Intellectual Property to the Collateral Agent or the Administrative Agent, as applicable, and promptly make all such filings, registrations and recordings as are necessary to preserve, protect and perfect the Security Interest granted to the Collateral Agent or the Administrative Agent, as applicable, in such Registered Intellectual Property.

(c)
Maintaining the Account Collateral. So long as any Accommodation or any other Secured Obligation secured by the Pledge and Security Agreement (other than contingent indemnification claims as to which no valid demand has been made, “Unmatured Surviving Obligations”) of any Loan Party under any Credit Document shall remain unpaid or shall be outstanding, any Eligible Cash Management Agreement or Eligible Hedging Agreement shall be in effect or any Lender Party shall have any Commitment:

(i)
Each U.S. Grantor will maintain deposit accounts only with the financial institution acting as Administrative Agent or Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has agreed with such U.S. Grantor and the Administrative Agent or the Collateral Agent, as applicable, to comply with instructions originated by the Administrative Agent or the Collateral Agent, as applicable, directing the disposition of funds in such deposit account without the further consent of such U.S. Grantor, such agreement in form and substance reasonably satisfactory to the Administrative Agent and such U.S. Grantor (a “Deposit Account Control Agreement”); provided, however, that this Section 7.01(15)(c) shall only apply to accounts maintained in the United States and shall not apply to deposit accounts (A) used solely as a tax or payroll account, escrow account, trust account, petty cash account or flexible spending account, in each case maintained in the ordinary course of business or (B) or other deposit accounts to the extent that the aggregate amount on deposit with all such other deposit accounts does not exceed U.S. $20,000,000, or such lower amount as may be required under the Term B Credit Agreement at any time.

(ii)
The Administrative Agent may (or may request that the Collateral Agent), at any time during the continuance of an Event of Default, request that each U.S. Grantor instruct each Person obligated at any time to make any payment to such U.S. Grantor for any reason (an “Obligor”) to make such payment to a Pledged Deposit Account or the Collateral Account, except that such U.S. Grantor shall not be under such obligation with respect to Persons (i) making payments to a Pledged Deposit Account or Collateral Account as of the date hereof, (ii) making payments to such U.S. Grantor of less than $250,000 a year in the aggregate, or (iii) making payments to accounts not purported to be subject to the security of the Guaranteed Parties in accordance with this Agreement, if any.

(iii)
The Administrative Agent may (or may request that the Collateral Agent), at any time during the continuance of an Event of Default and without notice to, or consent from, any U.S. Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to the Collateral Account to satisfy the Secured Obligations under the Security and Pledge Agreement and other Credit Documents.

(iv)
Upon any termination by a U.S. Grantor of any Pledged Deposit Account, such U.S. Grantor will promptly (i) to the extent transferred within the United States, transfer all funds and property held in such terminated Pledged Deposit Account to another Pledged Deposit Account or the Collateral Account and (ii) notify all Obligors that were making payments to such Pledged Deposit Account, to the extent future payments continue to be made within the United States, to make all future payments to another Pledged Deposit Account or the Collateral Account, in each case so that the Administrative Agent or the Collateral Agent, as applicable, shall have a continuously perfected security interest in such Collateral Account, funds and property.

(d)
Collections on Assigned Agreements and Instruments. Except as otherwise provided in this Section 7.01(15)(d), each U.S. Grantor will continue to collect, at its own expense, all amounts due or to become due to such U.S. Grantor under the Assigned Agreements, Receivables and Related Contracts (each such term being used herein as defined in the Security and Pledge Agreement). In connection with such collections, such U.S. Grantor may take (and, at the Administrative Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take) such action as such U.S. Grantor or the Administrative Agent may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and

Related Contracts; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such U.S. Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements or Instruments of the assignment of such Assigned Agreements and Instruments to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such U.S. Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such U.S. Grantor, to enforce collection of any such Assigned Agreements and Instruments to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such U.S. Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements and Instruments, including those set forth in Section 9-607 of the UCC. After receipt by any U.S. Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence upon the occurrence and during the continuance of an Event of Default, (i) all amounts and proceeds (including instruments) received by such U.S. Grantor in respect of the Assigned Agreements and Instruments of such U.S. Grantor shall be deemed to be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such U.S. Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be deposited in the Collateral Account and either (A) released to such U.S. Grantor on the terms set forth in Section 5 of the Security and Pledge Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 14(b) of the Security and Pledge Agreement and (ii) upon notice from the Administrative Agent in connection with the enforcement of its rights and remedies under the Credit Documents, such U.S. Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Instrument, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No U.S. Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements or Instruments to any other indebtedness or obligations of the Obligor thereof.

(e)
Commercial Tort Claims. Each U.S. Grantor will promptly give notice to the Administrative Agent of any commercial tort claim of such U.S. Grantor that may arise after the date hereof with an anticipated recovery of at least $2,000,000 and will immediately execute or otherwise authenticate a supplement to the Security and Pledge Agreement, and otherwise take all action reasonably necessary to subject such commercial tort claim to the security interest created under such Security Document.

(16)
Financial Assistance. Each Loan Party shall comply, in each case in all material respects, with sections 151 to 158 (inclusive) of the Companies Act 1985 of England and Wales (if applicable) and all other applicable laws and regulations relating to financial assistance by a company for the acquisition or subscription for shares or relating to protection of shareholders’ capital in other applicable jurisdictions, including in relation to the execution and performance of the Credit Documents and the payment of amounts due under the Credit Documents.

Section 7.02	Negative Covenants
So long as any amount owing hereunder remains unpaid or any Lender has any obligation under this Agreement, and unless consent or waiver is given in accordance with Section 17.01 hereof, no Loan Party shall:

(1)
Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to create, incur, assume or suffer to exist, any Debt other than Permitted Debt.

(2)
Encumbrances. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to create, incur, assume or suffer to exist, any Encumbrance on any of its or their, as the case may be, respective Assets, other than Permitted Encumbrances.

(3)
Fundamental Changes. Merge into or amalgamate or consolidate with, or permit any of its Material Subsidiaries to merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate, dissolve or be wound up, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Loan Party may merge into, or amalgamate or consolidate with, or liquidate, dissolve or be wound up into any other Loan Party, (ii) any wholly-owned Subsidiary of any Loan Party may liquidate, dissolve or be wound up into any Loan Party if such Loan Party determines in good faith that such winding up is in the best interests of such Loan Party, (iii) any wholly-owned Subsidiary of any Loan Party may merge into, or amalgamate or consolidate with, any Loan Party, so long as the surviving or continuing entity is a Loan Party; (iv) any Immaterial Subsidiary may merge into or amalgamate or consolidate with, any Subsidiary or liquidate, dissolve or be wound up into any Subsidiary; and (v) any Subsidiary of a Loan Party that is not a Loan Party may merge into or amalgamate or consolidate with, or liquidate, dissolve or be wound up into any other Subsidiary of a Loan Party that is not a Loan Party.

(4)
Carry on Business. Engage in any business or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to engage in any business, other than the Business and businesses which are the same as or related, ancillary, incidental or complementary to the Business.

(5)
Disposal of Assets Generally. Dispose of, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to Dispose of, any Assets to any Person, other than Permitted Dispositions, so long as (other than in respect of a Permitted Disposition described in clause (ii) of the definition thereof) no Event of Default has occurred and is continuing or would result therefrom.

(6)
Transactions with Affiliates. Dispose of, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to Dispose of, any Assets to, or purchase, lease or otherwise acquire any Assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not more restrictive to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate, (c) any Restricted Payments permitted by Section 7.02(8) or any intercompany Debt and interest thereon expressly excluded from the definition of Restricted Payment, and (d) as otherwise permitted pursuant to this Agreement and the Credit Documents. The foregoing restrictions shall not apply to: (i) the payment of reasonable and customary fees to directors of Open Text who are not employees of Open Text, (ii) any other transaction with any employee, officer or director of the Loan Parties pursuant to employee profit sharing and/or benefit plans and compensation and non-competition arrangements in amounts customary for corporations similarly situated to the Loan Parties and entered into in the ordinary course of business and approved by the board of directors of the applicable Loan Party, or (iii) any reimbursement of reasonable out-of-pocket costs incurred by an Affiliate of Open Text on behalf of or for the account of Open Text or any of the Loan Parties.

(7)
Restrictive Agreements. Directly or indirectly enter into, incur or permit to exist, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to directly or indirectly enter into, incur or permit to exist, any agreement or other arrangement, that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or such Subsidiary to create, incur or permit to exist any Encumbrance upon any of its Assets pursuant to the Credit Documents, (b) the ability of such Loan Party or such Subsidiary to pay dividends or other distributions with respect to any Equity Securities or with respect to, or measured by, its profits or to make or repay loans or advances to any Loan Party or to provide a guarantee of any Debt of any Loan Party pursuant to the Credit Documents, (c) the ability of any Loan Party or any of its Subsidiaries to make any loan or advance to the Loan Parties, or (d) the ability of any Loan Party or any of its Subsidiaries to sell, lease or transfer any of its property to any other Loan Party; provided that the foregoing shall not apply to (i) restrictions and conditions existing on the Effective Date identified on Schedule K (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), to (ii) customary restrictions and conditions contained in agreements relating to the sale of a Loan Party or any of its Subsidiaries or any of their respective Assets pending such sale and such restrictions and conditions apply only to the Loan Party, Subsidiary or the Assets that are to be sold and such sale is permitted hereunder; (iii) restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the Assets securing such Debt; and (iv) customary provisions in leases and other ordinary course contracts restricting the assignment or pledge thereof or the Assets that are the subject thereof.

(8)
Restricted Payments. Declare, make or pay or agree to declare, make or pay, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to declare, make or pay, or agree to declare, make or pay, directly or indirectly, any Restricted Payment, except (a) the declaration and payment of dividends with respect to the Equity Securities of Open Text payable solely in additional Equity Securities, (b) Restricted Payments by any Subsidiary of a Loan Party to its parent entity or entities (so long as, in the case of a non-wholly owned Subsidiary, such Restricted Payments are made at least ratably to the applicable parent which is a Loan Party or Subsidiary thereof), (c) regularly scheduled payments in respect of Permitted Debt, (d) Restricted Payments by the Loan Parties pursuant to and in accordance with stock option plans, profit sharing plans, employment agreements and/or other benefit plans for the directors or officers of Open Text and its Subsidiaries, provided that the aggregate amount of cash payments made by the Loan Parties in any Financial Year pursuant to all such stock option plans, profit sharing plans and other compensation benefit plans shall not exceed reasonable commercial amounts, (e) Restricted Payments by the Loan Parties and their Subsidiaries, in an aggregate amount not to exceed in any Financial Year 35% of Consolidated EBITDA for such Financial Year, (f) Restricted Payments by the Loan Parties in an aggregate amount not to exceed $150,000,000 in any Financial Year, and (g) the declaration and payment of dividends or other distributions with respect to, and the purchase, redemption or other acquisition of the Equity Securities of a Subsidiary of Open Text that is a Loan Party to another Subsidiary of Open Text that is not a Loan Party, so long as after giving effect thereto, (x) the Loan Parties would be in compliance with the financial covenant set forth in Section 7.03 on a pro forma basis and (y) no Default or Event of Default has occurred and is continuing or would result therefrom.

(9)
Investments. Purchase, hold or acquire, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to purchase, hold or acquire (including pursuant to any amalgamation with any Person that was not a wholly-owned Subsidiary prior to such amalgamation), any Equity Securities, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person, except:

(a)	Investments by any such Loan Party or Subsidiary in the Equity Securities of any Loan Party;

(b)	loans or advances made by any Loan Party to any other Loan Party;

(c)
at any time that no Default or Event of Default has occurred and is continuing, or would result therefrom, investments by any such Loan Party or Subsidiary in the Equity Securities of an Excluded Subsidiary or Material Subsidiary or loans or advances made by any such Subsidiary to an Excluded Subsidiary or Material Subsidiary (other than investments, loans or advances existing as of the Effective Date), provided that the aggregate amount outstanding of all such investments, loans or advances made by all such Loan Parties and Subsidiaries does not at any time exceed the greater of (i) U.S. $300,000,000 and (ii) 5% of Consolidated Assets at any time (plus trade payables and amounts paid on account of services rendered, in each case, in the ordinary course of business), such amount to be determined net of Investment Credits received from Excluded Subsidiaries;

(d)	Permitted Debt;

(e)	Investments acquired pursuant to a Permitted Acquisition;

(f)
Investments existing on the Effective Date in the Equity Securities listed on Schedule F(i) and any security into which such Equity Securities or such converted security may be converted from time to time;

(g)
Investments existing as of the Reorganization Completion Date in the Equity Securities listed on Schedule F(ii) and any security into which such Equity Securities or such converted security may be converted from time to time;

(h)	Investments consisting of the repurchase of shares of Open Text to the extent permitted under Section 7.02(8);

(i)	Permitted Investments;

(j)	Investments by any such Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; and

(k)
at any time that no Default or Event of Default has occurred and is continuing, or would result therefrom, other Investments in any Person engaged in a business that is the same as or related, ancillary, incidental or complementary to any business carried on by a Loan Party that are not otherwise permitted hereunder not to exceed the greater of (i) U.S. $200,000,000 and (ii) 5% of

Consolidated Assets at any time, such amount to be determined net of Investment Credits received from all such Persons.

(10)
Acquisitions. Make any Acquisition, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to make any Acquisition, other than, and provided no Default or Event of Default has occurred and is continuing, or would result therefrom, a Permitted Acquisition.

(11)
Subsidiaries. Create or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to create, purchase, hold or acquire (including pursuant to any amalgamation with any Person that was not a wholly-owned Subsidiary prior to such amalgamation), any Subsidiary unless, except as otherwise provided for in this Agreement, such Subsidiary is a wholly-owned Subsidiary.

(12)
Lease-Backs. Except as otherwise provided for in this Agreement and the Sale-Leaseback Transaction on market terms involving the Assets located at 5347 West 161st Street, Brook Park, Ohio, enter into, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to enter into, any arrangement, directly or indirectly, with any Person whereby any such Loan Party or such Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, and whereby any such Loan Party or such Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Loan Party intends to use for substantially the same purpose or purposes as the property sold or transferred.

(13)
Canadian Pension Plan Compliance. (a) Terminate, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to terminate, any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan, which would reasonably be expected to have a Material Adverse Effect, (b) fail to make, or permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to fail to make, full payment when due of all amounts which, under the provisions of any Canadian Pension Plan, agreement relating thereto or Law, Open Text or any other Loan Party is required to pay as contributions thereto if such failure would reasonably be expected to have a Material Adverse Effect, (c) contribute to or assume an obligation to contribute to, or permit any Loan Party (other than any Loan Party acquired as a result of a Permitted Acquisition) to contribute to or assume an obligation to contribute to, any pension plan which provides benefits determined on a defined benefit basis or, if such Loan Party is liable for funding defined benefits thereunder, any “multi-employer pension plan” as such terms are defined in the Pension Benefits Act (Ontario), or (d) acquire, or permit any Loan Party to acquire, an interest in any Person if such Person sponsors, maintains or contributes to, or, at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to any pension plan which provides benefits determined on a defined benefit basis or, if such Person is liable for funding defined benefits thereunder, any “multi-employer pension plan” as such terms are defined in the Pension Benefits Act (Ontario); provided that, Open Text or any other Loan Party may acquire an interest in any such Person if such Person is acquired as a Permitted Acquisition and neither Open Text nor any of the Loan Parties has any legal liability to perform such Person’s obligations or assume such Person’s liabilities.

(14)
Amendments. Make %4. any amendments to its or any of its Subsidiaries’ (other than Exempt Immaterial Subsidiaries) constating documents or by-laws (or other governing documents) which, taken as a whole, are adverse in any material respect to the Lenders’ interests, hereunder or the Encumbrances arising under or created by the Security Documents; %4. any amendments to, or grant any waivers in respect of, Material Agreements or any guarantee or security in respect thereof in a manner that would materially and adversely affect the Lenders’ interests, taken as a whole, under the Credit Documents; or %4. in the case of the Term B Credit Agreement, without limiting sub-clause (b) of this Section 7.02(14), any amendments to increase the principal amount of the Debt thereunder above the sum of Term Loans made on the Closing Date plus the principal amounts of any “Incremental Term Facility” permitted in accordance with the terms of the Term B Credit Agreement as of the Effective Date or shorten the maturity or weighted average life to maturity thereof or make any provision thereof more restrictive to the Borrowers in any material respect than the corresponding provision of this Agreement.

(15)	Change of Auditors. Change its auditors other than to a nationally recognized accounting firm.

(16)	Plan and Benefit Arrangements. Not and not permit any of its Subsidiaries or any other member of the ERISA Group to:

(a)	fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan if such failure has a Material Adverse Effect;

(b)	request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

(c)
engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Effect;

(d)
fail to make when due any contribution to any Multiemployer Plan that any Loan Party or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto, where any such failure results in a Material Adverse Effect;

(e)
withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal results in a Material Adverse Effect;

(f)	terminate, or institute proceedings to terminate, any Plan, where such termination results in a Material Adverse Effect;

(g)	fail to make any contributions to any Plan which gives rise to the conditions for imposition of a lien under Section 303(k) of ERISA;

(h)	fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure results in a Material Adverse Effect; or

(i)	permit the occurrence of any Foreign Plan Event that would reasonably be expected to result in a Material Adverse Effect.

(17)
Speculative Transactions. Engage in, or permit any Material Subsidiary to enter into, any interest rate, currency rate, commodity hedge or similar agreement, understanding or obligation, except in the normal course of business and not for speculative purposes.

(18)
Change of Corporate Name or Location. Change or permit any of their Subsidiaries that are Loan Parties to change (a) its incorporated name, or if not a corporation, its name as it appears in official filings in the jurisdiction of its organization, (b) change its chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Québec) (unless such change is within the same jurisdiction), (c) change the type of entity that it is, (d) change its jurisdiction of incorporation or organization or its corporate or organizational structure, and (e) in the case of any Loan Party organized under the laws of a jurisdiction within the United States, change its organizational identification number, in each case, unless Open Text provides prompt written notice thereof to Administrative Agent so that, subject to Permitted Exceptions, Administrative Agent may take such actions as are necessary as a result thereof to continue the perfection and in the case of the Province of Québec, publication, of any Encumbrances in favour of the Collateral Agent or Administrative Agent in any Collateral.

(19)
Share Capital. Except in a transaction otherwise permitted under this Agreement, permit any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) to issue any shares, or any options, warrants or securities convertible into shares, to the extent that such issuance would result in a reduction in the ownership percentage or such Loan Party in such Subsidiary.

Section 7.03	Financial Covenants

(1)	So long as any amount owing hereunder remains unpaid or any Lender has any obligations under this Agreement, and unless consent is given in accordance with Section 17.01 hereof, Open Text shall:

(a)	Consolidated Net Leverage Ratio. Maintain, as at the end of each Financial Quarter, a Consolidated Net Leverage Ratio of not greater than 4.00:1.00.

ARTICLE 8
EVENTS OF DEFAULT

Section 8.01	Events of Default

(1)	If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a)	a Borrower shall fail to pay any principal amount of the Accommodations Outstanding when such amount becomes due and payable;

(b)	a Borrower shall fail to pay any interest or Fees when the same become due and payable hereunder and such failure shall remain unremedied for five Business Days;

(c)
any representation or warranty made or deemed to be made by Open Text or any other Loan Party in this Agreement or any other Credit Document to which it is a party shall prove to have been incorrect in any material respect when made or deemed to be made;

(d)	Open Text shall fail to perform, observe or comply with any of the covenants contained in Section 7.01(2), Section 7.02 or Section 7.03;

(e)	Open Text shall fail to perform, observe or comply with any of the covenants contained in Section 7.01(1)(a) and such failure shall remain unremedied for five Business Days;

(f)
Open Text shall fail to perform, observe or comply with any of the covenants contained in Section 7.01(1)(b) or (c) or Section 7.01(3) and such failure shall remain unremedied for fifteen Business Days;

(g)
Open Text or any other Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Credit Document to which it is a party (other than a covenant or agreement whose breach or default in performance is elsewhere in this Section 8.01 specifically dealt with) and such failure shall remain unremedied for 30 days after Open Text has received notice from the Administrative Agent of such failure to perform or observe;

(h)
a Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) shall fail to pay the principal of or interest on any Debt (excluding any Debt hereunder) which is outstanding in an aggregate principal amount exceeding U.S. $125,000,000 (or the equivalent amount in any other currency), when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other breach, default or failure by a Loan Party shall occur with respect to any other term of such Debt, and shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt, if the effect of such breach, default or failure is to cause or (in the case of a breach, default or failure with respect to a matured term of the applicable Debt) permit the acceleration of such Debt; provided that no Event of Default under this Section 8.01(1)(h) shall occur or be continuing if such failure, default or breach has been waived by the holder(s) or trustee or agent on behalf of such holder(s) of such Debt;

(i)
any writ of execution or similar process is enforced or levied upon material Assets having a value of U.S. $125,000,000 (or the equivalent amount in any other currency) or more, net of any amounts covered by an enforceable contract of insurance, of any Loan Party and remains undischarged, unvacated and unstayed for a period (for each action) of 60 days and, in any event, later than five Business Days prior to the date of any proposed sale thereunder, provided that, during such period, such process is in good faith disputed by such Loan Party;

(j)
any judgment or order for the payment of money in excess of U.S. $125,000,000 (or the equivalent amount in any other currency), net of any amounts available for the satisfaction of such judgment or order pursuant to an enforceable contract of insurance, shall be rendered against any Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) and the same shall remain undischarged, unvacated, unstayed and unbonded pending appeal for a period of 60 consecutive days from the entry thereof;

(k)
any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) that would be reasonably likely to have a Material Adverse Effect, and the same shall remain undischarged, unvacated, unstayed and unbonded pending appeal for a period of 60 consecutive days during which execution shall not be stayed;

(l)
any Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) (i) fails to generally pay its debts as such debts become due; (ii) admits in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (iii) institutes or has instituted against it any proceeding seeking (w) the possession, foreclosure, seizure, retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the Assets (having a value in excess of U.S. $125,000,000) of any Loan Party, (x) to adjudicate it a bankrupt or insolvent, (y) any liquidation, winding-up, reorganization (in each case, other than as specifically permitted hereunder), arrangement (other than as specifically permitted hereunder), protection, relief or composition of it or its debts under any Law relating to bankruptcy, insolvency, reorganization, incorporation law or relief of debtors including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, interim receiver, receiver and manger, liquidator, custodian, sequestrate or other similar official for it or for any substantial part of its Assets (having a value in excess of U.S. $125,000,000), and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, interim receiver, receiver and manger, liquidator, custodian, sequestrate or other similar official for it or for any substantial part of its Assets (having a value in excess of U.S. $125,000,000)) shall occur; or (iv) the board of directors or other applicable governing body of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the foregoing actions;

(m)	any Impermissible Qualification of the audited financial statements required to be delivered pursuant to Section 7.01(1);

(n)
any of the Credit Documents executed and delivered by any Loan Party shall cease to be in full force and effect in any material respect (taken as a whole) and such failure (i) relates to a material portion of the Collateral, and (ii) did not arise from the failure of the Administrative Agent or any Lender to take any action within its control (without limiting the Loan Parties’ obligations under Section 2.12(1), 7.01(1)(c) and 7.01(11)) and (iii) shall remain unremedied for 10 Business Days; or

(o)	the validity of any of the Credit Documents or the applicability thereof to the Accommodations or any other Obligations purported to be secured or guaranteed thereby or any part thereof shall be contested in writing by any Loan Party;
then, the Administrative Agent may, and shall at the request of the Majority Lenders, by written notice to the Borrowers (i) terminate the Lenders’ obligations to make further Accommodations under the Revolving Credit Facility; and (ii) (at the same time or at any time after such termination) declare the principal amount of all outstanding Advances, an amount equal to the Face Amount of each issued and outstanding Documentary Credit and all interest and Fees accrued thereon and all other amounts payable under this Agreement in respect of the Revolving Credit Facility to be immediately due and payable, without presentment, demand, protest or further notice of any kind (except as required by Law), all of which are hereby expressly waived by the Borrowers; provided that, upon the occurrence of an Event of Default under clause (l) above with respect to a Borrower, the Lender’s obligations to make further Accommodations under the Revolving Credit Facility shall automatically terminate and all outstanding Advances, an amount equal to the Face Amount of each issued and outstanding Documentary Credit and all interest and Fees accrued thereon and all other amounts payable under this Agreement in respect of the Revolving Credit Facility shall become immediately due and payable, with any presentment, demand, protest or notice of any kind from the Administrative Agent or any Lender.

Section 8.02	Remedies Upon Demand and Default

(1)
Upon a declaration that the Accommodations Outstanding under the Revolving Credit Facility are immediately due and payable pursuant to Section 8.01, the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders, commence such legal action or proceedings as it, in its sole discretion, may deem expedient, including the commencement of enforcement proceedings under the Security Documents or any other security granted by Open Text or any other Loan Party to the Collateral Agent, Administrative Agent or the Lenders, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any of the Assets, or any other action or notice (except as required by Law), all of which the Loan Parties hereby expressly waive (to the extent enforceable under Law).

(2)
The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are in addition to and not in substitution for any other rights or remedies. Nothing contained herein or in the Security Documents or any other security hereafter held by the Collateral Agent, Administrative Agent and the Lenders, with respect to the indebtedness or liability of the Borrowers or any other Loan Party to the Administrative Agent and the Lenders, or any part thereof, nor any act or omission of the Administrative Agent or the Lenders with respect to the Security Documents, the Collateral or such other security, shall in any way prejudice or affect the rights, remedies and powers of the

Administrative Agent and the Lenders hereunder or under the Security Documents or such Collateral.
ARTICLE 9
YIELD PROTECTION

Section 9.01	Increased Costs; Reserves on LIBOR Advances

(1)	Increased Costs Generally. If any Change in Law shall:

(a)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, including LIBOR funds or deposits;

(b)
subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Accommodations made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for (i) Indemnified Taxes or Other Taxes covered by Section 9.02 and (ii) the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(c)	impose on any Lender or the London applicable interbank market any other condition, cost or expense affecting this Agreement or Accommodations made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, or maintaining any Accommodation (or of maintaining its obligation to make any such Accommodation), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender, the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(2)
Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding any loss, cost or expense arising from Taxes) incurred by it as a result of:

(a)
any continuation, conversion, payment or prepayment of any Advance other than an ABR Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)
any failure by the applicable Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or convert any Advance other than an ABR Advance on the date or in the amount notified by the applicable Borrower; or

(c)	any assignment of a LIBOR Advance on a day other than the last day of the Interest Period therefor as a result of a request by the applicable Borrower pursuant to Section 9.03;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance or from fees payable to terminate the deposits from which such funds were obtained; provided that, for the avoidance of doubt, the applicable Borrower shall not be obligated to compensate any Lender under this Section for any loss of anticipated profits in respect of any of the foregoing. For purposes of calculating amounts payable by the applicable Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each LIBOR Advance made by it at the Eurodollar Rate excluding the impact of the last sentence of the “Eurodollar Rate” definition for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Advance was in fact so funded.
For purposes of calculating amounts payable by the applicable Borrower to the Lenders under this Section 9.01(2), each Lender shall be deemed to have funded each LIBOR Advance made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Advance was in fact so funded.

(3)
Liquidity or Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s liquidity or capital or on the liquidity or capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Accommodations made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to liquidity or capital adequacy), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(4)
Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (1), (2) or (3) of this Section (“Additional

Compensation”), including a description of the event by reason of which it believes it is entitled to such compensation, and supplying reasonable supporting evidence and reasonable detail of the basis of calculation of the amount or amounts, and delivered to the applicable Borrower shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. In the event the Lender subsequently recovers all or part of the Additional Compensation paid by the applicable Borrower, it shall promptly repay an equal amount to the applicable Borrower. The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Accommodation or the Commitment affected by the Change in Law, change in capital or liquidity requirement or the lapse or cessation of the Change in Law giving rise to the initial Additional Compensation. A Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the applicable Borrower upon such Borrower’s reasonable request at such Borrower’s expense, provided such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. Notwithstanding the foregoing provisions, a Lender shall only be entitled to rely upon the provisions of this Section 9.01 if and for so long as it is generally making corresponding demands for similar amounts for similarly situated borrowers pursuant to provisions similar to the foregoing provisions of this Section 9.01 in other loan documents to which such Lender is party.

(5)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the applicable Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

All of the Borrowers’ obligations under this Section 9.01 shall survive the payment in full of the other obligations hereunder and the termination of this Agreement.

Section 9.02	Taxes

(1)
Payments Subject to Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any Credit Document shall be made free and clear and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that, if any Loan Party, the Administrative Agent or any Lender is required by Law to deduct or pay any Indemnified Taxes or Other Taxes in respect of any payment by or on account of any obligation of a Loan Party hereunder or under any other Credit Document, then (i) the sum payable shall be increased by that Loan Party when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Loan Party shall make any such deductions required to be made by it under Law and (iii) the Loan Party shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Law.

(2)
Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (1) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Law.

(3)
Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender in respect of any payment by or on account of any obligation of a Loan Party hereunder or under any other Credit Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Lender subsequently recovers by obtaining a refund, credit or otherwise, all or part of the payment made under this Section paid by the applicable Borrower, it shall promptly repay an equal amount to the applicable Borrower. A Lender shall make reasonable efforts to limit the incidence of any payments under this Section and seek recovery for the account of the applicable Borrower upon such Borrower’s reasonable request at such Borrower’s expense, provided such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage and further provided that nothing in this Section shall require a Lender to disclose any Tax returns of such Lender or any other Tax information which such Lender deems to be confidential.

(4)
Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(5)
Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall, at the request of the applicable Borrower, deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements.

Without limiting the generality of the foregoing,

(a)
any Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the applicable Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)
any Foreign Lender shall deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the applicable Borrower or the Administrative Agent), but only if such Foreign Lender is legally entitled to do so, whichever of the following is applicable:

(i)
executed originals of, as appropriate, Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)	executed originals of IRS Form W-8ECI (or any successor form), or

(iii)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E and/or other certification documents from each beneficial owner, as applicable;

(iv)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms); and

(v)
executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(6)
If a payment made by any Borrower hereunder or under any other Credit Document would be subject to United States federal withholding tax imposed pursuant to FATCA if any Lender fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent, at the time or times prescribed by applicable Law or as reasonably requested by such Borrower or the Administrative Agent, any documentation prescribed by applicable Law (including documentation prescribed by Section 1471(b)(3)(c)(i) of the Code or such additional documentation reasonably requested by such Borrower or the Administrative Agent for such Borrower or the Administrative Agent to comply with its obligations under FATCA), to determine the amount to withhold or deduct from such payment and to determine that such Lender has complied with such applicable reporting and other requirements of FATCA.

(7)
For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Revolving Credit Facility as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). This section 9.02(7) shall not affect the FATCA status of any other borrowing or facility under this Agreement.

(8)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 16.01(8) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (8).
All of the Borrowers’ obligations under this Section 9.02 shall survive the payment in full of the other obligations hereunder and the termination of this Agreement.

Section 9.03	Mitigation Obligations: Replacement of Lenders

(1)
Designation of a Different Lending Office. If any Lender requests compensation under Section 9.01, or requires the applicable Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.02, then such Lender shall (at the request of the applicable Borrower) use reasonable efforts to designate a different lending office for funding or booking its Accommodations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender (with the prior consent of the applicable Borrower), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.01 or 9.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)
Replacement of Lenders. If any Lender requests compensation under Section 9.01, if the applicable Borrower is required to pay any material additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.02, if any Lender’s obligations are suspended pursuant to Section 9.04, if any Lender becomes a Defaulting Lender or if any Lender defaults in its obligation to fund Accommodations hereunder, then the applicable Borrower may either, at its sole expense and effort, upon 10 days’ notice to such Lender and the Administrative Agent %5. repay all outstanding amounts due to such affected Lender (or such portion which has not been acquired pursuant to clause (ii) below) and thereupon such Commitment of the affected Lender shall be permanently cancelled and the aggregate Commitment shall be permanently reduced by the same amount and the Commitment of each of the other Lenders shall remain the same; or %5. require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.01), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)	The applicable Borrower pays the Administrative Agent the assignment fee specified in Section 16.01(2)(e);

(b)
the assigning Lender receives payment of an amount equal to the outstanding principal of its Accommodations Outstanding and participations in disbursements under Documentary Credits, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c)
in the case of any such assignment resulting from a claim for compensation under Section 9.01 or payments required to be made pursuant to Section 9.02, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)	such assignment does not conflict with Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

Section 9.04	Illegality; Inability to Determine Rates

(1)
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Accommodations, or to determine or charge interest rates based upon any particular rate (other than any applicable default rate to the extent the same is not chargeable under Law) or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits as U.S. Dollars in the London interbank market (other than any applicable default rate to the extent the same is not chargeable under Law), then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Accommodations, or take any necessary steps with respect to any Documentary Credit in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. If any Lender determines, acting reasonably, that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from an Encumbrance over real property pursuant to any Law of the United States or any state thereof, such Lender may notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality; provided, that such determination or disclaimer shall not invalidate or render unenforceable such Encumbrance for the benefit of any other Lender.

(2)
If the Majority Lenders or Administrative Agent determine that for any reason in connection with any request for a LIBOR Advance or a conversion to or continuation thereof that (a) U.S. Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Advance, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed LIBOR Advance, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed LIBOR Advance does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the applicable Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Advances shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Advances or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Advances in the amount specified therein.

ARTICLE 10
RIGHT OF SETOFF

Section 10.01	Right of Setoff.
If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the Obligations of the applicable Borrower or any Guarantor now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Credit Document and although such Obligations of the Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Documentary Credit Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Documentary Credit Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that such Lender, such Documentary Credit Lender or their respective Affiliates may have. Each Lender agrees to promptly notify the applicable Borrower and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 10.01, it shall share the benefit received in accordance with Section 11.01 as if the benefit had been received by the Lender of which it is an Affiliate.
ARTICLE 11
SHARING OF PAYMENTS BY LENDERS

Section 11.01	Sharing of Payments by Lenders

(1)
If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Accommodations and accrued interest thereon or other obligations under a Facility greater than its pro rata share of such Facility as provided herein, then the Lender receiving such payment or other reduction shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Accommodations Outstanding and such other obligations of the other Lenders under such Facility, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Accommodations Outstanding and other amounts owing them under such Facility, provided that:

(a)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(b)	the provisions of this Section shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Accommodations or participations in disbursements under Documentary Credits to any assignee or participant, other than to any Loan Party or any Affiliate of a Loan Party (as to which the provisions of this Section shall apply); and

(c)
the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the applicable Borrower to such Lender that do not arise under or in connection with the Credit Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Encumbrance or that is otherwise entitled to priority over the applicable Borrower’s Obligations under or in connection with the Credit Documents, (y) any reduction arising from an amount owing to a Loan Party upon the termination of derivatives entered into between the Loan Party and such Lender, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

(2)
The Loan Parties consent to the foregoing and agree, to the extent they may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

ARTICLE 12
ADMINISTRATIVE AGENT’S CLAWBACK

Section 12.01	Administrative Agent’s Claw back

(1)
Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Administrative Agent such Lender’s share of such advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Administrative

Agent, then such amount shall constitute such Lender’s Accommodation included in such advance. If the Lender does not do so forthwith, the applicable Borrower shall pay to the Administrative Agent forthwith on written demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

(2)
Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

ARTICLE 13
AGENCY

Section 13.01	Appointment and Authority

(1)
(a)    Each of the Lenders hereby irrevocably appoints (and confirms the prior existing appointment of) the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes (and confirms the prior existing authorization of) the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)
The Administrative Agent and each of the Lenders hereby further irrevocably appoints (and confirms the prior existing appointment of) Barclays Bank PLC to act on its behalf as a Collateral Agent hereunder and under the other Credit Documents and authorizes (and confirms the prior existing authorization of) the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including acting as the agent of the Lenders for purposes of acquiring, holding and enforcing any and all Encumbrances on Collateral, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent shall act on behalf of the Administrative Agent and the Lenders and shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 13 with respect to any acts taken or omissions suffered by the Collateral Agent in connection with its activities in such capacity as fully as if the term “Administrative Agent” as used in this Article 13 included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Collateral Agent.

(2)
Without prejudice to the foregoing, each Lender hereby irrevocably appoints each of the Administrative Agent (and any successor acting as Administrative Agent) and the Collateral Agent (and any successor acting as the Collateral Agent) to, as part of its duties as Administrative Agent and/or Collateral Agent, act, individually or collectively, as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for all present and future creditors of the Secured Obligations (in such capacity, the “Attorney”) to take and to hold on their behalf, and for their benefit, any hypothec granted pursuant to the laws of the Province of Quebec by any Loan Party, and to exercise such powers and duties which are conferred upon the Attorney under any such hypothec.

For certainty, in acting as hypothecary representative, the Attorney shall benefit from and be subject to all provisions hereof with respect to the Attorney mutatis mutandis, including all such provisions with respect to the liability or responsibility to and indemnification by the Lenders.
In the event of the resignation of the Administrative Agent and/or Collateral Agent and the appointment of a successor Administrative Agent and/or Collateral Agent, such successor Administrative Agent and/or Collateral Agent shall also act as successor hypothecary representative without any further act or formality.

Section 13.02	Rights as a Lender
The Persons serving as the Administrative Agent and the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, respectively, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as the Administrative Agent and the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent and without any duty to account to the Lenders.

Section 13.03	Exculpatory Provisions

(1)
Each of the Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, each of the Administrative Agent and the Collateral Agent:

(a)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Documents), but the Administrative Agent and the Collateral Agent, as applicable, shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Credit Document or Law; and

(c)
shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

(2)
The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Credit Documents) or (ii) in the absence of its own gross negligence or wilful misconduct as determined by a court of competent jurisdiction by a final non-appealable judgment. The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Administrative Agent or the Collateral Agent, as applicable, by any Loan Party or a Lender.

(3)
Except as otherwise expressly specified in this Agreement, the Administrative Agent and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.

(4)
Notwithstanding anything to the contrary contained herein or in any other Credit Document, any duty, role, responsibility, action or inaction contemplated or required on the part of the Administrative Agent or the Collateral Agent in any Credit Document is expressly subject to the terms and conditions of (i) the Intercreditor Agreement and (ii) the intercreditor agreement contemplated by clause (o) of the definition of Permitted Debt and Barclays Bank PLC, in its capacity as an “intercreditor agent” thereunder, (a) shall be entitled to the rights, powers, benefits, protections, immunities and indemnities provided and afforded to the Administrative Agent or the Collateral Agent in any Credit Document and (b) is intended to be a third party beneficiary of this Section 13.03(4) with full rights and powers to enforce this Section 13.03(4) as if a party hereto.

Section 13.04	Reliance by Administrative Agent
The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Accommodation that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Accommodation or the issuance of such Documentary Credit. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 13.05	Indemnification of Agents
Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or wilful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or wilful misconduct for purposes of this Section 13.05; and provided, further, that to the extent any Documentary Credit Lender is entitled to indemnification under this Section 13.05 solely in its capacity and role as Documentary Credit Lender, only the Revolving Credit Lenders shall be required to indemnify such Documentary Credit Lender in accordance with this Section 13.05. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 13.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person regardless of whether any Indemnified Person is a party to such investigation, litigation or proceeding. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent or Collateral Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or Collateral Agent is not reimbursed for such expenses by or on behalf of the applicable Borrower. The undertaking in this Section 13.05 shall survive termination of the Commitments, the payment of all other Accommodations and the resignation of the Administrative Agent or the Collateral Agent, as applicable.

Section 13.06	Delegation of Duties
The Administrative Agent or the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-Administrative Agents or sub-Collateral Agents appointed by the Administrative Agent from among the Lenders (including the Persons serving as Administrative Agent and Collateral Agent) and their respective Affiliates. The Administrative Agent, the Collateral Agent and any such sub-Administrative Agent or sub-Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Administrative Agent or the Collateral Agent shall apply to any such sub-Administrative Agent or sub-Collateral Agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-Administrative Agent or sub-Collateral Agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-Administrative Agent or sub-Collateral Agent that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 13.07	Replacement of Administrative Agent or Collateral Agent

(1)
The Administrative Agent or the Collateral Agent may resign at any time upon 30 days’ notice to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the prior consent of Open Text (except during the occurrence or continuation of an Event of Default, during which no consent shall be required), to appoint a successor, which, in the case of the Administrative Agent, shall be a Lender having a Revolving Credit Commitment and having an office in Toronto, Ontario or an Affiliate of any such Lender with an office in Toronto.

(2)
If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or the retiring Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or the retiring Collateral Agent, as applicable, may, but shall not be required to, with the prior consent of Open Text (such consent not to be unreasonably withheld or delayed), on behalf of the Lenders, appoint a successor Administrative Agent or successor Collateral Agent, respectively, meeting the qualifications specified in Section 13.07(1), provided that if the Administrative Agent or the Collateral Agent, as applicable, shall notify Open Text and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or the retiring Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent or the retiring Collateral Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or successor Collateral Agent, respectively, is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or the Collateral Agent, as applicable, shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent or the successor Collateral Agent, respectively, as provided for above in the preceding paragraph.

Upon a successor’s appointment as Administrative Agent or Collateral Agent hereunder, as applicable, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent or the former Collateral Agent, as applicable, and the former Administrative Agent or the former Collateral Agent, respectively, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrowers to a successor Administrative Agent or successor Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the termination of the service of the former Administrative Agent or former

Collateral Agent, as applicable, the provisions of this Article 13 and of Article 15 shall continue in effect for the benefit of such former Administrative Agent or former Collateral Agent, its sub-Administrative Agents or sub-Collateral Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent or Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent, respectively.

Section 13.08	Non-Reliance on Agents and Other Lenders
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 13.09	Collective Action of the Lenders
Each of the Lenders hereby acknowledges that to the extent permitted by Law, any collateral security and the remedies provided under the Credit Documents to the Lenders are for the benefit of the Lenders (including the Cash Management Banks and Hedge Lenders) collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Administrative Agent or the Collateral Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including any declaration of default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent or the Collateral Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent and the Collateral Agent to the extent requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action (or direct the Collateral Agent to take such action) on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

Section 13.10	No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the Lead Arranger or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this

Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.

Section 13.11	Administrative Agent May File Proofs of Claim
In case of the pendency of any proceeding under any Debtor Relief Law relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Borrowing or Documentary Credit obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Borrowings or Documentary Credit Borrowings and all other Obligations hereunder that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Documentary Credit Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Documentary Credit Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Documentary Credit Lenders, the Collateral Agent and the Administrative Agent under Sections 2.08, 2.09, 3.05 and 15.01) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Collateral Agent and the Lenders and the Documentary Credit Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08, 2.09, 3.05 and 15.01.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Documentary Credit Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations hereunder or the rights of any Lender or any Documentary Credit Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Documentary Credit Lender in any such proceeding.

Section 13.12	Certain ERISA Matters

(1)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)
such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Accommodations or the Commitments,

(b)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Accommodations, the Commitments and this Agreement,

(c)
(i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Accommodations, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Accommodations, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Accommodations, the Commitments and this Agreement, or

(d)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2)
In addition, unless sub-clause (a) in the immediately preceding clause (1) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (d) in the immediately preceding clause (1), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective

Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(a)
none of the Administrative Agent, the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto),

(b)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Accommodations, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(c)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Accommodations, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(d)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Accommodations, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Accommodations, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(e)
no fee or other compensation is being paid directly to the Administrative Agent or the Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Accommodations, the Commitments or this Agreement.

(3)
The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Accommodations, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Accommodations or the Commitments for an amount less than the amount being paid for an interest in the

Accommodations or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE 14
NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION

Section 14.01	Notices, etc.

(1)
Notices Generally. Except as provided in paragraph (2) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the addresses or telecopier numbers specified elsewhere in this Agreement or, if to a Lender, to it at its address or telecopier number specified in the Register or, if to a Loan Party other than Open Text, in care of Open Text.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (2) below, shall be effective as provided in said paragraph (2).

(2)
Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including SyndTrak) pursuant to procedures approved by the Administrative Agent and, in the case of the use of any web platform (such as SyndTrak) reasonably acceptable to Open Text, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, %5. notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and %5. notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the Documentary Credit Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, Documentary Credit Lenders and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute information governed by Section 21.01, they shall be treated as set forth therein); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND

EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrowers, any Lender, any Documentary Credit Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent-Related Person; provided that in no event shall any Agent-Related Person have any liability to the Borrowers, any Lender, any Documentary Credit Lender or any other Person for indirect, special, incidental, consequential damages or punitive damages (as opposed to direct or actual damages).

(3)
Change of Address, Etc. Each Loan Party, the Administrative Agent, the Collateral Agent and the Lead Arranger may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto and each Lender hereto may change its address or telecopier number for notices and other communications hereunder by notice to the Borrowers and Administrative Agent.

ARTICLE 15
EXPENSES; INDEMNITY: DAMAGE WAIVER

Section 15.01	Expenses; Indemnity: Damage Waiver

(1)
Costs and Expenses. Each Loan Party shall pay (i) all reasonable out-of-pocket expenses incurred by each of the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent (limited to one U.S. counsel, one Canadian counsel and appropriate local counsel and in the case of any actual or perceived conflict of interest, one additional counsel to each affected Indemnitee and its related persons in each of Canada and the United States and, if necessary, appropriate local counsel), in connection with the syndication of the Revolving Credit Facility provided for herein and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or of any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by each of the Administrative Agent, the Collateral Agent or any Lender, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Accommodations issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Accommodations. Except as expressly provided in this Section 15.01(1) or as otherwise provided in this Agreement, none of the Loan Parties shall be obligated to pay any out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Lead Arranger, the Lenders or any Related Person of the foregoing Persons.

(2)
Indemnification by the Loan Parties. Subject to the limitations contained in Section 15.01(1), each Loan Party shall indemnify, jointly and severally, each of the Administrative Agent, the Collateral Agent, the Lead Arranger, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable costs and fees of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Accommodation or the use or proposed use of the proceeds therefrom (including any refusal by the Documentary Credit Lender to honour a demand for payment under a Documentary Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Documentary Credit), (iii) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by any Loan Party, or any Environmental Liabilities related in any way to any Loan Party, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party and regardless of whether any Indemnitee is a party thereto (the foregoing collectively being the “Indemnified Liabilities”), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 15.01(2) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax Indemnified Liability.

(3)	Reimbursement by Lenders. To the extent that a Borrower for any reason fails to indefeasibly pay any amount required under paragraph (1) or (2) of this Section to be paid by it to the Administrative Agent (or any sub-Administrative Agent thereof), the Collateral Agent (or any sub-Collateral Agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-Administrative Agent), the Collateral Agent (or any such sub-Collateral Agent) or such Related Party, such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-Administrative Agent) or the Collateral Agent (or any such sub-Collateral Agent), as applicable, in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-Administrative Agent) or the Collateral Agent (or any such sub-Collateral Agent), as applicable, in connection with such capacity.

(4)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Accommodation or the use of the proceeds thereof.

(5)
Payments. All amounts due under this Section shall be payable promptly after demand therefor. A certificate of the Administrative Agent, the Collateral Agent or a Lender setting forth the amount or amounts owing to the Administrative Agent, the Collateral Agent, Lender or a sub-Administrative Agent, a sub-Collateral Agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

All of the Loan Parties’ Obligations under this Section 15.01 shall survive the payment in full of the other Obligations hereunder and the termination of this Agreement.
ARTICLE 16
SUCCESSORS AND ASSIGNS

Section 16.01	Successors and Assigns

(1)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Majority Lenders and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (2) of this

Section, (ii) by way of participation in accordance with the provisions of paragraph (6) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (8) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (6) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(2)
Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Accommodations Outstanding at the time owing to it); provided that:

(a)
except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Accommodations Outstanding at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Accommodations Outstanding hereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Accommodations Outstanding of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than U.S. $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed);

(b)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Accommodations Outstanding or the Commitment assigned, except that this clause Section 16.01(2)(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(c)
any assignment of a Revolving Credit Commitment must be approved by the Documentary Credit Lenders (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender with a Revolving Credit Commitment;

(d)
any assignment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender, an Affiliate of a Lender or an Approved Fund;

(e)
any assignment must be approved by each applicable Borrower, such approval not to be unreasonably withheld or delayed (provided that the applicable Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof), unless the proposed assignee is itself already a Lender with the same type of Commitment or an Affiliate of a Lender or an Approved Fund or if an Event of Default has occurred and is continuing; and if the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S. $3,500 (other than in the case of multiple contemporaneous assignments by a Lender to affiliate funds or Approved Funds, in which case only one such fee shall be payable), which fee shall not be for the account of the Loan Parties, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(f)
in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the applicable Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), and to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Documentary Credits and Swing Line Advances in accordance with its pro rata share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (3) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Credit Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 9 and Article 15, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by any Borrower or a new Accommodation to any Borrower.

(3)
Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Accommodations Outstanding owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers or any Lender (but, only in the case of a Lender, at the Administrative Agent’s office and with respect to any entry relating to such Lender’s Commitments, Advances, Documentary Credit obligations and their Obligations), at any reasonable time and from time to time upon reasonable prior notice. Upon written request by Open Text, the Administrative Agent shall deliver a copy of the Register to Open Text within 5 Business Days after any such request.

(4)
Limitations upon Assignee Rights. Except in the case of an assignment made during the continuance of an Event of Default, no assignee shall be entitled to receive any greater payment under Section 9.01 and 9.02 than the applicable Lender would have been entitled to receive with respect to the Commitments and Accommodations assigned to such assignee, unless such assignment is made with each applicable Borrower’s prior written consent.

(5)
Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Loan Party or any Affiliate of a Loan Party) (each, a

“Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement(including all or a portion of its Commitment and/or the Accommodations Outstanding owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (2) of Section 17.01 that directly affects such Participant. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by any Borrower or a new Accommodation to any Borrower.
Subject to paragraph (7) of this Section, and to the extent permitted by Law, each Participant shall be entitled to the benefits of Article 9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (2) of this Section, provided such Participant agrees to be subject to Article 11 as though it were a Lender.

(6)
Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 9.01 and 9.02, and in respect of any breakage costs payable hereunder, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each applicable Borrower’s prior written consent.

(7)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(8)
Participant Register. The applicable Lender, acting solely for this purpose as a non-fiduciary agent of each Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of each Participant, and the amount of each such Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
ARTICLE 17
AMENDMENTS AND WAIVERS

Section 17.01	Amendments and Waivers

(1)
Subject to Sections 17.01(2), (3) and (7) (in which cases, for clarification, those subsections shall exclusively apply and this subsection shall not apply), no acceptance, amendment or waiver of any provision of any of the Credit Documents, nor consent to any departure by the Borrowers or any other Person from such provisions, shall be effective unless in writing and approved by the Majority Lenders. Any acceptance, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(2)
Only written acceptances, amendments, waivers or consents signed by all affected Lenders shall (i) increase a Lender’s Commitment or subject any Lender to any additional obligation; (ii) reduce the principal or amount of, or (except as set forth in Section 3.04(3)) interest on, directly or indirectly, any Accommodation Outstanding or any Fees; (iii) postpone any date fixed for any payment of principal of, or interest on, any Accommodation Outstanding or any Fees; (iv) change the percentage of the Commitments or the number or percentage of Lenders required for the Lenders, or any of them, or the Administrative Agent to take any action; (v) other than in connection with a Disposition permitted hereunder or where the Minimum Guarantor Coverage is complied with after giving effect to such termination or release, permit any termination of any of the guarantees required hereunder or the Security Documents or release any of the guarantees or the Collateral subject to the Security Documents; (vi) change the definition of Majority Lenders; (vii) amend Section 2.10; (viii) amend this Section 17.01(2); or (ix) amend the definition of “Interest Period” so as to permit intervals in excess of six months without regard to the availability of all affected Lenders.

(3)
Only written acceptances, amendments, waivers or consents signed by the Administrative Agent, in addition to the Majority Lenders, shall affect the rights or duties of the Administrative Agent under the Credit Documents.

(4)	Only written acceptances, amendments, waivers or consents signed by the Documentary Credit Lenders or Swing Line Lenders, as the case may be, in addition to the Majority Lenders, shall affect the rights or duties of such Lenders in their capacities as Documentary Credit Lenders or Swing Line Lenders, respectively, under the Credit Documents.

(5)
No Defaulting Lender or Affiliate thereof shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliates thereof), except that (x) the Commitment of any Defaulting Lender or Affiliate may not be increased or extended, the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not, except as set forth in Section 3.04(3), be reduced and the principal amount of any of its Borrowings may not be forgiven, in each case without the consent of such Defaulting Lender or Affiliate and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender or Affiliate in its capacity as a Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender or Affiliate.

(6)
In the event that any Lender (a “Non-Consenting Lender”) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders or the approval of all of the Lenders directly affected thereby, in each case in accordance with the terms of this Section, the Borrowers shall be permitted to replace such Non-Consenting Lender with a replacement financial institution satisfactory to the Administrative Agent, so long as the consent of the Majority Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (i) such replacement does not conflict with any Law, (ii) the replacement financial institution shall purchase, at par, all Accommodations and other amounts owing to the Non-Consenting Lender pursuant to the Credit Documents on or prior to the date of replacement, (iii) the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent, (iv) the Borrowers shall be liable to the Non-Consenting Lender for any breakage costs if any LIBOR Advance owing to the Non-Consenting Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the Non-Consenting Lender shall be obligated to make such replacement in accordance with the provisions of Section 16.01 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to in Section 16.01(2)(e)), (vi) until such time as such replacement shall be consummated, the Borrowers shall pay to the Non-Consenting Lender all additional amounts (if any) required pursuant to Article 10, as the case may be, (vii) the Borrowers shall provide at least three (3) Business Days’ prior notice to the Non-Consenting Lender, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the Non-Consenting Lender. In the event any Non-Consenting Lender fails to execute the agreements required under Section 16.01 in connection with an assignment pursuant to this Section, the Borrowers may, upon two (2) Business Days’ prior notice to the Non-Consenting Lender, execute such agreements on behalf of the Non-Consenting Lender, and each such Lender hereby grants to the Borrowers (and to any of them) an irrevocable power of attorney (which shall be coupled with an interest) for such purpose.

(7)
Only written acceptances, amendments, waivers or consents signed by the Administrative Agent and the Collateral Agent, in addition to the Majority Lenders, shall affect the rights or duties of the Collateral Agent under the Credit Documents.

(8)	Reserved.

(9)
Notwithstanding anything to the contrary contained in Section 17.01, if at any time after the Effective Date, the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document.

(10)
Notwithstanding anything to the contrary contained in this Section 17.01, the Administrative Agent and the Borrower may, without consent of any other Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.01(4), including any amendments necessary to establish Commitments made by a new tranche of Revolving Credit Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranche, in each case on terms consistent with Section 2.01(4).

Section 17.02	Judgment Currency.

(1)
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by Law, on the day on which the judgment is paid or satisfied.

(2)
The obligations of the Borrowers in respect of any sum due in the Original Currency from it to any Lender under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the applicable Borrower.

Section 17.03	Releases.
Upon the Disposition of any item of Collateral of any Loan Party in accordance with the terms of the Credit Documents, the Administrative Agent and the Collateral Agent will, at the applicable Loan Party’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Encumbrances granted under the Security Documents in accordance with the terms of the Credit Documents, and, in the case of any Disposition involving the sale of any Guarantor (to the extent permitted by the Credit Documents), a release of such Loan Party from its obligations under the Guarantee and all other Credit Documents to which it is bound or subject.
ARTICLE 18
GOVERNING LAW; JURISDICTION; ETC.

Section 18.01	Governing Law; Jurisdiction; Etc.

(1)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

(2)
Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Loan Party or its properties in the courts of any jurisdiction.

(3)
Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (2) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

ARTICLE 19
WAIVER OF JURY TRIAL

Section 19.01	Waiver of Jury Trial
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
ARTICLE 20
MISCELLANEOUS

Section 20.01	Counterparts; Integration; Effectiveness; Electronic Execution

(1)
Counterparts; Integration; Effectiveness. This Agreement shall become effective pursuant to Section 25.01 of the Existing Credit Agreement when the conditions in Section 5.01 of this Agreement have been satisfied.

(2)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature, “and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

Section 20.02	Severability
If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 20.02, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Law, as determined in good faith by the Administrative Agent or the Documentary Credit Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 20.03	Payments Set Aside.
To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, to the Documentary Credit Lender or any Lender, or the Administrative Agent, Documentary Credit Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Documentary Credit Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then %4. to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and %4. each Lender and Documentary Credit Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and Documentary Credit Lender under clause (b) of the preceding sentence shall survive the payment in full of the Obligations hereunder and the termination of this Agreement.

Section 20.04	No Waiver; Remedies Cumulative; Enforcement.
No failure or delay by the Administrative Agent, any Documentary Credit Lender or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies remedy, powers and privileges of the

Administrative Agent, the Documentary Credit Lenders and the Lenders hereunder and under the Credit Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrowers shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article 13 for the benefit of all the Lenders and the Documentary Credit Lenders; provided that the foregoing shall not prohibit %5. the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, %5. each Documentary Credit Lender or each Swing Line Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as a Documentary Credit Lender or a Swing Line Lender, as applicable) hereunder and under the other Credit Documents, %5. any Lender from exercising setoff rights in accordance with Section 10.01 (subject to the terms of Section 2.13) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrowers under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (x) the Majority Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 13.01 and (y) in addition to the matters set forth in clauses (ii), and (iii) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Majority Lenders, enforce any rights or remedies available to it and as authorized by the Majority Lenders.

Section 20.05	Affiliate Activities.
The Borrowers acknowledge that the Administrative Agent, the Collateral Agent and the Lead Arranger (and each of their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrowers and their respective affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Credit Documents (ii) be customers or competitors of the Borrowers and their respective Affiliates, or (iii) have other relationships with the Borrowers and their respective Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrowers and their respective Affiliates or such other entities. The transactions contemplated hereby and by the other Credit Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

Section 20.06	No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrowers acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrowers and their respective Subsidiaries and the Administrative Agent, the Collateral Agent or the Lead Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Credit Documents, irrespective of whether the Administrative Agent, the Collateral Agent or the Lead Arranger has advised or is advising any of the Borrowers their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent and the Lead Arranger are arm’s-length commercial transactions between the Borrowers and their respective Subsidiaries, on the one hand, and the Administrative Agent, the Collateral Agent and the Lead Arranger, on the other hand, (C) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Collateral Agent and the Lead Arranger each are and have been acting solely as principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Collateral Agent or any Lead Arranger has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Collateral Agent and Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, the Collateral Agent nor any Lead Arranger has any obligation to disclose any of such interests and transactions to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by Law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent and Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 20.07	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
ARTICLE 21
TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY

Section 21.01	Treatment of Certain Information: Confidentiality

(1)
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (in each of the foregoing cases, to the extent necessary to administer or enforce this Agreement and the other Credit Documents) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; provided that the Administrative Agent or any such Lender shall be responsible for compliance with this Section 21.01(1) by any of its Controlled Affiliates or its or any such Controlled Affiliates’ directors, officers or employees to the extent that any such Controlled Affiliate or its or any such Controlled Affiliates’ directors, officers or employees receives any Information), (b) to the extent requested by any regulatory authority having jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Laws or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to

(i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to any Borrower and its obligations, or (iii) any acutal or prospective provider of cash management services to any Loan Party, (g) (i) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding the Loan Parties and the Accommodations is solely for purposes of evaluating an investment in such Securitization and who agrees to otherwise be bound by the provisions of this clause (1), (ii) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization and who agrees to otherwise be bound by the provisions of this clause (1); (iii) to a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Accommodations and Credit Documents in connection with ratings issued with respect to a securitization facility collateralized, in part, by the Accommodations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential on the terms set forth in this clause (1)); (h) with the prior written consent of the applicable Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such Person or actually known to such Person or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Loan Party. If the Administrative Agent or any Lender is requested or required to disclose any Information (other than by any bank examiner) pursuant to or as required by Laws or by a subpoena or similar legal process, the Administrative Agent or such Lender, as applicable, shall, if practicable and unless prohibited by Law, use its reasonable commercial efforts to provide the applicable Borrower with notice of such requests or obligation in sufficient time so that the applicable Borrower may seek an appropriate protective order or waive the Administrative Agent’s, or such Lender’s, as applicable, compliance with the provisions of this Section, and the Administrative Agent and such Lender, as applicable, shall, to the extent reasonable, co-operate with the applicable Borrower in such Borrower obtaining any such protective order.

(2)
For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt or that was already in the possession of the Administrative Agent or any Lender prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information in accordance with its internal policies. In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such Person normally makes available in the course of its business of assigning identification numbers.

(3)
In addition, and notwithstanding anything herein to the contrary, the Administrative Agent may provide to Loan Pricing Corporation and/or other recognized trade publishers information concerning the Borrowers and the Revolving Credit Facility established herein of the nature customarily provided to Loan Pricing Corporation and/or other recognized trade publishers of such information for general circulation in the loan market.

(4)
Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

ARTICLE 22
GUARANTEE

Section 22.01	Guarantee.
To induce the Administrative Agent, the Collateral Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Accommodations, and in consideration thereof, each Guarantor hereby, jointly and severally, and irrevocably and unconditionally, guarantees to the Administrative Agent, the Collateral Agent, the Lenders, the Cash Management Banks and the Hedge Lenders (the Administrative Agent, the Collateral Agent, the Lenders, the Cash Management Banks and the Hedge Lenders are collectively, the “Guaranteed Parties” and each a “Guaranteed Party”), due and punctual payment and performance to the Guaranteed Parties upon written demand made in accordance with the terms of this Agreement of all debts, liabilities and obligations of or owing (a) by each Borrower under this Agreement or any other Credit Document and (b) by any other Loan Party under any Eligible Cash Management Agreement or any Eligible Hedging Agreement, in each case, to any Guaranteed Party at any time, present and future, direct or indirect, absolute and contingent, matured or not, and all amendments, restatements, renewals, extensions or supplements and continuations thereof, and whether as principal or surety, and including all liabilities of each Borrower arising as a consequence of its failure to pay or fulfil any of such debts, liabilities and obligations, excluding for all purposes of the foregoing for each Guarantor, all Hedging Obligations that constitute Excluded Hedging Obligations for such Guarantor (collectively, the “Guaranteed Obligations” or the “Secured Obligations”).

Each Guarantor which is incorporated or formed under the laws of a jurisdiction located within the United States, and by its acceptance of this Guarantee, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guarantee and the Obligations of such Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of U.S. bankruptcy laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee and the Guaranteed Obligations of such Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and such Guarantors hereby irrevocably agree that the Guaranteed Obligations of such Guarantor under this Guarantee at any time shall be limited to the maximum amount as will not result in the Guaranteed Obligations of such Guarantor under this guarantee constituting a fraudulent transfer or conveyance.
Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guarantee or any other guarantee, such Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Credit Documents.

Section 22.02	Indemnity.
In addition to the guarantee specified in Section 22.01, each Guarantor agrees to, jointly and severally, indemnify and save each Guaranteed Party harmless from and against all costs, losses, expenses and damages it may suffer as a result or consequence of any Borrower’s default in the performance of any of the Guaranteed Obligations, any of the Guaranteed Obligations being or becoming void, voidable or unenforceable or ineffective against any Borrower, or any inability by any Guaranteed Party to recover the ultimate balance due or remaining unpaid to such Guaranteed Party in respect of the Guaranteed Obligations, including reasonable legal fees incurred by or on behalf of any Guaranteed Party resulting from any action instituted on the basis of this Guarantee, provided that such indemnity shall not, as to any Guaranteed Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Guaranteed Party.

Section 22.03	Payment and Performance.

(1)
If any Borrower fails or refuses to punctually make any payment or perform its Guaranteed Obligations, each Guarantor shall unconditionally render any such payment or performance upon demand in accordance with the terms of this Guarantee.

(2)
Nothing but payment and satisfaction in full of the Guaranteed Obligations shall release any Guarantor from its obligations under this Guarantee, except for the disposition of such Guarantor in a transaction permitted by this Agreement.

Section 22.04	Continuing Obligation.
The only condition (and no other document, proof or action other than as specifically provided in this Guarantee is) necessary as a condition of each Guarantor honouring its obligations under this Guarantee shall be a written demand by the Administrative Agent following the occurrence of an Event of Default which is continuing. This Guarantee shall be a continuing guarantee, shall cover all the Guaranteed Obligations, and shall apply to and secure any ultimate balance due or remaining unpaid to any Guaranteed Party. This Guarantee shall continue to be binding regardless of:

(1)	whether any other Person or Persons (an “Additional Guarantor”) shall become in any other way responsible to any Guaranteed Party for, or in respect of all or any part of the Guaranteed Obligations;

(2)	whether any such Additional Guarantor shall cease to be so liable;

(3)
the enforceability, validity, perfection or effect of perfection or non-perfection of any security interest securing the Guaranteed Obligations, or the validity or enforceability of any of the Guaranteed Obligations; or

(4)
whether any payment of any of the Guaranteed Obligations has been made and where such payment is rescinded or must otherwise be returned upon the occurrence of any action or event, including the insolvency or bankruptcy of any Loan Party or otherwise, all as though such payment had not been made.

Section 22.05	Guarantee Unaffected.
This Guarantee shall not be determined or affected, or the Guaranteed Parties’ rights under this Guarantee prejudiced by, the termination of any Guaranteed Obligations by operation of law or otherwise, including the bankruptcy, insolvency, dissolution or liquidation of any Loan Party, any change in the name, business, powers, capital structure, constitution, objects, organization, directors or management of any Loan Party, with respect to transactions occurring either before or after such change. This Guarantee is to extend to the liabilities of the Person or Persons for the time being and from time to time carrying on the business now carried on by any Loan Party, notwithstanding any reorganization of any Loan Party or any Additional Guarantor or the amalgamation of any Loan Party or any Additional Guarantor with one or more other corporations (in this case, this Guarantee shall extend to the liabilities of the resulting corporation and the terms “Guarantor” and “Additional Guarantor” shall include such resulting corporation) or any sale or disposal of any Loan Party’s or the Additional Guarantor’s business in whole or in part to one or more other Persons and all of such liabilities shall be included in the Guaranteed Obligations. Each Guarantor agrees that the manner in which the Guaranteed Parties may now or subsequently deal with any other Loan Party or any Additional Guarantor or any security (or any collateral subject to the security) or other guarantee in respect of the Guaranteed Obligations shall have no effect on any Guarantor’s continuing liability under this Guarantee and such Guarantor irrevocably waives any rights it may have in respect of any of the above.

Section 22.06	Waivers.
Each Guarantor waives each of the following, to the fullest extent permitted by Law:

(1)	any defence based upon:

(a)
the unenforceability or invalidity of all or any part of the Guaranteed Obligations, or any security or other guarantee for the Guaranteed Obligations or any failure of any Guaranteed Party to take proper care or act in a commercially reasonable manner in respect of any security for the Guaranteed Obligations or any collateral subject to the security, including in respect of any disposition of the Collateral or any set-off of any Loan Party’s bank deposits against the Guaranteed Obligations;

(b)
any act or omission of a Loan Party or any other Person, including the Guaranteed Parties, that directly or indirectly results in the discharge or release of a Loan Party or any other Person or any of the Guaranteed Obligations or any security for the Guaranteed Obligations; or

(c)
any Guaranteed Party’s present or future method of dealing with any Loan Party, any Additional Guarantor or any security (or any collateral subject to the security) or other guarantee for the Guaranteed Obligations;

(2)	any right (whether now or hereafter existing) to require any Guaranteed Party, as a condition to the enforcement of this Guarantee including any indemnity provided for herein:

(a)	to accelerate any of the Guaranteed Obligations or proceed and exhaust any recourse against a Loan Party or any other Person;

(b)	to realize on any security that it holds;

(c)	to marshall the assets of such Guarantor or any other Loan Party; or

(d)	to pursue any other remedy that such Guarantor may not be able to pursue itself and that might limit or reduce such Guarantor’s burden;

(3)	presentment, demand, protest and notice of any kind including notices of default and notice of acceptance of this Guarantee;

(4)	all suretyship defences and rights of every nature otherwise available under Ontario law and the laws of any other jurisdiction; and

(5)	all other rights and defences (legal or equitable) the assertion or exercise of which would in any way diminish the liability of such Guarantor under this Guarantee.

Section 22.07	Guaranteed Parties’ Right to Act.
Each Guaranteed Party has the right to deal with any Guarantor, the documents creating or evidencing the Guaranteed Obligations and the security (or any collateral subject to the security) now or subsequently held by any Guaranteed Party (including all modifications, extensions, replacements, amendments, renewals, restatements, and supplements to such documents or security) as such Guaranteed Party may see fit, without notice to any Guarantor or any Additional Guarantor and without in any way affecting, relieving, limiting or lessening such Guarantor’s or any Additional Guarantor’s liability under this Guarantee. Without limitation, each Guaranteed Party may:

(1)	grant time, renewals, extensions, indulgences, releases and discharges to any Guarantor;

(2)	take new or additional security (including other guarantees) from any Guarantor;

(3)	discharge or partially discharge any or all existing security;

(4)	elect not to take security from any Guarantor or not to perfect security;

(5)	cease or refrain from, or continuing to, giving credit or making loans or advances to any Guarantor;

(6)	accept partial payment or performance from any Guarantor or otherwise waive compliance by any Guarantor with the terms of any of the documents or security;

(7)	assign any such document or security to any Person or Persons;

(8)	deal or dispose in any manner (whether commercially reasonably or not) with any security (or any collateral subject to the security) or other guarantee for the Guaranteed Obligations; or

(9)
apply all dividends, compositions and moneys at any time received from any Guarantor or others or from the security upon such part of the Guaranteed Obligations as each Guaranteed Party deems appropriate.

Section 22.08	Assignment and Postponement.
All indebtedness and liability, present and future, of each Loan Party to each Guarantor are hereby assigned to the Administrative Agent on behalf and for the benefit of the Guaranteed Parties and postponed to the Guaranteed Obligations, and, following the occurrence of an Event of Default that is continuing, all monies received by any Guarantor in respect thereof shall be received in trust for the Guaranteed Parties and forthwith upon receipt thereof shall be paid over to the Administrative Agent on behalf and for the ratable benefit of the Guaranteed Parties; provided that, for the avoidance of doubt, absent the continuance of an Event of Default, this Section 22.08 shall not prohibit or restrict payments and repayments by or to any Guarantor to the extent otherwise permitted by this Agreement.

Section 22.09	Action or Inaction.
Except as otherwise provided at Law, no action or omission on the part of any Guaranteed Party in exercising or failing to exercise its rights under this Section or in connection with or arising from all or part of the Guaranteed Obligations shall make any Guaranteed Party liable to any Guarantor for any loss occasioned to such Guarantor. No loss of or in respect of any securities received by any Guaranteed Party from any other Loan Party or others, whether occasioned by any Guaranteed Party’s fault or otherwise, shall in any way affect, relieve, limit or lessen any Guarantor’s liability under this Guarantee.

Section 22.10	Guaranteed Parties’ Rights.
The rights and remedies provided in this Article 22 are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by Law.

Section 22.11	Demand.
The Administrative Agent may make demand in writing to any Guarantor at any time and from time to time after the occurrence of and during the continuance of an Event of Default, each such written demand to be accepted by such Guarantor as complete and satisfactory evidence of the amount of the Guaranteed Obligations to be paid by such Guarantor absent manifest error. Each Guarantor shall pay to the Administrative Agent such amount or amounts payable under this Guarantee immediately upon such written demand.

Section 22.12	No Representations.
Each Guarantor acknowledges that this Guarantee has been delivered free of any conditions and that there are no representations which have been made to such Guarantor affecting such Guarantor’s liability under this Guarantee except as may be specifically embodied in this Guarantee and agrees that this Guarantee is in addition to and not in substitution for any other guarantee(s) held or which may subsequently be held by or for the benefit of any Guaranteed Party.

Section 22.13	Keepwell.
Each Guarantor that is a Qualified ECP Guarantor at the time of the Guarantee made by such Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder (a “Specified Loan Party”) or the grant of a security interest under the Credit Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Hedging Obligation as may be needed by such Specified Loan Party from time to time to honor all of its Obligations under the Credit Documents in respect of such Hedging Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s Obligations and undertakings under this Section 22.13, or otherwise under this Agreement or any other Credit Document, voidable under applicable Debtor Relief Laws, and not for any greater amount). The Obligations and undertakings of each applicable Guarantor under this Article 22 shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the commitments relating thereto have expired or been terminated. Each Guarantor intends this Section 22.13 to constitute, and this Section 22.13 shall be deemed to constitute, a guarantee of the Obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Section 22.14	Intercreditor Agreement.
Each Lender hereby approves the Intercreditor Agreement and authorizes the Administrative Agent to execute the Intercreditor Agreement on its behalf. Without limiting the foregoing and notwithstanding any other provision of this Agreement or any other Credit Document, any requirement under this Agreement or under any other Credit Document providing for Collateral to be delivered to the Administrative Agent or the Collateral Agent shall be satisfied upon the delivery of such Collateral to the Authorized Representative (as defined in the Intercreditor Agreement) for the applicable Secured Parties.

ARTICLE 23
AFFIRMATION OF GUARANTEES AND SECURITY DOCUMENTS

Section 23.01	Affirmation.
The obligations of each Guarantor contained in the Guarantees shall remain in full force and effect and are hereby confirmed, renewed, affirmed and continued by this Agreement and are enforceable against the Loan Parties and each of the Guarantors. All rights, benefits, interests, duties, liabilities and obligations of the parties to the Security Documents, as amended below, are hereby confirmed, renewed, affirmed and continued by this Agreement and continue to secure, apply and extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Loan Parties and each Guarantor to the Collateral Agent (as defined in the Original Credit Agreement) for the benefit of the Secured Creditors (as defined in the Security Documents), or any one or more of them, in any currency, under, in connection with or pursuant to the Guarantees and any other Credit Document to which the Loan Parties and each Guarantor is a party. Without limitation of the foregoing, all security interests, pledges, assignments and other Encumbrances previously granted by any Guarantor, as a Grantor, pursuant to the Security Documents are confirmed, renewed, affirmed and continued by this Agreement, and all such security interests, pledges, assignments and other Encumbrances shall remain in full force and effect as security for all obligations thereunder with no change in the priority applicable thereto, in each case, subject only to Encumbrances permitted under the Credit Documents, to the extent provided therein.
References in the Security Documents to which each of the Loan Parties and each Guarantor is a party are hereby amended to (i) refer to the credit facility being made to Open Text ULC and Open Text Holdings, Inc. in addition to Open Text Corporation, (ii) refer to the Administrative Agent as

Barclays Bank PLC, (iii) refer to the Collateral Agent as Barclays Bank PLC; and (iv) replace the definition of Credit Agreement with the following:
““Credit Agreement” means the credit agreement dated as of October 2, 2006, as Amended as of February 15, 2007 and as of September 24, 2009, and as Amended and Restated as of November 9, 2011, as amended as of December 16, 2013 and as of December 22 2014, as further Amended and Restated as of January 15, 2015, as amended as of June 16, 2016, as of February 1, 2017, as of May 5, 2017 and as of September 16, 2017, and as further Amended and Restated as of May 30, 2018, among Open Text ULC, Open Text Corporation and Open Text Holdings, Inc., as Borrowers, the Guarantors party thereto, the financial institutions named therein as Lenders, the Administrative Agent and the Collateral Agent, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and includes any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Collateral Agent or Lenders.”

ARTICLE 24
TERMINATION AND RELEASE OF FOREIGN GUARANTEES AND SECURITY

Section 24.01	Termination and Release.
As of the Effective Date, each German Security Document (as defined in the Existing Credit Agreement), each UK Security Document (as defined in the Existing Credit Agreement) and each Foreign Guarantee (as defined in the Existing Credit Agreement) is hereby terminated and each of the Collateral Agent and the Administrative Agent hereby terminates and releases any and all security interests, pledges, assignments, mortgages, trusts and liens created pursuant to any such German Security Document or UK Security Document. Without limitation of the foregoing, as of the Effective Date, each Foreign Guarantor is hereby released from any and all obligations under each Credit Document to which it was, or was intended to be, a party; provided that, any provision contained in any of the Credit Documents, which expressly survives the termination of such Credit Documents, shall, as such provision relates to any Foreign Guarantor, continue in full force and effect as provided in the applicable Credit Documents.

Section 24.02	Authorization by Lenders.
Each Lender hereby approves the 2018 Release Documents and authorizes the Administrative Agent and the Collateral Agent to execute each 2018 Release Documents and each other document, instrument or agreement necessary to give effect to the terminations and releases contemplated by Section 24.01 and the 2018 Release Documents (including any document contemplated by Section 24.03).

Section 24.03	Releases of Registrations.
As of the Effective Date, the Administrative Agent and the Collateral Agent hereby:

(1)
agree, at the cost of the Borrowers or Foreign Guarantors, to execute and deliver to the Foreign Guarantors, as the Foreign Guarantors may request, registerable discharges, releases and terminations (or any similar or equivalent document in the applicable jurisdiction) of any and all Security (as defined in the Existing Credit Agreement), in each case, granted by such Foreign Guarantor, or any caveat, financing change statement, termination statement or notice in respect thereof (or any similar or equivalent instrument in the applicable jurisdiction) held by the Administrative Agent and the Collateral Agent in respect of such Security.

(2)
authorize the Borrowers and their affiliates, either directly or through their attorneys and agents, (a) to prepare and file on behalf of the Collateral Agent, as the secured party of record, financing change statements, uniform commercial code termination statements with respect to any and all financing statements previously filed in connection with any Lien granted by a Foreign Guarantor to the Collateral Agent under any of the Security (as defined in the Existing Credit Agreement), and (b) to prepare and file on behalf of the Collateral Agent, as the secured party of record, any discharges, releases or terminations with respect to any and all registrations, filings or similar recordings made with all applicable filing offices, in each case, previously made in connection with any Lien granted by a Foreign Guarantor to the Collateral Agent under any of the Security (as defined in the Existing Credit Agreement).

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first above written.

OPEN TEXT CORPORATION, as Borrower
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: Executive Vice President, Chief Financial Officer

OPEN TEXT ULC, as Borrower
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: President, Treasurer and Director

OPEN TEXT HOLDINGS, INC., as Borrower
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: President and Treasurer

(signatures continued on the next following page)

OPEN TEXT SA ULC, as Guarantor
By:	/s/ John Doolittle
Name: John Doolittle
Title: President, Treasurer and Director

OPEN TEXT GXS ULC, as Guarantor
By:	/s/ John Doolittle
Name: John Doolittle
Title: President, Treasurer and Director

OPEN TEXT CANADA LTD., as Guarantor
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: President and Treasurer

VIGNETTE PARTNERSHIP, LP, by its general partner OPEN TEXT CANADA LTD., as Guarantor
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: President and Treasurer

OPEN TEXT INC., as Guarantor
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: President and Treasurer

EASYLINK SERVICES INTERNATIONAL CORPORATION, as Guarantor
By:	/s/ John Doolittle
Name: John Doolittle
Title: President and Treasurer

EASYLINK SERVICES USA, INC., as Guarantor
By:	/s/ John Doolittle
Name: John Doolittle
Title: President and Treasurer

XPEDITE SYSTEMS, LLC, as Domestic Guarantor
By:	/s/ John Doolittle
Name: John Doolittle
Title: President and Treasurer

GXS, INC., as Guarantor
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: President and Treasurer

GXS INTERNATIONAL, INC., as Guarantor
By:	/s/Madhu Ranganathan
Name: Madhu Ranganathan
Title: President and Treasurer

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent
By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

(signatures continued on the next following page)

ROYAL BANK OF CANADA, as Lender and Documentary Credit Issuer
By:	/s/ Michael Elsey
Name: Michael Elsey
Title: Vice President, Coprorate Banking

BARCLAYS BANK PLC, as Lender
By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

MORGAN STANLEY BANK, N.A., as Lender
By:	/s/ Jonathon Rauen
Name: Jonathon Rauen
Title: Authorized Signatory

CITIBANK, N.A., CANADIAN BRANCH, as Lender
By:	/s/ Agha Murtaza
Name: Agha Murtaza
Title: Authorized Signatory

HSBC BANK CANADA, as Lender
By:	/s/ Ted Bertola
Name: Ted Bertola
Title: Associate, Global Banking

By:	/s/ MyLe
Name: MyLe
Title: Director, Global Banking

MUFG BANK, LTD., CANADA BRANCH, as Lender
By:	/s/ Nirushan Thambirajah
Name: Nirushan Thambirajah
Title: Vice President

NATIONAL BANK OF CANADA, as Lender
By:	/s/ Michelle Fiebig
Name: Michelle Fiebig
Title: Director

By:	/s/ David Torrey
Name: David Torrey
Title: Managing Director

EXPORT DEVELOPMENT CANADA, as Lender
By:	/s/ Allan Quiz
Name: Allan Quiz
Title: Financing Manager

By:	/s/ Eric Beltrami
Name: Eric Beltrami
Title: Senior Associate

BANK OF MONTREAL, as Lender
By:	/s/ Matthew Lagace
Name: Matthew Lagace
Title: Vice President

ICICI BANK OF CANADA, as Lender
By:	/s/ Sandeep Goel
Name: Sandeep Goel
Title: Senior Vice President & Chief Risk Officer

By:	/s/ Lester Fernandes
Name: Lester Fernandes
Title: Assistant Vice President Corporate & Commercial Banking

BANK OF AMERICA, N.A., CANADA BRANCH, as Lender
By:	/s/ Julie Griffin
Name: Julie Griffin
Title: Senior Vice President

PNC BANK CANADIAN BRANCH, as Lender
By:	/s/ Nazmin Adatia
Name: Nazmin Adatia
Title: Senior Vice President

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Eddie Popp
Name: Eddie Popp
Title: Director

By:	/s/ Abigail Denyer
Name: Abigail Denyer
Title: Associate Director

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender
By:	/s/ Ben Fallico
Name: Ben Fallico
Title: Authorized Signatory

By:	/s/ Cameron Scott
Name: Cameron Scott
Title: Authorized Signatory

JPMORGAN CHASE BANK N.A., as Lender
By:	/s/ Justin Burton
Name: Justin Burton
Title: Vice President

WELLS FARGO BANK, N.A., CANADIAN BRANCH, as Lender
By:	/s/ Jeff McInenly
Name: Jeff McInenly
Title: Vice President

SCHEDULE 1
FORM OF BORROWING NOTICE

[Date]
Barclays Bank PLC, as Administrative Agent
1301 Avenue of the Americas
New York, New York 10019
Attention: Hapreet Kaur
Email: hapreet.kaur@barclayscapital.com
Phone: (212) 320 - 7741
Fax: (917) 522 – 0569
Group Email: XraUSLoanOps5@barcap.com

Ladies and Gentlemen:
The undersigned, [NAME OF APPLICABLE BORROWER], refers to the third amended and restated credit agreement dated as of [________], 2018 (as further amended, supplemented, replaced or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as initial borrowers and certain Subsidiaries of Open Text Corporation and Lenders party thereto, Barclays Bank PLC, as sole administrative agent, Barclays Bank PLC, as collateral agent and Royal Bank of Canada, as documentary credit lender, and hereby gives you notice pursuant to Section 3.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and, in that connection sets forth below the information relating to such Borrowing as required by Section 3.02 of the Credit Agreement:

(a)	The date of the Borrowing, being a Business Day, is ●.

(b)	The aggregate amount of the Borrowing is ●.

(c)	The Type of Advance requested is ● [specify Type of Advance].

(d)	The initial Interest Period applicable to the Borrowing is ●[for LIBOR Advances].
The undersigned hereby certifies and confirms that on the date of this Accommodation Notice and the date of the corresponding Accommodation, and immediately after giving effect thereto and to the application of any proceeds therefrom, (x) the representations and warranties contained in Article 6 of the Credit Agreement are true and correct in all material respects on and as of each such date, all as though made on and as of each such date, except for those changes to the representations and warranties which have been disclosed to and accepted by the Administrative Agent and the Lenders pursuant to Section 17.01 and any representation and warranty which is stated to be made as of a certain date (and then as of such date), and (y) no event or condition has occurred and is continuing, or would result from such Accommodation or giving effect to this Accommodation Notice, which constitutes a Default or an Event of Default. The undersigned further confirms and certifies to each Lender that the proceeds of the proposed Borrowing will be used solely for the purposes permitted by the Credit Agreement.
Yours truly,

[NAME OF APPLICABLE BORROWER]
Per:
Authorized Signatory

SCHEDULE 2
FORM OF INTEREST RATE ELECTION NOTICE

[Date]
Barclays Bank PLC, as Administrative Agent
1301 Avenue of the Americas
New York, New York 10019
Attention: Hapreet Kaur
Email: hapreet.kaur@barclayscapital.com
Phone: (212) 320 - 7741
Fax: (917) 522 – 0569
Group Email: XraUSLoanOps5@barcap.com

Ladies and Gentlemen:

The undersigned, [NAME OF APPLICABLE BORROWER], refers to the third amended and restated credit agreement dated as of [________], 2018 (as further amended, supplemented, replaced or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as initial borrowers and certain Subsidiaries of Open Text Corporation and Lenders party thereto, Barclays Bank PLC, as sole administrative agent, Barclays Bank PLC, as collateral agent and Royal Bank of Canada, as documentary credit lender, and hereby gives you notice pursuant to Section 3.03(3) of the Credit Agreement that the undersigned hereby elects to [change one Type of Advance to another Type of Advance or Type of Accommodation under the Credit Agreement] [continue a LIBOR Advance for an additional Interest Period], and in that connection sets forth below the information relating to such election as required by Section 3.03(3) of the Credit Agreement:

(a)	If the Type of Advance is to be changed:

(i)	the Type of Advance to be changed is ● ;

(ii)	the new Type of Advance or Type of Accommodation is ● ;

(iii)	the date of such change, being a Business Day, is ● ; and

(iv)	the initial Interest Period applicable to such Advance is ● months [if applicable].

(b)	If the Advance is a LIBOR Advance which is to continue as a LIBOR Advance for an additional Interest Period, the subsequent Interest Period applicable to such LIBOR Advance is ● months.

Yours truly,

[NAME OF APPLICABLE BORROWER]
Per:
Authorized Signatory

SCHEDULE 3

REVOLVING CREDIT COMMITMENTS/ SWING LINE LENDER’S COMMITMENT/ DOCUMENTARY CREDIT COMMITMENTS

Lender	Revolving Credit Commitment	Documentary Credit Commitment	Swing Line Lender’s Commitment
Barclays PLC	$60,000,000		$50,000,000
Morgan Stanley Bank, N.A	$50,000,000
Citibank, N.A., Canadian branch	$50,000,000
Royal Bank of Canada	$50,000,000	$35,000,000
HSBC Bank Canada	$30,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Canada Branch	$20,000,000
National Bank of Canada	$20,000,000
Export Development Canada	$14,000,000
Bank of Montreal	$50,000,000
ICICI Bank Canada	$10,000,000
Bank of America, N.A., Canada Branch	$20,000,000
PNC Bank Canadian Branch	$20,000,000
The Bank of Nova Scotia	$20,000,000
Canadian Imperial Bank of Commerce	$20,000,000
JPMorgan Chase Bank N.A.	$8,000,000
Wells Fargo Bank, N.A., Canadian Branch	$8,000,000

Total Revolving Credit Commitments	$450,000,000

SCHEDULE 4
FORM OF ISSUE NOTICE
[Date]
Royal Bank of Canada, as Sub-Collateral Agent
20 King Street West, 4th Floor
Toronto, Ontario
Attention: Moshira Abdel-Aziz

Email: moshira.abdel-aziz@rbc.com
Phone: (416) 974-6107

with a copy to:

Barclays Bank PLC, as Administrative Agent
1301 Avenue of the Americas
New York, New York 10019
Attention: Hapreet Kaur
Email: hapreet.kaur@barclayscapital.com
Phone: (212) 320 - 7741
Fax: (917) 522 – 0569
Group Email: XraUSLoanOps5@barcap.com

Ladies and Gentlemen:

The undersigned, [NAME OF APPLICABLE DOCUMENTARY CREDIT BORROWER], refers to the third amended and restated credit agreement dated as of [________], 2018 (as further amended, supplemented, replaced or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as initial borrowers and certain Subsidiaries of Open Text Corporation and Lenders party thereto, Barclays Bank PLC, as sole administrative agent, Barclays Bank PLC, as collateral agent and Royal Bank of Canada, as documentary credit lender, and hereby gives you notice pursuant to Section 4.02(1) of the Credit Agreement that the undersigned hereby requests an Issue under the Credit Agreement, and, in that connection, sets forth below the information relating to such Issue (the “Proposed Issue”) as required by Section 4.02 of the Credit Agreement:

(c)	The date of the Issue is ●, which is a Business Day.

(d)	The Type of Documentary Credit is ●.

(e)	The aggregate Face Amount of such Documentary Credit is ● [insert amount and currency].

(f)	The expiration date of such Documentary Credit is ●, which is a Business Day.

(g)	The name and address of the Beneficiary of the Documentary Credit is ●.
The undersigned hereby certifies and confirms that on the date of this Issue Notice and the date of the corresponding Accommodation, and immediately after giving effect thereto, (x) the representations and warranties contained in Article 6 of the Credit Agreement are true and correct in all material respects on and as of each such date, all as though made on and as of each such date, except for those changes to the representations and warranties which have been disclosed to and accepted by the Administrative Agent and the Lenders pursuant to Section 17.01 and any representation and warranty which is stated to be made as of a certain date (and then as of such date), and (y) no event or condition has occurred and is continuing, or would result from such Accommodation or giving effect to this Issue Notice, which constitutes a Default or an Event of Default.

The undersigned further confirms and certifies to the Documentary Credit Lender that the Documentary Credit is being issued for a purpose permitted by the Credit Agreement.

Yours truly,

[NAME OF APPLICABLE DOCUMENTARY CREDIT BORROWER]
Per:
Authorized Signatory

SCHEDULE 5
NOTICE PERIODS AND AMOUNTS

Type of Accommodation	Borrowing Notice or Issue Notice (Sections 3.02(1) and 4.02(1))	Change (Section 3.03(3))	Prepayment Section 2.07
ABR Advance	l Business Day	1 Business Day	3 Business Days
LIBOR Advance	3 Business Days	3 Business Days	3 Business Days
Documentary Credits	3 Business Days	-	-
Swing Line Advance	Same Business Day	Same Business Day	Same Business Day

In the case of change, the notice period applicable to the other Type of Accommodation or Advance into which an Accommodation is to be changed must also be observed. The day on which any notice is given is included and the day on which the specified action is to occur is excluded in calculating the notice period.

SCHEDULE 6
APPLICABLE MARGINS/UNUSED FACILITY FEE

Consolidated Net Leverage Ratio	LIBOR Advances (per annum); Documentary Credit Participation Fee	ABR Advances (per annum)	Facility Fee	Documentary Credit Fee
Greater than or equal to 1.50:1.00	1.75%	0.75%	0.30%	0.25%
Less than 1.50:1.00 and greater than or equal to 1.00:1.00	1.50%	0.50%	0.25%	0.25%
Less than 1.00:1.00	1.25%	0.25%	0.15%	0.25%

SCHEDULE 7
FORM OF COMPLIANCE CERTIFICATE
[Date]
Barclays Bank PLC, as Administrative Agent
Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019

Attention:	Christopher R. Lee, Portfolio Manager

Telephone:	(212) 526-0732

Facsimile:	(212) 220-9646
Email:    christopher.r.lee@barclays.com

Ladies and Gentlemen:

The undersigned, [NAME OF APPLICABLE BORROWER], refers to the third amended and restated credit agreement dated as of [________], 2018 (as further amended, supplemented, replaced or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as initial borrowers and certain Subsidiaries of Open Text Corporation and Lenders party thereto, Barclays Bank PLC, as sole administrative agent, Barclays Bank PLC, as collateral agent, Royal Bank of Canada, as documentary credit lender, and Barclays Capital and RBC Capital Markets, as joint lead arrangers and joint bookrunners. This Compliance Certificate is delivered pursuant to Section 7.01(1)(a)(iii) of the Credit Agreement for the Financial Quarter ending on [●] (the “Period”).
I,    , the [Chief Executive Officer], [Chief Financial Officer] [a senior officer] of Open Text Corporation, in such capacity and not personally, hereby certify that:

2.
I am the duly appointed [Chief Executive Officer] [Chief Financial Officer] of Open Text Corporation and as such I am providing this certificate for and on behalf of Open Text Corporation pursuant to the Credit Agreement.

3.	I am familiar with and have examined the provisions of the Credit Agreement.

4.
The financial statements most recently delivered pursuant to Section 7.01(l)(a)(i) or Section 7.01(l)(a)(ii), as applicable, of the Credit Agreement present fairly the financial position, results of operations and changes in financial position of the persons specified therein in accordance with GAAP (subject to normal year-end adjustments and the absence of any required notes to such financial statements).

5.	The representations and warranties contained in Section 6.01 of the Credit Agreement are true and correct in all material respects as though made on the date hereof, except for those changes to the representations and warranties which have been disclosed to and accepted by the Administrative Agent and the Lenders pursuant to Section 17.01 and any representation and warranty. which is stated to be made as of a certain date (and then as of such date).

6.	As of the date hereof, no Default or Event of Default has occurred and is continuing.

7.	As at the last day of the Period, the following ratio was as follows:

(a)	Consolidated Net Leverage Ratio (7.03(1)(a)):
Schedule A hereto sets forth details of the calculation of the above ratio.
Dated this      day of     .

(Signature)

(Name – please print)
[Title]

SCHEDULE 9
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee) (the “Assignee”). Capitalized terms used but not dermed herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Documentary Credits and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

8.	Assignor:

9.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]2]

10.	Administrative Agent: , as the administrative agent under the Credit Agreement

11.
Credit Agreement: means the third amended and restated credit agreement dated as of [________], 2018 (as further amended, supplemented, replaced or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as initial borrowers and certain Subsidiaries of Open Text Corporation and Lenders party

2 Select as applicable.

thereto, Barclays Bank PLC, as sole administrative agent, Barclays Bank PLC, as collateral agent and Royal Bank of Canada, as documentary credit lender.

12.	Assigned Interest:

Aggregate Amount of Commitment/Advances for all Lenders[3]	Amount of Commitment/Advances Assigned[4]	Percentage Assigned of Commitment / Advances[5]	CUSIP Number
$	$	%
$	$	%
$	$	%

[7. Trade Date: _____________]6
_________, 20___ [the “Effective Date”] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By: ______________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By: ______________________
Title:

3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
6 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to:

[NAME OF ADMINISTRATIVE AGENT], as

Administrative Agent
By _______________________________
Title:

Consented to:

[NAME OF APPLICABLE BORROWER]
By ________________________________
Title:

[Consented to:7]

[NAME OF DOCUMENTARY CREDIT LENDER]
By _________________________________
Title:

7 To be added only if the consent of the Documentary Credit Lender is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Credit Document.
1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01(1) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. Each Assignee under the Revolving Credit Facility certifies that it complies with Section 9.02(5) of the Credit Agreement to the extent applicable.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date, and to the Assignee for amount which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

SCHEDULE “A”

Lender	Assigned Lender’s Commitment	Assigned Accommodations Outstanding
●	$●	$●

SCHEDULE 10
DESIGNATED BORROWER REQUEST
AND ASSUMPTION AGREEMENT

[Date]
Barclays Bank PLC, as Administrative Agent
Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019

Attention:	Christopher R. Lee, Portfolio Manager

Telephone:	(212) 526-0732

Facsimile:	(212) 220-9646
Email:    christopher.r.lee@barclays.com

Ladies and Gentlemen:
Reference is made to that certain third amended and restated credit agreement dated as of [________], 2018 (as further amended, supplemented, replaced or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as initial borrowers and certain Subsidiaries of Open Text Corporation and Lenders party thereto, Barclays Bank PLC, as sole administrative agent, Barclays Bank PLC, as collateral agent, Royal Bank of Canada, as documentary credit lender, and Barclays Capital and RBC Capital Markets, as joint lead arrangers and joint bookrunners.
Please be advised that, pursuant to Section 2.03(2) of the Credit Agreement, Open Text Corporation hereby designates the undersigned Subsidiary, _________, a _____ (the “Designated Borrower”), as a “Designated Borrower” in the capacity as a Revolving Credit Borrower under and for all purposes of the Credit Agreement.
The Designated Borrower, in consideration of the agreement of each applicable Revolving Credit Lender to extend credit to it from time to time under, and on the terms and conditions set forth in, the Credit Agreement under the Revolving Credit Facility does hereby assume each of the obligations imposed upon a Designated Borrower and a Revolving Credit Borrower under the Credit Agreement and agrees to be bound by all of the terms and conditions of the Credit Agreement.
In furtherance of the foregoing, the Designated Borrower hereby represents and warrants to the Administrative Agent and each of the applicable Revolving Credit Lenders that each of the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects as of the date hereof, except for those changes to the representations and warranties which have been disclosed to and accepted by the Administrative Agent and Lenders pursuant to Section 17.01 and any representation and warranty which is stated to be made as of a certain date (and then as of such date), and that the proceeds of any Accommodation will only be used for purposes permitted under the Credit Agreement.
The Designated Borrower hereby irrevocably appoints Open Text Corporation as its authorized agent to receive and deliver notices in accordance with Section 2.03(3) of the Credit Agreement.
The Designated Borrower hereby agrees that prior to becoming entitled to utilize the Credit Facilities provided for in the Credit Agreement the Administrative Agent and the Lenders under the applicable Facility or Facilities shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including all such documents or information required to comply with the Patriot Act), in each case consistent with the documents and information required to be delivered thereunder with respect to the Borrowers on the Closing Date (but with such differences as may be appropriate in light of applicable local law), and promissory notes signed by such Designated Borrower to the extent any Lenders under the applicable Facility so require.

[Remainder of Page Intentionally Left Blank]

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT AND THE CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE IN THAT PROVINCE.

Very truly yours,
OPEN TEXT CORPORATION
By________________________
    Name:
    Title:

[THE DESIGNATED BORROWER]
By________________________

    Name:
Title:

Acknowledged and Agreed to
as of the date first above written:
Barclays Bank PLC, as Administrative Agent

By________________________
    Name:
Title:

SCHEDULE 11
DESIGNATED BORROWER NOTICE
[date]
To each of the Lenders party
to the Credit Agreement
referred to below, and
Open Text ULC
[ADDRESS]

Attn: [RESPONSIBLE OFFICER OF OPEN TEXT]
Ladies and Gentlemen:
Reference is made to that certain third amended and restated credit agreement dated as of [________], 2018 (as further amended, supplemented, replaced or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as initial borrowers and certain Subsidiaries of Open Text Corporation and Lenders party thereto, Barclays Bank PLC, as sole administrative agent, Barclays Bank PLC, as collateral agent, Royal Bank of Canada, as documentary credit lender, and Barclays Capital and RBC Capital Markets, as joint lead arrangers and joint bookrunners.
Please be advised that, pursuant to Section 2.03(2) of the Credit Agreement, Open Text Corporation hereby gives notice that as of_____________, 20__, the [Applicant Borrower] shall constitute a Designated Borrower for purposes of the Credit Agreement under the Revolving Credit Facility.
Very truly yours,
Barclays Bank PLC, as Administrative Agent
By ______________________________
Name:
Title:

SCHEDULE 12
DESIGNATED BORROWERS

Open Text ULC
Open Text Corporation
Open Text Holdings, Inc.

SCHEDULE A
Jurisdiction of Incorporation; Equity Securities; Locations; Etc.

1.	Jurisdictions of Incorporation, Etc.

Borrowers:	Jurisdiction
Open Text ULC	Nova Scotia, Canada
Open Text Holdings Inc.	Delaware, USA
Open Text Corporation	Canada

Guarantors:
Open Text SA ULC	Nova Scotia, Canada
Open Text GXS ULC	Nova Scotia, Canada
Open Text Canada Ltd.	Canada
Vignette Partnership, LP	Delaware, USA
Open Text Inc.	Delaware, USA
EasyLink Services International Corporation	Delaware, USA
EasyLink Services USA, Inc.	Delaware, USA
Xpedite Systems, LLC	Delaware, USA
GXS Inc.	Delaware, USA
GXS International, Inc.	Delaware, USA

Subsidiaries:
GXS (ANZ) Pty Limited	Australia
Open Text Pty Limited	Australia
Xpedite Systems Pty Limited	Australia
Open Text Software Austria GmbH	Austria
GXS S.A.	Belgium
Open Text BeLux Branch - Belgian Branch of Open Text Coöperatief U.A.	Belgium
EasyLink Do Brasil Comunicacoes Ltda.	Brazil
Open Text Brasil Comercio De Software Ltda.	Brazil
Open Text Technologia Da Informacao (Brasil) Ltda.	Brazil
8493642 Canada Inc.	Canada
GXS Canada Inc.	Canada
Open Text Canada Ltd.	Canada
Open Text Corporation	Canada
Actuate Cayman Ltd.	Cayman Islands
Cordys (Beijing) Co., Ltd.	China
GXS (Shanghai) Software Development Limited	China
Open Text Software Technology (Shanghai) Co., Limited	China
Open Text Software Technology (Shanghai) Co., Ltd. - Beijing Branch	China

Open Text Software Technology (Shanghai) Co., Ltd - Guangzhou Branch	China
Stover Limited	Cyprus
Open Text s.r.o.	Czech Republic
Actuate Corporation	Delaware, USA
Actuate International Corporation	Delaware, USA
Actuate International Holding Company	Delaware, USA
Antelope Holding Inc.	Delaware, USA
ANX Holdings, Inc.	Delaware, USA
ANXe Business LLC	Delaware, USA
Covisint Corporation	Delaware, USA
Easylink Services International Corporation	Delaware, USA
EasyLink Services USA, Inc. Guidance Software Inc.	Delaware, USA Delaware, USA
GXS International, Inc.	Delaware, USA
GXS, Inc.	Delaware, USA
Hightail, Inc.	Delaware, Inc.
Open Text Holdings, Inc.	Delaware, USA
Open Text Inc.	Delaware, USA
Vignette Partnership, LP	Delaware, USA
Xpedite Systems, LLC	Delaware, USA
Open Text A/S	Denmark
Open Text Egypt LLC	Egypt
Acquisition U.K. Limited	England & Wales
EasyLink Services International Limited	England & Wales
GXS Limited	England & Wales
GXS UK Holding Limited	England & Wales
ICCM Professional Services Limited	England & Wales
Metastorm Limited	England & Wales
Metastorm UK Limited	England & Wales
Open Text UK Limited	England & Wales
Resonate KT Limited	England & Wales
Sysgenics Limited	England & Wales
Xpedite Systems (UK) Limited	England & Wales
Actuate UK Limited	England & Wales
Open Text OY	Finland
Actuate International Corporation French Branch	France
EasyLink Services (France) S.A.R.L.	France
GXS SAS	France
Open Text SARL	France
Xpedite Systems Participations S.A.R.L.	France
Xpedite Systems SA	France
Actuate (Deutschland) GmbH	Germany
Covisint GmbH	Germany
GXS GmbH	Germany
Legodo AG	Germany

Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Recommind GmbH	Germany
Xpedite Systems GmbH	Germany
Global 360 China Limited	Hong Kong
GXS (HK) Limited	Hong Kong
GXS International, Inc - Hong Kong Branch	Hong Kong
Open Text (Hong Kong) Limited	Hong Kong
EasyLink Services Corporation India Private Limited	India
GXS India Technology Centre Private Limited	India
Open Text Corporation India Private Limited	India
Open Text Technologies India Private Limited	India
Vignette India Private Limited	India
Open Text Ireland Limited	Ireland
GXS S.p.A	Italy
Open Text S.r.l.	Italy
Open Text K.K.	Japan
B2B Commerce (M) SDN. BHD.	Malaysia
Open Text Software Technology (Malaysia) Sdn	Malaysia
The EasyLink Services Corporation SDN. BHD.	Malaysia
GXS de Mexico, S. de R.L. de C.V.	Mexico
Open Text, S. de R.L. de C.V.	Mexico
GXS B.V.	Netherlands
GXS International, Inc - Netherlands Branch	Netherlands
Open Text Coöperatief U.A.	Netherlands
Open Text New Zealand Limited	New Zealand
3304709 Nova Scotia Limited	Nova Scotia, Canada
Actuate Canada Corporation	Nova Scotia, Canada
Open Text GXS ULC	Nova Scotia, Canada
Open Text ULC	Nova Scotia, Canada
Open Text SA ULC	Nova Scotia, Canada
Open Text (Philippines), Inc.	Philippines
Open Text Sp.z.o.o.	Poland
Open Text Software S.L. - Sucursal em Portugal	Portugal
Nstein Technologies Inc.	Quebec, Canada
GXS Inc.	Republic of Korea
Open Text LLC	Russian Federation
EC1 Pte Ltd	Singapore
Open Text (Asia) Pte Limited	Singapore
SCS Computer Systems Pte. Limited	Singapore
Open Text South Africa (Pty) Limited	South Africa
Actuate Spain S.L	Spain
Open Text Software S.L.	Spain
Xpedite Systems Spain, SA	Spain
Addoro AB	Sweden

Open Text AB	Sweden
Actuate International Sarl	Switzerland
GXS AG	Switzerland
Open Text AG	Switzerland
GXS Ltd	Thailand
Open Text Middle East - Branch of Open Text Inc in the United Arab Emirates	United Arab Emirates
Open Text Public Sector Solutions, Inc.	Virginia, United States

See also Schedule F for full Open Text organization charts.

2.	Current Canadian Chief Executive Office and Principal Place of Business and Domicile
Open Text Corporation; Open Text Canada Ltd.
275 Frank Tompa Drive
Waterloo, Ontario
N2L 0A1

Open Text ULC; Open Text SA ULC; Open Text GXS ULC
275 Frank Tompa Drive
Waterloo, Ontario
N2L 0A1
1959 Upper Water Street
Suite 900
Halifax, Nova Scotia
B3J 3N2

Open Text Holdings Inc.; Vignette Partnership, LP; Open Text Inc.; Easylink Services International Corporation; EasyLink Services USA, Inc.; Xpedite Systems, LLC; GXS, Inc.; GXS International, Inc. - Located outside of Canada

3.	Canadian Warehouses and Premises of Assets and Collateral
38 Leek Crescent
Richmond Hill, Ontario
L4B 4N8

10 Rideau Street
Ottawa, Ontario
K1N 9J1

2680 Skymark Avenue, Suite 500

Mississauga, Ontario
L4W 5L6

See also Schedule C referenced herein.

4.	Locations of Duplicate Copies of Records re: Collateral Records kept in Quebec
Not Applicable

5.	Securities and Instruments

Securities owned by Guarantors:

See Schedule L.

SCHEDULE B
Litigation

The United States Internal Revenue Service is examining certain of Open Text’s tax returns for fiscal year 2010 through fiscal year 2012, and in connection with those examinations is reviewing Open Text’s internal reorganization in fiscal year 2010 to consolidate certain intellectual property ownership in Luxembourg and Canada and Open Text’s integration of certain acquisitions into the resulting structure. These examinations may lead to proposed adjustments to Open Text’s taxes, which may be material, individually or in the aggregate.

SCHEDULE C
Location of Business

Places of Business / Locations of Material Tangible Personal Property of Loan Parties

Toronto, Ontario	105 Adelaide St. West, Suite 1200, Toronto, Ontario Canada M5H 1P9
Waterloo, Ontario	275 Frank Tompa Drive, Waterloo, Ontario N2L 0A1
Brook Park, OH	5347 West 161st Street, Brook Park, OH 44142
Richmond Hill, Ontario	38 Leek Crescent, Richmond Hill, Ontario L4B 4N8
Tinton Falls, NJ	100 Tormee Drive, Tinton Falls, NJ 07712
Gaithersburg, MD	9711 Washingtonian Blvd., Ste. 700, Gaithersburg, MD 20878
Makati City, Philippines	Tower 2, RCBC Plaza 6819 Ayala Avenue corner Sen. Gil Puyat Avenue 1200 Makati City
Bellevue, WA	301, 116th Avenue SE, Suite 500, Bellevue, WA 98004
Alpharetta, GA	11720 AmberPark Drive Suite 200 Alpharetta, GA 30009
Amstelveen, NL	Prof. E. M. Meijerslaan 1, 1183 AV, Amstelveen
Ottawa, Ontario	10 Rideau Street, Ottawa, Ontario K1N 9J1
Austin, TX	Four Barton Skyway, 1301 S Mopac Expressway, Ste 100, Austin, TX 78746
Putten, Netherlands	Vanenburgerallee 3 and 4, 3882 RH - Putten
Bangalore, IN	No.2, Prestige Emerald, 2nd Floor, Madras Bank Road, Lavelle Road Junction, Bangalore 560 001
Konstanz, DE	Max-Stromeyer-Strasse 116, 78467 Konstanz

Dallas, TX	One Lincoln Centre, 5400 LBJ Freeway, Suite 300 Dallas, TX 75240
Tucson, AZ	155 North Rosemont Blvd, 1st floor, Tucson, Arizona 85711

Additional locations of material tangible personal property by non-Loan Parties:
Technopark2
Werner-von-Siemens- Ring 20, D-85630
Grasbrunn, Germany

Thames Valley Park
420 Thames Valley Park Drive
Reading, UK
RG6 1PU

Unit No. 301, 3rd Floor, Building No. 14 & Unit 4, 9th Floor
Building No. 20
MindSpace IT Park, Hi-Tec City, Madhapur
Hyderabad AP 500 081 India

SCHEDULE D
Trademarks / Patents, Etc.
Nil.

SCHEDULE E
Owned Real Property

•	275 Frank Tompa Drive
Waterloo, Ontario
N2L 0A1

Note:    Building on this location is owned. However, land that building is situated on is leased.

•	5347 West 161st Street
Brook Park, OH
44142

SCHEDULE F(i)
Subsidiaries

See attached.

SCHEDULE F(ii)
Subsidiaries

See attached.

SCHEDULE G
Material Permits

Nil.

SCHEDULE H
Material Agreements

Nil.

SCHEDULE I
Environmental Matters
Nil.

SCHEDULE J
Exempt Immaterial Subsidiaries

Business Entity	Jurisdiction
8493642 Canada Inc.	Canada
Acquisition U.K. Limited	England & Wales
Cordys (Beijing) Co. Ltd.	China
Cordys Information Systems B.V. - China Representation Office	China – Branch Office
Easylink Do Brasil Comunicacoes Ltda	Brazil
Easylink Services (France) S.A.R.L.	France
Easylink Services Corporation India Private Limited	India
Easylink Services International Limited	England & Wales
EC1 Pte. Ltd.	Singapore
Global 360 China Limited	Hong Kong
GXS (ANZ) Pty Ltd.	Australia
GXS (HK) Limited	Hong Kong
GXS (Shanghai) Software Development Limited	China
GXS AG	Switzerland
GXS B.V.	Netherlands
GXS Canada, Inc.	Canada
GXS de Mexico S. de R.L. de C.V.	Mexico
GXS GmbH	Germany
GXS Inc.	South Korea
GXS India Technology Centre Private Limited	India
GXS International, Inc. – HONG KONG BRANCH	Delaware
GXS International, Inc. – NETHERLANDS BRANCH	Delaware
GXS Limited	England & Wales
GXS Ltd.	Thailand
GXS S.A.	Belgium
GXS S.A.S.	France

GXS S.p.A.	Italy
Open Text Technologia Da Informacao (Brasil) Ltda.	Brazil
GXS UK Holding Limited	England & Wales
Harbinger de Mexico S. de R.L. de C.V.	Mexico
ICCM Professional Services Ltd.	England & Wales
Metastorm Limited	England & Wales
Metastorm UK Limited	England & Wales
Nstein Technologies Inc.	Quebec
Open Text (Asia) Pte Limited	Singapore
Open Text (Hong Kong) Limited	Hong Kong
Open Text A/S	Denmark
Open Text AB	Sweden
Open Text AG	Switzerland
Open Text Brasil Comercio De Software LTDA	Brazil
Open Text Coöperatief U.A. – BELGIUM Branch	Belgium
Open Text Corporation India Private Limited	India
Open Text Document Technologies GmbH	Germany
Open Text Ireland Limited	Ireland
Open Text K.K.	Japan
Open Text LLC	Russian Federation
Open Text Middle East (Open Text Inc. - United Arab Emirates Branch)	United Arab Emirates
Open Text New Zealand Limited	New Zealand
Open Text OY	Finland
Open Text Pty Limited	Australia
Open Text Public Sector Solutions, Inc	Virginia
Open Text S.r.l.	Italy
Open Text s.r.o.	Czech Republic
Open Text SARL	France
Open Text Software Austria GmbH	Austria
Open Text Software S.L.U.	Spain

Open Text Software S.L.U. - Portugal Branch	Portugal
Open Text Software Technology (Shanghai) Co., Limited	China
Open Text Software Technology (Shanghai) Co., Limited – BEIJING BRANCH	China
Open Text South Africa Pty Limited	South Africa
Open Text Sp.z.o.o.	Poland
Open Text Technologies India Private Limited	India
Open Text Venture Capital Investment Limited Partnership	Ontario
Open Text, S. de R.L. de C.V.	Mexico
Resonate KT Ltd.	England & Wales
The Easylink Services Corporation SDN. BHD.	Malaysia
Vignette India Private Limited	India
Xpedite Systems (UK) Limited	England & Wales
Xpedite Systems GmbH	Germany
Xpedite Systems Participations SARL	France
Xpedite Systems Pty Limited	Australia
Xpedite Systems SA	France
Xpedite Systems Spain, SA	Spain

SCHEDULE K
Existing Debt / Liens / Restrictions
Existing Debt

1.	Debt under the Term B Credit Agreement

2.
Up to US$15,000,000 (or the equivalent thereof in other currencies) under the Facility Letter Agreement dated December 17, 2015 between Open Text and HSBC Bank Canada and Master Indemnity and Reimbursement Agreement for Letters of Credit dated as of December 17, 2015 between Open Text and HSBC Bank Canada and Security Agreement dated as of December 17, 2015 between Open Text and HSBC Bank Canada, each as amended, supplemented, restated or modified from time to time (collectively, the “HSBC LC Facility”)

3.
Up to US$15,000,000 (or the equivalent thereof in other currencies) under the Continuing Agreement for Standby Letters of Credit dated as of December 7, 2015 and Schedule 1 attached thereto between Open Text and Citibank N.A., Canadian Branch and Security Agreement dated as of December 7, 2015 between Open Text and Citibank N.A., Canadian Branch, each as amended, supplemented, restated or modified from time to time (collectively, the “Citi LC Facility”)

Existing Encumbrances

1.	Encumbrances securing Debt under the Term B Credit Agreement

2.	Encumbrances securing Debt under the HSBC LC Facility

3.	Encumbrances securing Debt under the Citi LC Facility

Existing Restrictions

1.
EC1 Pte Ltd: Shareholders Agreement for Commerce Network Singapore Pte Ltd by and among GEIS International, Inc., ST Computer Systems & Services Ltd, and Commerce Network Singapore Ltd., dated September 29, 1998 (Restrictions on EC1 Pte. Ltd. (Singapore) to pay dividends, enter certain transactions with affiliates or take certain other actions without approval of minority shareholder)

2.
GXS Ltd. (Korea): Stock Purchase Agreement, dated as of December 12, 1997, by and between the Digital Management Inc. Shareholders and GE Information Services, Inc. (Restrictions on GXS Inc. (Korea) to pay dividends, enter certain transactions with affiliates or take certain other actions without approval of minority shareholder)

3.	The Term B Credit Agreement and the credit documents relating thereto

Open Text Intercompany Loans:

Borrower	Lender	Amt (USD)
Actuate (Deutschland) GmbH	Actuate International Sarl	396,918
Actuate Cayman Ltd.	Actuate Corporation	2,768,731
Actuate Cayman Ltd.	Actuate International Sarl	9,477,941
Actuate International Corporation	Actuate Corporation	9,629,649

Actuate International Corporation France Branch	Actuate International Sarl	453,620
Actuate Spain S.L.	Actuate International Sarl	1,834,785
Actuate UK Limited	Actuate International Sarl	1,011,128
Antelope Holding Inc.	Open Text Corporation	72,481,184
EasyLink Services (France) S.A.R.L.	Xpedite Systems, LLC	1,353,833
EasyLink Services International Corporation	Vignette Partnership, LP	48,349,014
Open Text (Asia) Pte Limited	Open Text Corporation	708,637
Open Text (Hong Kong) Limited	Global 360 China Limited	472,645
Open Text (Hong Kong) Limited	Open Text Inc.	1,675,894
Open Text Coöperatief U.A.	Open Text Software GmbH	12,403,500
Open Text Corporation	3304709 Nova Scotia Limited	103,000,000
Open Text Corporation	Actuate Corporation	57,000,000
Open Text Corporation	EasyLink Services International Corporation	123,000,000
Open Text Corporation	Guidance software, Inc.	8,000,000
Open Text Corporation	Nstein Technologies Inc.	3,033,903
Open Text Corporation	Open Text AG	13,123,649
Open Text Corporation	Open Text Holdings, Inc.	27,000,000
Open Text Corporation	Open Text SA ULC	323,346,806
Open Text Corporation	Open Text ULC	4,000,000
Open Text Holdings, Inc.	Open Text Corporation	31,093,840
Open Text Inc.	Open Text Corporation	529,265
Open Text Inc.	Open Text SA ULC	23,126,195
Open Text K.K.	Xpedite Inc.	3,781,800
Open Text LLC	Open Text Coöperatief U.A.	10,173,280
Open Text SA ULC	Open Text A/S	6,302,787
Open Text SA ULC	Open Text AB	4,562,952
Open Text SARL	Xpedite Systems SA	8,062,275
Open Text Software GmbH	Legodo AG	3,721,050
Open Text Software GmbH	Open Text Document Technologies GmbH	28,528,050
Open Text Software GmbH	Open Text SARL	5,107,542
Open Text Software GmbH	Open Text Software Austria GmbH	9,922,800
Open Text Software S.L.	Open Text Coöperatief U.A.	4,303,195
Open Text Software S.L.	Open Text SA ULC	6,241,352
Open Text UK Limited	EasyLink Services International Limited	7,644,834
Open Text UK Limited	ICCM Professional Services Limited	9,612,671
Open Text UK Limited	Recommind Limited	6,653,837
Open Text UK Limited	Resonate KT Limited	3,834,613
Open Text UK Limited	Sysgenics Limited	2,265,136
Open Text UK Limited	Xpedite Systems (UK) Limited	7,078,550
Open Text ULC	Open Text Corporation	359,392,362
Open Text, S. de R.L. de C.V.	Open Text Corporation	799,377
Rocket Holdco, Inc.	Covisint Corporation (US)	15,000,000
Rocket Holdco, Inc.	Open Text Corporation	99,590,830
Xpedite Systems Participations S.A.R.L.	EasyLink Services (France) S.A.R.L.	5,705,610
Xpedite Systems Participations S.A.R.L.	Open Text Coöperatief U.A.	13,666,083
Xpedite Systems SA	Xpedite Systems Spain SA	3,224,910

GXS intercompany loans:

Borrower	Lender	Amt (USD)
Cypress Merger Sub, Inc.	Open Text GXS ULC	54,000,000
Open Text Inc.	GXS, Inc.	27,000,000
Open Text K.K.	GXS Co., Ltd	2,664,079
Open Text Pty Limited	GXS (ANZ) Pty Limited	3,071,600
Open Text UK Limited	GXS Limited	6,795,408
GXS Tecnologia da Informaco (Brasil) Ltda	Open Text Technologia Da Informacao (Brasil) Ltda.	1,952,275
GXS, Inc.	Open Text Corporation	20,840,000
Acquisition U.K. Limited	GXS International Branch	33,919,678
Acquisition U.K. Limited	GXS Limited	6,298,052
GXS (HK) Limited	EC1 Pte Ltd	1,222,032
GXS Co., Ltd	GXS, Inc.	5,235,481
GXS Tecnologia da Informaco (Brasil) Ltda	GXS, Inc.	3,650,000
GXS, Inc.	GXS (ANZ) Pty Limited	5,427,214
GXS, Inc.	GXS GmbH	4,642,048
GXS, Inc.	GXS International Branch	141,193,706
GXS, Inc.	GXS International, Inc - Netherlands Branch	83,389,418
GXS, Inc.	GXS Limited	3,844,182
GXS, Inc.	GXS SAS	3,188,529
GXS, Inc.	GXS Tecnologia da Informaco (Brasil) Ltda	2,319,524

	IC Loan Total:	1,915,100,258

Interco Revolver
Borrower	Lender	Amt (USD)
Open Text Corporation	Open Text SA ULC	244,000,000

SCHEDULE L

A)	Open Text Corporation - Intercompany Securities

Loan Party		Securities	% of Issued and Outstanding Securities	% of interest PLEDGED
OPEN TEXT CORPORATION
1.	Open Text (Hong Kong) Limited (Hong Kong)	Securities: 2 Ordinary Shares	100%	100%
2.	8493642 Canada Inc. (Canada)	Securities: 1 Common Share	100%	100%
3.	Nstein Technologies Inc. (Quebec, Canada)	Securities: 1,101 Common Shares	100%	100%
4.	Open Text (Asia) Pte. Ltd. (Singapore)	Securities: 12,850,000 Ordinary Shares	100%	100%
5.	Open Text K.K. (Japan)	Securities: 400 Common Shares	100%	100%
6.	Open Text Pty Ltd. (Australia)	Securities: 100 Ordinary Shares	100%	100%
7.	Open Text Holdings, Inc. (Delaware, USA)	Securities: 1,000 Common Shares	100%	100%
8.	Open Text Brasil Comerico de Software Ltda. (Brazil)	Securities: 984,150 Quota	99%	All
9.	Vignette Partnership, LP (Delaware, USA)	Securities: Limited Partner Units	92.41%	All
10.	Open Text Coöperatief U.A. (Netherlands)	Securities: 99 Membership Rights	99%	All

Loan Party		Securities	% of Issued and Outstanding Securities	% of interest PLEDGED
11.	Open Text Canada Ltd. (Canada)	Securities: 2,027 Common Shares	89.69%	All
12.	Easylink Services Corporation India Private Limited (India)	Securities: 9,999 Common Shares	99.99%	All
13.	Open Text Technologies India Private Limited (India)	Securities: 9,999 Ordinary Shares	99.99%	All
14.	Open Text Corporation India Private Limited (India)	Securities: 30,735 Common Shares	99.9967%	All
15.	Vignette India Pvt Ltd. (India)	Securities: 1,664,600 Common Shares	99.9999%	All
16.	Open Text S. de R.L. de C.V. (Mexico)	Securities: 9,900,000 Class I Equity Parts	99%	All
17.	Open Text Venture Capital Investment Limited Partnership (Ontario, Canada)	Securities: 12,750,001 Limited Partner Units	100%	All
18.	GXS, Inc. (Delaware, USA)	Securities: 875 Class A Common Stock;	100%	All
19.	Actuate Corporation (Delaware, USA)	Securities: 1,000 Common Stock	100%	All
20.	Open Text GXS ULC	Securities: 100 Common Shares	100%	All

Loan Party	Securities		% of Issued and Outstanding Securities	% of interest PLEDGED
EASYLINK SERVICES USA, INC.
	Nil.
VIGNETTE PARTNERSHIP, LP
1.	EasyLink Services International Corporation (Delaware, USA)	Securities: 100 Common Stock	100%	All
2.	Open Text ULC (Nova Scotia, Canada)	Securities: 9,238 Common Shares	100%	All
OPEN TEXT INC.
1.	Open Text Middle East – DUBAI, UAE Branch of Open Text Inc.	Securities: No Securities	N/A	N/A
OPEN TEXT ULC (Nova Scotia)
1.	Open Text SA ULC	Securities: 4,573,693,880 Common Shares	96%	All
2.	Sysgenics Ltd. (United Kingdom)	Securities: 115,284,854.0000 Common Shares	100%	All
3.	ICCM Professional Services Ltd. (United Kingdom)	Securities: 44,124,375.0000 Common Shares	100%	All
OPEN TEXT HOLDINGS, INC.
1.	Open Text Inc. (Delaware, USA)	Securities: 1,121 Common Stock	100%	All
2.	Open Text Public Sector Solutions, Inc. (Virginia, USA)	Securities: 1,000 Common Stock	100%	All

Loan Party	Securities		% of Issued and Outstanding Securities	% of interest PLEDGED
EASYLINK SERVICES INTERNATIONAL CORPORATION
1.	EasyLink Services USA, Inc. (Delaware, USA)	Securities: 1 Common Stock	100%	All
2.	Xpedite Systems LLC (Delaware, USA)	Securities: 100 Units	100%	All
OPEN TEXT CANADA LTD.
1.	Vignette Partnership, LP (Delaware, USA)	Securities 1,858,666,637 General Partnership Units	7.59%	All
2.	Open Text Coöperatief U.A. (Netherlands)	Securities: 100 Membership Rights	100%	All
3.	Easylink Services Corporation India Private Limited (India)	Securities: 10,000 Common Share	0.01%	All
4.	Open Text Technologies India Private Limited (India)	Securities: 10,000 Ordinary Shares	0.01%	All
5.	Open Text Corporation India Private Limited (India)	Securities: 30,736 Common Shares	0.0033%	All
6.	Open Text S. de R.L. de C.V. (Mexico)	Securities: 100,000 Class II Equity Parts	1%	All
7.	EasyLink Do Brasil Communicacoes Ltda. (Brazil)	Securities: 500,000Common Shares	0.2%	All

Loan Party		Securities	% of Issued and Outstanding Securities	% of interest PLEDGED
8.	Open Text Brasil Comerico de Software Ltda. (Brazil)	Securities: 1 Quota	0.0001%	All
XPEDITE SYSTEMS, LLC
1.	NIL
GXS, INC.
1. GXS International, Inc.		Securities: 100 shares Common stock	100%	All
2. GXS S.A.		Securities: All	100%	None
3. GXS SpA		Securities: All	100%	None
4. Harbinger de Mexico, S. de C.V. de R.L. (dormant)		Securities: All	100%	None
5. GXS AG		Securities: All	100%	None
6. Open Text Tecnologia da Informaco (Brasil) Ltda		Securities: 99.9%	99.9%	85%
7. GXS SAS		Securities: 99.9% Shares	99.9%%	None
8. GXS Inc. (Korea)		Securities: 85% Common shares	85%	None
9. GXS de Mexico S de R.L. de C.V.		Securities: 3,000 Equity Parts	99%	None
10. GXS Ltd. (Thailand)		Securities: 191,302 Shares	99.99%	None
11. GXS India Technology Centre Private Limited		Securities: 1,000,000	0.01%%	None

Loan Party	Securities	% of Issued and Outstanding Securities	% of interest PLEDGED
GXS INTERNATIONAL, INC.
1. GXS (ANZ) Pty Limited	Securities: 9,000,000 Shares	100%	None
2. GXS GmbH	Securities: All	100%	100%
3. GXS (HK) Limited	Securities: 3,864,902 shares	100%	None
4. GXS B.V.	Securities: All	100%	None
5. GXS UK Holding Limited	Securities: All	100%	None
6. GXS India Technology Centre Private Limited	Securities: 999,999 Shares	99.99%	None
7. GXS de Mexico S de R.L. de C.V.	Securities: 3000 Equity Parts	100%	None
8. Open Text (Philippines), Inc.	Securities: 99.88%	99.88%	None
9. EC1 Pte Ltd	Securities: 81 Ordinary Shares	81%	None
10. Open Text Tecnologia da Informaco (Brasil) Ltda	Securities: 1 quota	0.01%	None
OPEN TEXT SA ULC (Nova Scotia)
1. NIL
OPEN TEXT GXS ULC
1. GXS Canada Ltd.	Securities: 22,100 Common Shares	100%	None